      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998


                                                      REGISTRATION NO. 333-46537

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                             SCHOOL SPECIALTY, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  5112                                 52-2080520
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                            ------------------------

                           1000 NORTH BLUEMOUND DRIVE
                           APPLETON, WISCONSIN 54914
                                 (920) 734-2756
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               DANIEL P. SPALDING
                            CHIEF EXECUTIVE OFFICER
                             SCHOOL SPECIALTY, INC.
                           1000 NORTH BLUEMOUND DRIVE
                           APPLETON, WISCONSIN 54914
                                 (920) 734-2756
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------


                                WITH A COPY TO:
                             GEORGE P. STAMAS, ESQ.
                           WILMER, CUTLER & PICKERING
                              2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                          TELEPHONE NO: (202) 663-6000
                          FACSIMILE NO: (202) 663-6363

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as possible after the effective date of this Registration Statement.


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. / /



    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. / /



    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE


                                                               PROPOSED
                                                               MAXIMUM             PROPOSED           AMOUNT OF
                                         AMOUNT TO BE       OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED          PER SHARE         OFFERING PRICE           (2)
Common Stock, par value $.001 per
  share, to be distributed to
  holders of U.S. Office Products
  Company common stock..............    100,000,000(1)          $.331            $33,109,000            $9,768


(1) Approximate number of shares of School Specialty, Inc. common stock expected to be distributed based upon an assumed distribution ratio of one share of School Specialty, Inc. common stock for every one share of U.S. Office Products Company common stock held by each stockholder of U.S. Office Products Company on the record date for the distribution. The actual distribution ratio will be determined prior to effectiveness of this Registration Statement, and is expected to be less than one share of School Specialty, Inc. common stock for every one share of U.S. Office Products Company common stock.


(2) The Company has previously paid the Securities and Exchange Commission the registration fee.

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 6, 1998


INFORMATION STATEMENT/PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE DISTRIBUTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS INFORMATION STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

[LOGO]             SCHOOL SPECIALTY, INC.


             DISTRIBUTION OF UP TO       SHARES OF COMMON STOCK OF
     SCHOOL SPECIALTY, INC. TO STOCKHOLDERS OF U.S. OFFICE PRODUCTS COMPANY


    This Information Statement/Prospectus is being furnished by U.S. Office Products Company ("U.S. Office Products") in connection with the distribution to its stockholders of the stock of School Specialty, Inc. ("School Specialty"). School Specialty is a Delaware corporation formed by U.S. Office Products that will own substantially all the assets of, and will be responsible for substantially all the liabilities associated with, U.S. Office Products' Educational Supplies and Products Division. Pursuant to this distribution (the "School Specialty Distribution"), all of the issued and outstanding shares of the common stock, $.001 par value per share, of School Specialty (the "School Specialty Common Stock") will be distributed to holders of record as of the
close of business on       , 1998 (the "Record Date") of the common stock, par
value $.001 per share, of U.S. Office Products ("U.S. Office Products Common Stock"). The Company currently estimates that each such holder will receive one
share of School Specialty Common Stock for every          shares of U.S. Office
Products Common Stock held on the Record Date (the "Distribution Ratio"). Fractional shares will be aggregated into whole shares of School Specialty Common Stock and sold on the open market by the Distribution Agent (as defined herein). The proceeds of such sales will be distributed to holders who otherwise would be entitled to receive fractional shares. See "The School Specialty Distribution-- General."



    Holders of U.S. Office Products Common Stock will not be required to pay any consideration for the shares of School Specialty Common Stock they receive in the Distribution. There is no current public trading market for School Specialty Common Stock. School Specialty has applied for quotation of the shares of School Specialty Common Stock on the Nasdaq National Market under the symbol ABCZ.



    The School Specialty Distribution is an element of a comprehensive restructuring plan (the "Strategic Restructuring Plan") approved by the Board of Directors of U.S. Office Products. The principal elements of the Strategic Restructuring Plan are (1) a self-tender offer by U.S. Office Products (the "Tender Offer") to purchase 37,037,037 shares of U.S. Office Products Common Stock (including shares that may be issued on exercise of vested and unvested options for U.S. Office Products Common Stock) at $27.00 per share (or, in the case of stock options, at $27.00 minus the exercise price of the options) and the incurrence of debt to pay a portion of the purchase price in the Tender Offer; (2) after acceptance of shares in the Tender Offer, the pro rata distribution to U.S. Office Products stockholders of shares of four companies that will conduct U.S. Office Products' current print management, technology solutions, educational supplies and corporate travel services businesses (the "Distributions"); and (3) the sale to an affiliate ("CD&R") of Clayton, Dubilier & Rice, Inc. of equity interests in U.S. Office Products (the "Equity Investment") following acceptance of shares in the Tender Offer and the Record Date for the Distributions. In addition to this Information Statement/Prospectus, U.S. Office Products is distributing a Tender Offer Statement regarding the Tender Offer and a Proxy Statement regarding stockholder approval of the issuance of securities in the Equity Investment. See "Additional Information."



    All holders of U.S. Office Products Common Stock, including the executive officers and directors of the Company, have the right to participate in the Tender Offer. The Company has been advised that all of the executive officers and directors who hold shares (or options to purchase shares) of U.S. Office Products Common Stock, except for Donald Ray Pate, Jr., intend to tender shares and options in the Tender Offer. See "Management of School Specialty."



    IN REVIEWING THIS INFORMATION STATEMENT/PROSPECTUS, STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9.



    THIS INFORMATION STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS ABOUT BUSINESS STRATEGIES, MARKET POTENTIAL, FUTURE FINANCIAL PERFORMANCE, AND OTHER MATTERS. IN ADDITION, WHEN USED IN THIS INFORMATION STATEMENT/ PROSPECTUS, THE WORDS "INTENDS TO," "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE MANY RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS, INCLUDING, WITHOUT LIMITATION, THOSE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9.

                           --------------------------


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
        IF THIS INFORMATION STATEMENT/PROSPECTUS IS TRUTHFUL OR
                COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                          A CRIMINAL OFFENSE.


                           --------------------------

    THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
                           --------------------------

     THE DATE OF THIS INFORMATION STATEMENT/PROSPECTUS IS           , 1998

                             ADDITIONAL INFORMATION

    School Specialty has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (including exhibits, schedules, and amendments thereto, the "School Specialty Form S-1") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to School Specialty Common Stock. This Information Statement/Prospectus, while forming a part of the School Specialty Form S-1, does not contain all of the information set forth in the School Specialty Form S-1. Reference is hereby made to the School Specialty Form S-1 for further information with respect to School Specialty and the securities to be distributed to the U.S. Office Products stockholders in the School Specialty Distribution. Statements contained herein concerning the provisions of documents filed as exhibits to the School Specialty Form S-1 are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

    The School Specialty Form S-1 is available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the SEC at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or on the Internet at http://www.sec.gov.

    Following the School Specialty Distribution, School Specialty will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements and other information with the SEC that will be available for inspection and copying at the SEC's public reference facilities referred to above. Copies of such material can be obtained by mail at prescribed rates by writing to the Public Reference Branch of the SEC at the address referred to above.


    Additional information regarding the Strategic Restructuring Plan and School Specialty may be found in reports, proxy statements and other information filed by U.S. Office Products with the SEC, including U.S. Office Products Tender Offer Statement on Schedule 13E-4 filed on May 1, 1998 and U.S. Office Products Proxy Statement filed on May 1, 1998.


    School Specialty intends to furnish its stockholders annual reports containing financial statements audited by its independent auditor. School Specialty does not intend to furnish its stockholders quarterly reports.

    Questions concerning the School Specialty Distribution should be directed to Mark D. Director, Chief Administrative Officer, Secretary and General Counsel of U.S. Office Products, or Donald H. Platt, Senior Vice President, Chief Financial Officer and Treasurer of U.S. Office Products, at 1025 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 339-6700. After the School Specialty Distribution, holders of School Specialty Common Stock having inquiries related to their investment in School Specialty should contact Daniel
P. Spalding, Chief Executive Officer, at 1000 North Bluemound Drive, P.O. Box 1579, Appleton, Wisconsin 54914, telephone (920) 734-2756.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION
STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.
                            ------------------------

    Until            , 1998, the expiration of the twenty-fifth calendar day
following the School Specialty Distribution, all dealers effecting transactions in registered securities, whether or not participating in this distribution, may be required to deliver an Information Statement/Prospectus.
                            ------------------------


    Childcraft Education Corp.-Registered Trademark- is a trademark of Childcraft Education Corp. School Specialty-Registered Trademark- and Education Access-Registered Trademark- are trademarks of School Specialty. Gresswell is a common law trademark of School Specialty.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           1

RISK FACTORS...............................................................................................           9

THE SCHOOL SPECIALTY DISTRIBUTION..........................................................................          17

THE SPIN-OFFS FROM U.S. OFFICE PRODUCTS....................................................................          29

DIVIDEND POLICY............................................................................................          31

CAPITALIZATION.............................................................................................          32

SELECTED FINANCIAL DATA....................................................................................          33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF SCHOOL SPECIALTY...          36

INDUSTRY OVERVIEW..........................................................................................          44

BUSINESS...................................................................................................          45

MANAGEMENT OF SCHOOL SPECIALTY.............................................................................          52

CERTAIN TRANSACTIONS.......................................................................................          60

PRINCIPAL STOCKHOLDERS OF SCHOOL SPECIALTY.................................................................          61

DESCRIPTION OF SCHOOL SPECIALTY CAPITAL STOCK..............................................................          63

EXPERTS....................................................................................................          67

LEGAL MATTERS..............................................................................................          67

INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                                    SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. STOCKHOLDERS SHOULD READ THE INFORMATION STATEMENT/PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT INDICATES OTHERWISE, THE INFORMATION HEREIN DOES NOT REFLECT THE PUBLIC OFFERING OF SHARES OF COMPANY COMMON STOCK (INCLUDING EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION IN
FULL) BY THE COMPANY (THE "OFFERING"). WHERE THE CONTEXT REQUIRES AND UNLESS THE CONTEXT INDICATES OTHERWISE, THE INFORMATION HEREIN HAS BEEN ADJUSTED FOR THE DISTRIBUTION RATIO. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO (I) U.S. OFFICE PRODUCTS AND THE COMPANY (OR SCHOOL SPECIALTY) SHALL INCLUDE THEIR RESPECTIVE SUBSIDIARIES, AND (II) THE COMPANY (OR SCHOOL SPECIALTY) PRIOR TO THE DISTRIBUTION DATE SHALL REFER TO THE EDUCATIONAL SUPPLIES AND PRODUCTS DIVISION OF U.S. OFFICE PRODUCTS.


                                  THE COMPANY


    School Specialty, Inc. (the "Company" or "School Specialty") is the largest U.S. distributor focusing on non-textbook educational supplies and furniture for grades pre-kindergarten through 12 ("pre-K-12"). The Company provides a comprehensive offering of high quality educational supplies and furniture to school districts, school administrators and teachers through the broad distribution of its catalogs. School Specialty distributes general school supplies, including classroom and art supplies, instruction materials, furniture and equipment. The Company also distributes supplies and furniture for certain educational disciplines, including early childhood education under the Childcraft name, art supplies under the Sax Arts & Crafts name and library-related products under the Gresswell name. In order to broaden its geographic presence and product offering, the Company has acquired 15 companies since May 1996. For the twelve months ended January 24, 1998, the Company's revenues aggregated $279.6 million and operating income aggregated $19.7 million, which represented compound annual increases of 32% and 62%, respectively, over revenues and operating income for the year ended December 31, 1994. For the twelve months ended January 24, 1998, the Company's pro forma revenues (giving effect to all acquisitions made since the beginning of such period) aggregated $379.5 million and pro forma operating income aggregated $24.7 million, which represented compound annual increases of 45% and 75%, respectively, over sales and operating income for the year ended December 31, 1994.



    With over 32,000 stock keeping units ("SKUs"), School Specialty offers customers one source for virtually all of their non-textbook school supply and furniture needs. School Specialty markets its products through an innovative two-pronged approach, targeting both administrators and teachers to cover the full spectrum of decision makers. The Company's "top down" approach, utilizing its 290 sales representatives and its School Specialty general supply and furniture catalog (the "School Specialty Catalog"), focuses on procurement officials at the state, regional and local levels, while its "bottom up" approach focuses on curriculum specialists and teachers. Sales to curriculum specialists and over 2.1 million teachers are made primarily through the 6.3 million general supply catalogs of The Re-Print Corp. ("Re-Print") and specialty catalogs that are mailed each year.


    Annual sales of non-textbook educational supplies and equipment to the school supply market aggregate approximately $6.1 billion, with over $3.6 billion sold to institutions and $2.5 billion sold to consumers, according to the National School Supply & Equipment Association ("NSSEA"). There are over 3,400 distributors of school supplies, the majority of which are family- or employee-owned companies with revenues under $20 million that operate in a single region. The Company believes the demand for timely order fulfillment at competitive prices, combined with the need to invest in automated inventory and electronic ordering systems, is accelerating the trend toward consolidation in the industry. School Specialty also believes that it is well positioned to capitalize on this consolidation as the largest distributor in its industry with annual revenues which it believes exceed those of its next two largest competitors combined. Although the Company is the largest distributor in the industry, its share of the $6.1 billion school supply market is less than 6%, giving the Company substantial growth opportunities.

    The volume of school supplies is directly influenced by the size of the student population. Kindergarten through 12th grade ("K-12") student enrollment reached an all-time peak in 1996 with 51.5 million students and the U.S. Department of Education projects that student enrollment will continue to grow to 54.3 million by the year 2006. As a result of these trends, the U.S. Department of Education projects that expenditures in public elementary and secondary schools will continue to rise through the year 2007. These rising expenditures include a projected increase in total per pupil spending in current dollars from $5,961 per pupil in 1997 to $7,179 by the year 2001. The Company believes that as the largest U.S. distributor of non-textbook educational supplies it will be a major beneficiary of this growth in expenditures.


                                 KEY STRENGTHS

    School Specialty attributes its strong competitive position to the following key strengths:

    LEADING MARKET POSITION. The Company has developed its leading market position over its 38 year history by emphasizing high quality products, superior order fulfillment, exceptional customer service and brand name recognition. The Company believes its annual revenues exceed those of its next two largest competitors combined and that its large size and brand recognition have resulted in significant buying power, economies of scale and customer loyalty.

    BROAD PRODUCT LINE. School Specialty's strategy is to provide a full range of high quality products to meet the complete supply needs of pre-K-12 schools and as a result currently offers over 32,000 SKUs ranging from classroom supplies to playground equipment. School Specialty offers customers one source for virtually all of their school supply needs.

    INNOVATIVE TWO-PRONGED DISTRIBUTION. The Company targets administrative decision makers with a "top down" approach through its 290 person sales force and School Specialty Catalog, and teachers and curriculum specialists with a "bottom up" approach primarily through the 6.3 million Re-Print general supply, and specialty catalogs mailed each year.


    ABILITY TO INTEGRATE ACQUISITIONS. School Specialty has successfully completed the acquisition of 20 companies since 1991, 15 of which have been acquired since May 1996. The Company believes that it can generate significant economies of scale and rapidly improve the margins of acquired entities, as well as increase sales, by channeling acquired entities products through its broad distribution network. See "Business--Company Strengths".


    USE OF TECHNOLOGY. The Company believes that through the utilization of technology in areas such as (i) purchasing and inventory management, (ii) customer order fulfillment, and (iii) database management, School Specialty is able to turn inventory more quickly than competitors, offer customers more convenient and cost effective product ordering methods and conduct more precisely targeted sales and marketing campaigns.

    EXPERIENCED MANAGEMENT. School Specialty's management team provides depth and continuity of experience. Management's interests are aligned with those of its shareholders as management's incentive-based compensation is tied to School Specialty's operating profitability.

                                GROWTH STRATEGY

    School Specialty's objective is to further enhance its position as the leading distributor of non-textbook educational supplies through the continued implementation of the following strategies:

    PURSUE ACQUISITIONS AGGRESSIVELY. The Company believes that there are extensive acquisition opportunities among the over 3,400 school distributors in the U.S. The Company intends to pursue two types of acquisitions: (i) general school supply and furniture companies in geographic markets in which the

Company has a limited presence, and (ii) specialty companies focusing on disciplines such as physical education, science, technology and music.


    IMPROVE PROFITABILITY. School Specialty improved its operating margin from 3.7% in 1994 to 7.0% for the twelve months ended January 24, 1998. School Specialty believes that there are substantial opportunities to further improve margins by (i) increasing the efficiency of recent acquisitions, (ii) expanding purchasing power and (iii) improving warehousing and distribution.


    PENETRATE NEW MARKETS AND EXPAND CUSTOMER BASE IN EXISTING MARKETS. School Specialty believes that it can increase revenues by adding sales representatives in geographic markets in which the Company does not have a significant presence. In addition, the Company believes that it can further increase revenues by cross merchandising its specialty product lines to its general supplies customers.


                              RECENT DEVELOPMENTS



    On March 20, 1998, the Company acquired the catalog business of Education Access, a catalog reseller of technology solutions for the K-12 education market. This new product line will offer curriculum software, productivity software, peripherals, networking products and other related products through catalogs mailed twice a year.


                BACKGROUND OF THE SCHOOL SPECIALTY DISTRIBUTION


THE DISTRIBUTION..................  Shares of common stock, par value $.001 per share, of
                                    School Specialty (the "Company Common Stock" or the
                                    "School Specialty Common Stock") will, subject to
                                    certain conditions, be distributed to the stockholders
                                    of record of U.S. Office Products (the "School Specialty
                                    Distribution" or the "Distribution") as of            ,
                                    1998 (the "Record Date"). The School Specialty
                                    Distribution is part of a comprehensive restructuring
                                    plan adopted by the U.S. Office Products' Board of
                                    Directors on January 12, 1998. The principal elements of
                                    the plan (including modifications the Board of Directors
                                    has made since first adopting the plan, as so modified,
                                    the "Strategic Restructuring Plan") are:

                                    - Pursuant to a self-tender offer, U.S. Office Products
                                      will purchase 37,037,037 shares of its common stock
                                      $.001 par value ("U.S. Office Products Common Stock"),
                                      (including shares that may be issued on exercise of
                                      vested and unvested options for U.S. Office Products
                                      Common Stock) at $27.00 per share (or in the case of
                                      stock options, at $27.00 minus the exercise price of
                                      the options) (the "Tender Offer").

                                    - After acceptance of the shares in the Tender Offer,
                                      U.S. Office Products will distribute to U.S. Office
                                      Products stockholders the shares of four separate
                                      companies: Aztec Technology Partners, Inc., Workflow
                                      Management, Inc., School Specialty, Inc., and Navigant
                                      International, Inc. (collectively the "Spin-Off
                                      Companies"). The distributions of the shares of the
                                      Spin-Off Companies are referred to in this Information
                                      Statement/Prospectus as the "Distributions." The
                                      Spin-Off Companies will hold U.S. Office Products'
                                      current technology solutions, print management,
                                      educational supplies, and corporate travel services
                                      businesses, respectively.

                                    - Following the Record Date, an affiliate ("CD&R") of
                                      Clayton, Dubilier & Rice, Inc., a private investment
                                      firm, will acquire for $270.0 million, shares of U.S.
                                      Office Products Common Stock representing 24.9% of the
                                      outstanding equity of U.S. Office Products (after
                                      giving effect to the Tender Offer and issuance of
                                      shares to CD&R) and warrants to purchase additional
                                      U.S. Office Products Common Stock (the "Equity
                                      Investment"). CD&R will not acquire any interests in
                                      the Spin-Off Companies.

                                    U.S. Office Products will retain its North American
                                    Office Products Group (which includes the office supply,
                                    office furniture, and office coffee and beverage
                                    services businesses), Mail Boxes, Etc., its New Zealand
                                    and Australia operations, and its 49% interest in Dudley
                                    Stationery Limited (a U.K. contract stationer).

                                    In conjunction with the Strategic Restructuring Plan,
                                    U.S. Office Products plans to undertake the following
                                    transactions (the "Financing Transactions"):

                                    - Pursuant to a tender offer, U.S. Office Products will
                                      purchase any or all of its 5 1/2% convertible
                                      subordinated notes due 2003 (the "2003 Notes") for a
                                      purchase price of 94.5% of the principal amount and
                                      accrued interest of such notes (the "2003 Note
                                      Tender").

                                    - Pursuant to an exchange offer, U.S. Office Products
                                      will exchange any or all of its 5 1/2% convertible
                                      subordinated notes due 2001 (the "2001 Notes") for
                                      U.S. Office Products Common Stock (the "2001 Note
                                      Offer") at an exchange rate of 61.483 shares of U.S.
                                      Office Products Common Stock per $1,000 principal
                                      amount of 2001 Notes, which effectively reduces the
                                      conversion price on the 2001 Notes from $19.00 to
                                      $16.17 while the 2001 Note Offer is open.

                                    - Pursuant to a commitment letter from a group of
                                      lenders, U.S. Office Products plans to enter into a
                                      new $1.225 billion senior credit facility.

                                    - U.S. Office Products plans to issue and sell at least
                                      $400.0 million in Senior Subordinated Notes in a
                                      private placement.

REASONS FOR THE DISTRIBUTIONS.....  The Distributions are intended to separate the Spin-Off
                                    Companies from U.S. Office Products' other businesses so
                                    that each can:

                                    - adopt strategies and pursue objectives that are
                                      appropriate to its respective industry;

                                    - pursue an independent acquisition program that allows
                                      for a more focused use of resources and, where stock
                                      is used as consideration, provide stock of a public
                                      company that is in the same industry as the businesses
                                      being acquired;

                                    - be recognized by the financial community as a distinct
                                      business that can be evaluated more readily and
                                      compared more easily to industry peers; and

                                    - implement more focused incentive compensation packages
                                      that respond to specific industry and market
                                      conditions and enhance employee retention objectives.

                                    The Distributions are also integral to the objectives of
                                    the Equity Investment, which is conditioned on
                                    completion of all of the Distributions. See "The School
                                    Specialty Distribution-- Reasons for the Distributions."

SHARES TO BE DISTRIBUTED..........  Based on the number of shares of U.S. Office Products
                                    Common Stock outstanding on       , 1998, less
                                    37,037,037 shares (including shares that may be issued
                                    on exercise of vested and unvested options for U.S.
                                    Office Products Common Stock) to be repurchased in the
                                    Tender Offer, approximately       shares of School
                                    Specialty Common Stock will be distributed to
                                    stockholders of U.S. Office Products in the School
                                    Specialty Distribution. The number of shares to be
                                    distributed could be greater if additional shares of
                                    U.S. Office Products Common Stock are issued prior to
                                    the Record Date pursuant to outstanding convertible debt
                                    securities or stock options of U.S. Office Products.

DISTRIBUTION RATIO................  Each U.S. Office Products stockholder will receive one share of School Specialty Common Stock for each
                                    shares of U.S. Office Products common stock held on the
                                    Record Date.

FRACTIONAL SHARE INTERESTS........  Fractional share interests will be aggregated and sold by the Distribution Agent and the cash proceeds will be
                                    distributed to those U.S. Office Products stockholders
                                    entitled to a fractional interest. See "The School
                                    Specialty Distribution--General."

RECORD DATE.......................  , 1998.

DISTRIBUTION DATE.................  Certificates representing shares of School Specialty
                                    Common Stock will be mailed to U.S. Office Products
                                    stockholders on or about            , 1998 (the
                                    "Distribution Date").
DISTRIBUTION AGENT................

TAX CONSEQUENCES..................  Wilmer, Cutler & Pickering expects to deliver an opinion at the time of the Distributions stating that, subject
                                    to the matters discussed therein, for U.S. federal
                                    income tax purposes the receipt of School Specialty
                                    Common Stock by U.S. Office Products stockholders will
                                    be tax-free to U.S. Office Products and the U.S. Office
                                    Products stockholders (except with respect to cash
                                    received in lieu of fractional shares). See "The School
                                    Specialty Distribution--U.S. Federal Income Tax
                                    Consequences of the School Specialty Distribution."

THE SPIN-OFFS FROM U.S. OFFICE
  PRODUCTS........................  School Specialty, U.S. Office Products and the other
                                    Spin-Off Companies will enter into an agreement (the
                                    "Distribution Agreement") in connection with the
                                    Distribution pursuant to which, among other things, (i)
                                    equity interests in the domestic U.S. Office Products
                                    subsidiaries that engage in the business of the
                                    distribution of school supplies will be transferred to
                                    School Specialty, (ii) liabilities will be allocated
                                    among School Specialty, U.S. Office Products and the
                                    other Spin-Off Companies, and (iii) School Specialty,
                                    U.S. Office Products and the other Spin-Off Companies
                                    will indemnify one another for liabilities allocated to
                                    them under the Distribution Agreement and a share of
                                    certain other liabilities.

                                    School Specialty, U.S. Office Products and the Other
                                    Spin-Off Companies will also enter into an agreement
                                    (the "Tax Allocation Agreement") (i) allocating to each
                                    Spin-Off

                                    Company responsibility for its share of U.S. Office
                                    Products' consolidated tax liability for the years that
                                    it was included in U.S. Office Products' consolidated
                                    federal income tax returns, (ii) sharing certain state,
                                    local and foreign taxes, and (iii) providing for (a)
                                    indemnification by School Specialty for certain taxes if
                                    they are assessed against U.S. Office Products as a
                                    result of the Distribution and (b) joint and several
                                    indemnification by School Specialty and the other
                                    Spin-Off Companies for such taxes resulting from certain
                                    acts taken by School Specialty or any of the other
                                    Spin-Off Companies. The liability to U.S. Office
                                    Products for taxes resulting from such acts will be
                                    allocated among the Spin-Off Companies pursuant to a
                                    separate agreement (the "Tax Indemnification
                                    Agreement"). As a consequence, School Specialty will be
                                    primarily liable for taxes resulting from acts taken by
                                    School Specialty and liable (subject to indemnification
                                    by the other Spin-Off Companies) for any taxes resulting
                                    from acts taken by the other Spin-Off Companies.

                                    School Specialty, U.S. Office Products and the other
                                    Spin-Off Companies will also enter into an agreement
                                    (the "Employee Benefits Agreement") relating to the
                                    allocation of assets, liabilities, and responsibilities
                                    with respect to employee benefit plans and programs and
                                    certain related matters. See "The Spin-Offs from U.S.
                                    Office Products."


                              SUMMARY RISK FACTORS


    In reviewing this Information Statement/Prospectus, stockholders should carefully consider the matters described under the heading "Risk Factors" beginning on page 9, including, among others, (i) the potential volatility of the trading price and risk associated with the absence of a prior trading market for shares of School Specialty Common Stock, (ii) dependence upon acquisitions for further growth, (iii) limitations on the use of School Specialty Common Stock in acquisitions, (iv) risks related to integration of acquisitions and acquisition financing, (v) risks associated with seasonal influences related to largest school supply orders occurring in the May to October period, (vi) risks related to management of School Supply's rapid growth, (vii) the risks inherent in the school supplies distribution business, (viii) conflicts of interest resulting from the fact that (a) the Distribution Agreement is not the result of arms-length negotiation and (b) the fact that stock options are being issued to certain officers and directors of the Spin-Off Companies in connection with the Distributions, and (ix) the tax consequences of the School Specialty Distribution.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             HISTORICAL(1)
                        -------------------------------------------------------
                                                           FISCAL
                                                            YEAR
                                            FOUR MONTHS    ENDED    NINE MONTHS
                        FISCAL YEAR ENDED      ENDED      --------     ENDED
                           DECEMBER 31,     -----------    APRIL    -----------
                        ------------------   APRIL 30,      26,     JANUARY 25,
                          1994      1995       1996         1997       1997
                        --------  --------  -----------   --------  -----------
STATEMENT OF INCOME
  DATA:
Revenues..............  $119,510  $150,482    $28,616     $191,746   $159,977
Cost of revenues......    87,750   105,757     20,201      136,577    114,380
                        --------  --------  -----------   --------  -----------
Gross profit..........    31,760    44,725      8,415       55,169     45,597
Selling, general and
  administrative
  expenses............    27,281    39,869     10,307       43,462     33,396
Non-recurring
  acquisition costs...                          1,122        1,792      1,792
Restructuring costs...               2,532                     194
                        --------  --------  -----------   --------  -----------
Operating income
  (loss)..............     4,479     2,324     (3,014)       9,721     10,409
Interest expense......     3,007     5,536      1,461        4,197      3,358
Interest income.......                             (6)                   (101)
Other (income)
  expense.............       (86)      (18)        67         (196)      (204)
                        --------  --------  -----------   --------  -----------
Income (loss) before
  provision for
  (benefit from)
  income taxes........     1,558    (3,194)    (4,536)       5,720      7,356
Provision for (benefit
  from) income
  taxes(4)............       218       173        139       (2,412)     3,750
                        --------  --------  -----------   --------  -----------
Net income (loss).....  $  1,340  $ (3,367)   $(4,675)    $  8,132   $  3,606
                        --------  --------  -----------   --------  -----------
                        --------  --------  -----------   --------  -----------
Net income per share:
    Basic.............  $   0.03  $  (0.06)   $ (0.06)    $   0.09   $   0.04
    Diluted...........  $   0.03  $  (0.06)   $ (0.06)    $   0.09   $   0.04

Weighted
  average shares
  outstanding(5):
    Basic.............    45,562    59,059     77,501       90,026     85,978
    Diluted...........    45,704    60,024     79,100       91,761     87,824


                                                                          PRO FORMA(2)
                                                    ---------------------------------------------------------
                                        TWELVE                                                      TWELVE
                                        MONTHS                                                      MONTHS
                                         ENDED        FISCAL YEAR         NINE MONTHS ENDED          ENDED
                                      -----------   ENDED APRIL 26,   -------------------------   -----------
                        JANUARY 24,   JANUARY 24,   ---------------   JANUARY 25,   JANUARY 24,   JANUARY 24,
                           1998         1998(3)          1997            1997          1998         1998(3)
                        -----------   -----------   ---------------   -----------   -----------   -----------
STATEMENT OF INCOME
  DATA:
Revenues..............   $247,880      $279,649        $350,760        $292,244      $321,010      $379,526
Cost of revenues......    176,501       198,698         244,396         203,705       228,512       269,203
                        -----------   -----------   ---------------   -----------   -----------   -----------
Gross profit..........     71,379        80,951         106,364          88,539        92,498       110,323
Selling, general and
  administrative
  expenses............     50,999        61,065          85,430          66,926        66,951        85,455
Non-recurring
  acquisition costs...                                    1,792           1,792
Restructuring costs...                      194             194                                         194
                        -----------   -----------   ---------------   -----------   -----------   -----------
Operating income
  (loss)..............     20,380        19,692          18,948          19,821        25,547        24,674
Interest expense......      4,100         4,939           7,300           5,535         5,535         7,300
Interest income.......       (109)           (8)
Other (income)
  expense.............        441           449            (158)           (174)          520           536
                        -----------   -----------   ---------------   -----------   -----------   -----------
Income (loss) before
  provision for
  (benefit from)
  income taxes........     15,948        14,312          11,806          14,460        19,492        16,838
Provision for (benefit
  from) income
  taxes(4)............      7,113           952              92           6,651         8,966         2,407
                        -----------   -----------   ---------------   -----------   -----------   -----------
Net income (loss).....   $  8,835      $ 13,350        $ 11,714        $  7,809      $ 10,526      $ 14,431
                        -----------   -----------   ---------------   -----------   -----------   -----------
                        -----------   -----------   ---------------   -----------   -----------   -----------
Net income per share:
    Basic.............   $   0.08      $   0.13        $   0.11        $   0.07      $   0.10      $   0.13
    Diluted...........   $   0.08      $   0.13        $   0.11        $   0.07      $   0.10      $   0.13
Weighted
  average shares
  outstanding(5):
    Basic.............    114,758       111,611         109,895         109,895       109,895       109,895
    Diluted...........    117,185       113,781         109,895         109,895       109,895       109,895


                                                                                                                  DECEMBER 31,
                                                                                                              --------------------
                                                                                                                1994       1995
                                                                                                              ---------  ---------
BALANCE SHEET DATA:
Working capital (deficit)...................................................................................  $   3,512  $  (1,052)
Total assets................................................................................................     44,267     54,040
Long-term debt, less current portion........................................................................     11,675     15,294
Long-term payable to U.S. Office Products...................................................................
Stockholder's (deficit) equity..............................................................................      1,827       (620)


                                                                                                              APRIL 30,  APRIL 26,
                                                                                                                1996       1997
                                                                                                              ---------  ---------
BALANCE SHEET DATA:
Working capital (deficit)...................................................................................  $  (3,663) $  14,460
Total assets................................................................................................     54,573     87,685
Long-term debt, less current portion........................................................................     15,031        566
Long-term payable to U.S. Office Products...................................................................                33,226
Stockholder's (deficit) equity..............................................................................     (4,267)    16,329

                                                                                                                 JANUARY 24, 1998

                                                                                                              ----------------------

                                                                                                                             PRO

                                                                                                                ACTUAL     FORMA(6)

                                                                                                              ----------  ----------

BALANCE SHEET DATA:
Working capital (deficit)...................................................................................  $   43,613  $   60,586

Total assets................................................................................................     201,207     204,457

Long-term debt, less current portion........................................................................         385      82,978

Long-term payable to U.S. Office Products...................................................................      62,470
Stockholder's (deficit) equity..............................................................................      98,492      98,492


------------------------


(1) The historical financial information of the businesses that were acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") have been combined on a historical cost basis in accordance with generally accepted accounting principles ("GAAP") to present this financial data as if the Pooled Companies had always been members of the same operating group. The financial information of the businesses acquired in the business combinations accounted for under the purchase method is included from the dates of their respective acquisitions.



(2) The pro forma financial data give effect to the School Specialty Distribution and the purchase acquisitions completed by the Company from May 1, 1996 through May 1, 1998 as if all such transactions had been made on May 1, 1996. The pro forma statement of income data are not necessarily indicative of the operating results that would have been achieved had these events actually then occurred and should not be construed as representative of future operating results.



(3) The results for for the historical and pro forma 12 months ended January 24, 1998 have been calculated based upon the historical and pro forma results for the fiscal year ended April 26, 1997 less the historical and pro forma results for the nine months ended January 25, 1997 plus the historical and pro forma results for the nine months ended January 24, 1998 respectively.



(4) Results for the fiscal year ended April 26, 1997 and the 12 months ended January 24, 1998 (historical and pro forma) include a benefit from income taxes of $2.4 million arising from the reversal of a $5.3 million valuation allowance in the quarter ended April 26, 1997. The valuation allowance had been established in fiscal 1995 to offset the tax benefit from net operating loss carryforwards included in the Company's deferred tax assets, because at the time it was not likely that such tax benefit would be realized. The valuation allowance was reversed subsequent to the Company's being acquired by U.S. Office Products, because it was deemed "more likely than not", based on improved results, that such tax benefit would be realized. The difference between the effective pro forma tax rate of 46% and the statutory rate of 35% for the nine months ended January 25, 1997 and January 24, 1998 relates primarily to state taxes and non-deductible goodwill. The difference between the effective pro forma tax rate and the statutory tax rate for the fiscal year ended April 26, 1997 and the twelve months ended January 24, 1998 relates primarily to state taxes and nondeductible goodwill, offset by the reversal of the valuation allowance.



(5) For calculation of the pro forma weighted average shares outstanding for the fiscal year ended April 26, 1997 and for the nine months ended January 24, 1998 and January 25, 1997, see Note 2(h) of Notes to Pro Forma Combined Financial Statements included herein. The pro forma net income per share and pro forma weighted average shares outstanding, as adjusted to give effect to the sale of shares to Messrs. Spalding, Vander Zanden and Pate, the Offering and the refinancing of $83.3 million of debt owed to U.S. Office Products, would have been:


                                                                                                                 NINE MONTHS
                                                                                                                    ENDED
                                                                                                                 -----------
                                                                                              FISCAL YEAR ENDED  JANUARY 25,
                                                                                               APRIL 26, 1997       1997
                                                                                              -----------------  -----------
Pro forma net income per share, as adjusted:
  Basic.....................................................................................             --              --
  Diluted...................................................................................             --              --
Pro forma weighted average shares outstanding:
  Basic.....................................................................................             --              --
  Diluted...................................................................................             --              --


                                                                                                           TWELVE MONTHS ENDED

                                                                                              JANUARY 24,      JANUARY 24,

                                                                                                 1998              1998

                                                                                              -----------  --------------------

Pro forma net income per share, as adjusted:
  Basic.....................................................................................          --                --

  Diluted...................................................................................          --                --

Pro forma weighted average shares outstanding:
  Basic.....................................................................................          --                --

  Diluted...................................................................................          --                --




(6) The pro forma balance sheet data give effect to the School Specialty Distribution and the purchase acquisition of Education Access completed by the Company subsequent to January 24, 1998 as if such transaction had been made on January 24, 1998. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had these events actually then occurred and should not be construed as representative of future financial position.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED IN ADDITION TO OTHER INFORMATION INCLUDED IN THIS INFORMATION STATEMENT/PROSPECTUS.


POTENTIAL VOLATILITY OF STOCK PRICE; RISKS ASSOCIATED WITH SHARES ELIGIBLE FOR
  IMMEDIATE SALE



    As a result of the School Specialty Distribution, stockholders of U.S. Office Products will acquire shares of School Specialty Common Stock that are freely tradeable without restrictions or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares held by "affiliates" of School Specialty within the meaning of the Securities Act will be subject to the resale limitations of Rule 144 promulgated under the Securities Act ("Rule 144"). Because the School Specialty Distribution is being made to existing shareholders of U.S. Office Products, who have not made an affirmative decision to invest in School Specialty Common Stock, there can be no assurance that some or all of these shareholders will not sell the shares of School Specialty Common Stock into the market shortly after the School Specialty Distribution. In addition, U.S. Office Products is included in certain broad-based indices tracked by a number of investment companies and other institutional investors, and such investors can be expected to sell the shares of School Specialty Common Stock they receive in the School Specialty Distribution shortly thereafter.


    A "when-issued" trading market in School Specialty Common Stock may develop immediately. Such trading could increase the volatility of, and adversely affect the market price of, the School Specialty Common Stock.


    In addition, upon completion of the Offering and the School Specialty Distribution, School Specialty will have outstanding (i) shares of School Specialty Common Stock issued in the Offering, and (ii) immediately exercisable options to acquire shares of School Specialty Common Stock following the Offering. Following the Offering and the School Specialty Distribution, in view of the large number of shares freely-tradeable and available for immediate sale, the market for School Specialty's Common Stock could be highly volatile and could adversely affect the trading price of School Specialty Common Stock. See "Management of School Specialty--Director Compensation and Other Arrangements". The officers and directors of School Specialty who together hold shares of School Specialty Common Stock have agreed not to sell or otherwise dispose of any School Specialty Common Stock without the prior written consent of the Underwriters for a period of 180 days from the date of this Information Statement/Prospectus (the "Lock-Up Agreements"). The Company intends to register the shares of School Specialty Common Stock reserved for issuance pursuant to its stock option plan as soon as practicable after the closing of the Offering.


POTENTIAL LIABILITY FOR TAXES RELATED TO THE DISTRIBUTIONS

    In connection with the Distributions, U.S. Office Products will enter into a tax allocation agreement with School Specialty and the other Spin-Off Companies (the "Tax Allocation Agreement") which will provide that the Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any losses associated with taxes related to the Distributions ("Distribution Taxes") if an action or omission (an "Adverse Tax Act") of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. School Specialty will also enter into a tax indemnification agreement with the other Spin-Off Companies (the "Tax Indemnification Agreement") under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to indemnify U.S. Office Products under the Tax Allocation Agreement. As a consequence, School Specialty will be liable for any Distribution Taxes resulting from any Adverse Tax Act by School Specialty and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. If there is a final determination that any or all of the Distributions are taxable and it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies, U.S. Office Products and each of the Spin-Off Companies will be liable for its pro rata portion of the Distribution Taxes based on the value of each company's common stock after the Distributions. As a result, School Specialty could become liable for a pro rata portion of any Distribution Taxes with respect not only to the School Specialty Distribution, but also any of the other Distributions. See "The Spin-Offs from U.S. Office Products--Tax Allocation Agreement and Tax Indemnification Agreement" for a detailed discussion of the Tax Allocation Agreement and the Tax Indemnification Agreement.


RISKS RELATED TO INTEGRATION OF OPERATIONS AND ACQUISITIONS

    An important element of School Specialty's business strategy for its distribution divisions is to integrate its acquisitions into its existing operations. There can be no assurance that School Specialty will be able to integrate future acquisitions in a timely manner without substantial costs, delays, or other problems. Once integrated, acquisitions may not achieve sales, profitability, and asset productivity commensurate with School Specialty's existing divisions. In addition to integration risks for distribution divisions, acquisitions of both distribution divisions and specialty brand companies involve a number of special risks, including adverse short-term effects on School Specialty's reported operating results (including those adverse short-term effects caused by severance payments to employees of acquired companies, restructuring charges associated with the acquisitions and other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations, and various other acquisition-related costs), the diversion of management's time and attention, the dependence on retaining, hiring, and training key personnel, the amortization of acquired intangible assets, and risks associated with unanticipated problems or liabilities, some or all of which could have a material adverse effect on School Specialty's operations and financial condition. Furthermore, although School Specialty conducts due diligence and generally requires representations, warranties, and indemnifications from the former owners of acquired companies, there can be no assurance that such owners will have accurately represented the financial and operating conditions of their companies. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse effect on the results of operations and financial condition of School Specialty. See "Business--Business Strategy--Acquisition Strategy".

DEPENDENCE UPON ACQUISITIONS FOR FUTURE GROWTH

    One of School Specialty's strategies is to increase its revenues and the markets it serves through the acquisition of additional school supply distribution businesses. There can be no assurance that suitable candidates for acquisitions can be identified or, if suitable candidates are identified, that acquisitions can be completed on acceptable terms, if at all. There can be no assurance that future acquisitions will prove profitable at the time of their acquisition or will achieve sales and profitability that justify the investment therein. The failure to complete acquisitions and continue its expansion could have a material adverse effect on School Specialty's financial condition. In addition, prior to the School Specialty Distribution, School Specialty's acquisitions were completed with substantial business, legal, and accounting assistance from U.S. Office Products, and some of the acquisitions were paid for with U.S. Office Products Common Stock. The pace of School Specialty's acquisition program may be adversely affected by the absence of U.S. Office Products support for the acquisitions. Also, School Specialty intends to use School Specialty Common Stock to pay for a portion of the consideration for its acquisitions, and therefore, if the owners of potential acquisition candidates are not willing to receive, or School Specialty is not able to issue, shares of School Specialty Common Stock in exchange for their business, School Specialty's acquisition program could be adversely affected. In addition, School Specialty is subject to limitations on the number of shares it can issue without jeopardizing the tax-free treatment of the School Specialty Distribution. Limitations on School Specialty's ability to issue shares of School Specialty Common Stock could also adversely affect School Specialty's acquisition strategy. See "--Possible Limitations on Issuances of Common Stock," "-- Material Amount of Goodwill," and "--Tax Matters" below.

POSSIBLE LIMITATIONS ON ISSUANCES OF COMMON STOCK


    U.S. Office Products and the Company will represent to Wilmer, Cutler & Pickering, for purposes of its Tax Opinion, that the Company Common Stock that will be issued in the Equity Offering, together with all Company capital stock that could be issued pursuant to the exercise of options and other agreements that may be exercised within one year of the School Specialty Distribution, represents in the aggregate less than 20 percent of the Company capital stock that would be outstanding after the Equity Offering and the exercise of all such options and other agreements. U.S. Office Products and the Company will also represent to Wilmer, Cutler & Pickering that there are no written or oral agreements or understandings, in effect prior to the School Specialty Distribution, under which the Company may be required to issue Company Common Stock after the School Specialty Distribution, other than agreements covering the stock referenced in the previous sentence and agreements covering other stock options granted as compensation for services. The Company has accordingly not been able, prior to the School Specialty Distribution, to enter into any acquisition or other agreement or understanding requiring issuance of additional Company Common Stock.



    In addition, Section 355(e) of the Internal Revenue Code of 1986, as amended (the "Code"), which was added in 1997, generally provides that a company that distributes shares of a subsidiary in a spin-off that is otherwise tax-free will incur U.S. federal income tax liability if 50% or more, by vote or value, of the capital stock of either the company making the distribution or the spun-off subsidiary is acquired by one or more persons acting pursuant to a plan or series of related transactions that includes the spin-off. Stock acquired by certain related persons is aggregated in determining whether the 50% test is met. There is a presumption that any acquisition occurring two years before or after the spin-off is pursuant to a plan that includes the spin-off. However, the presumption may be rebutted by establishing that the spin-off and such acquisition are not part of a plan or series of related transactions. As a result of the provisions of Section 355(e), there can be no assurance that issuances of stock by the Company, including issuances in connection with an acquisition of another business by the Company, will not create a tax liability for U.S. Office Products.



    These limitations could adversely affect the pace of the Company's acquisitions and its ability to issue Company Common Stock for other purposes, including equity offerings.



    The Company has entered into a Tax Allocation Agreement and a Tax Indemnification Agreement pursuant to which the Company will be liable to U.S. Office Products and the other Spin-Off Companies if its actions or omissions materially contribute to a final determination that the School Specialty Distribution is taxable. See "--Potential Liability for Taxes Related to the Distributions" and "The Spin-Offs From U.S. Office Products--Tax Allocation Agreement and Tax Indemnification Agreement."



RISKS RELATED TO INABILITY TO USE POOLING-OF-INTERESTS METHOD TO ACCOUNT FOR
  FUTURE ACQUISITIONS


    Generally accepted accounting principles require that an entity be autonomous for a period of two years before it is eligible to complete business combinations under the pooling-of-interests method. As a result of School Specialty being a wholly-owned subsidiary of U.S. Office Products prior to the Distribution, School Specialty will be unable to satisfy this criterion for a period of two years following the Distribution. Therefore, School Specialty will be precluded from completing business combinations under the pooling-of-interests method for a period of two years and any business combinations completed by School Specialty during such period will be accounted for under the purchase method resulting in the recording of goodwill. See "--Material Amount of Goodwill."


RISKS RELATED TO ACQUISITION FINANCING


    School Specialty currently intends to finance some of its future acquisitions by using shares of School Specialty Common Stock, cash, borrowed funds or a combination thereof. If School Specialty Common Stock does not maintain a sufficient market value, the price of School Specialty Common Stock is highly volatile, or potential acquisition candidates are otherwise unwilling to accept School Specialty Common Stock as part of the consideration for the sale of their businesses, School Specialty may be required to use more of its cash resources or more borrowed funds in order to initiate and maintain its acquisition program. Such limitations also may cause School Specialty to rely more heavily on cash or borrowed funds to support its acquisition program. If School Specialty does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity offerings. The use of equity offerings in connection with the School Specialty Distribution will also be subject to certain limitations on the number of shares that School Specialty can issue without jeopardizing the tax-free treatment of the School Specialty Distribution. See "--Possible Limitations on Issuances of Common Stock" and "--Tax Matters." Prior to the School Specialty Distribution, School Specialty was not responsible for obtaining external sources of funding. The Company intends to enter into credit facilities with one or more lenders to obtain financing to be used in connection with future acquisitions. There can be no assurance that School Specialty, as a stand-alone company, will be able to obtain such financing if and when it is needed or that any such financing will be available on terms it deems acceptable.


ADDITIONAL DILUTION



    School Specialty will have 150 million authorized shares of School Specialty Common Stock, a portion of which could be available (subject to the rules and regulations of federal and state securities laws, limitations under U.S. federal income tax laws and rules, and rules of the Nasdaq Stock Market), to finance acquisitions without obtaining stockholder approval for such issuances. Existing stockholders may suffer dilution if School Specialty uses School Specialty Common Stock as consideration for future acquisitions. Moreover, the issuance of additional shares of School Specialty Common Stock may have a negative impact on earnings per share and may negatively impact the market price of School Specialty Common Stock.


SEASONALITY: FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

    School Specialty's business is subject to seasonal influences, with sales and profitability substantially higher from May to October due to increased school orders during these months. As a result of this seasonality, historically, School Specialty has earned more than 100% of its annual net income in the first six months of its fiscal year and has historically operated at a loss in its third fiscal quarter. Also, quarterly results may be materially affected by the timing of acquisitions and the timing and magnitude of acquisition assimilation costs. Therefore, operating results for any quarter are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or full fiscal year. Fluctuations caused by variations in quarterly results may adversely affect the market price of the School Specialty Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of School Specialty" and "Business."

RELIANCE ON KEY PERSONNEL


    School Specialty's operations depend on the continued efforts of Daniel P. Spalding, its Chief Executive Officer, its other executive officers, and the senior management of certain of its subsidiaries. Furthermore, School Specialty's operations will likely depend on the senior management of certain of the companies that may be acquired in the future. If any of these people become unable to continue in his or her present role, or if School Specialty is unable to attract and retain other skilled employees, its business could be adversely affected. School Specialty does have employment contracts with some Named Officers, as defined herein, but most of the Companies' executive officers and senior management do not have employment contracts with School Specialty. See "Management of School Specialty--Director Compensation and Other Arrangements." School Specialty does not have and does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management of its subsidiaries. In addition, Jonathan J. Ledecky will serve as a director and an employee of School Specialty and is expected to provide services to School Specialty after the School Specialty Distribution pursuant to an agreement entered into between Mr. Ledecky and U.S. Office Products which provides that the Company and the other Spin-Off Companies will succeed to certain rights of, and obligations under, such agreement following the Distribution and an expected employment agreement with School Specialty. See "Management of School Specialty--Director Compensation and Other Arrangements." Mr. Ledecky will also serve as a director of each of the other Spin-Off Companies, and is the director or an officer of other public companies. Mr. Ledecky may be unable to devote substantial time to the activities of School Specialty.


DEPENDENCE ON SYSTEMS

    School Specialty believes that one of the competitive advantages of its distribution divisions is its information systems, including its proprietary PC-based customer Order Management System ("OMS"). School Specialty's operations in each of its converted divisions under School Specialty are generally dependent on these systems, which are run on a host system located at School Specialty's headquarters in Appleton, Wisconsin. Each division of School Specialty is linked to School Specialty's host system and disruption or unavailability of these links could have a material adverse effect on School Specialty's business and results of operations.

    None of School Specialty's subsidiaries has a redundant computer system or a redundant dedicated communication line. School Specialty has taken precautions to protect itself from events that could interrupt its operations. Notwithstanding these precautions, there can be no assurance that a fire, flood, or other natural disaster affecting School Specialty's system or its communication lines would not disable the system or prevent the system from communicating with School Specialty's divisions or the specialty brand subsidiaries. The occurrence of any of these events would have a material adverse effect on School Specialty's operations and financial condition.

    School Specialty does not expect that it will incur any material costs and expenses to meet information standards for Year 2000 compliance; however, there is no assurance that School Specialty's customs or vendors meet information standards for Year 2000 compliance, and their failure to meet such standards could adversely affect School Specialty's revenues and product costs.

RISK OF RAPID GROWTH; ABSENCE OF HISTORY AS A STAND-ALONE COMPANY

    Since 1991, School Specialty and U.S. Office Products have significantly expanded the scope of School Specialty's operations by acquiring sixteen regional distributors of educational supplies in different regions of the United States and three specialty brand school supply companies. All of School Specialty's specialty brand acquisitions and eleven of its regional distribution acquisitions have occurred since June 1996. There can be no assurance that School Specialty's management and financial controls, personnel, computer systems, and other corporate support systems will be adequate to manage the increased size and scope of School Specialty's operations as a result of School Specialty's recently completed acquisitions.


    Prior to the School Specialty Distribution, certain general and administrative functions relating to School Specialty's business (including legal, accounting, purchasing and management information services) were handled by U.S. Office Products. School Specialty's future performance will depend on its ability to function as a stand-alone entity, to finance and manage its expanding operations and to adapt its information systems to changes in its business. As a result, School Specialty's expenses are likely to be higher than when it was a part of U.S. Office Products, and School Specialty may experience disruptions that it would not have encountered as a part of U.S. Office Products. Furthermore, the financial information included herein may not necessarily reflect what the results of operations and financial condition would have been had School Specialty been a separate, stand-alone entity during the periods presented or be indicative of future results of operations and financial condition of School Specialty.

DEPENDENCE ON KEY SUPPLIERS AND SERVICE PROVIDERS


    School Specialty is dependent on (i) a limited number of suppliers for certain of its product lines, particularly its franchise furniture lines and
(ii) a limited number of service providers, such as delivery service from United Parcel Service. Any interruption of supply from current vendors or any material increased costs, particularly in the peak season of June through September, could cause significant delays in the shipment of such products and could have a material adverse effect on School Specialty's business, financial condition, and results of operations. Increases in freight costs charged to School Specialty or inability to ship products, whether real or perceived, could have a material adverse effect on School Specialty's business, financial condition, and results of operations. In addition, as part of its business strategy, School Specialty strives to reduce its number of suppliers and minimize duplicative lines, which may have the effect of increasing its dependence on remaining vendors. The United Parcel Service strike during August 1997 had an adverse effect on School Specialty due to the perceived inability of School Specialty to ship products.


COMPETITION

    The market for school supplies is highly competitive and fragmented. School Specialty estimates that over 3,400 companies distribute educational materials to grade pre-K-12 schools as a primary focus of their business. In addition, School Specialty competes with alternate channel distributors such as office product contract stationers and superstores, which may continue to broaden their product lines in school supplies. Some of these competitors have greater financial resources and buying power than School Specialty. School Specialty believes that the educational supplies market will consolidate over the next several years, which may make School Specialty's general and specialty supply businesses more competitive. In addition, there may be increasing competition for acquisition candidates and there can be no assurance that acquisitions will continue to be available to School Specialty on favorable terms, if at all. See "Business-- Competition."

POTENTIAL CONFLICTS OF INTEREST IN THE DISTRIBUTIONS

    School Specialty currently operates as a wholly-owned subsidiary of U.S. Office Products. On or before the Distribution Date, School Specialty, the other Spin-Off Companies and U.S. Office Products will enter into the Distribution Agreement, the Tax Allocation Agreement and the Employee Benefits Agreement, and the Spin-Off Companies will enter into a Tax Indemnification Agreement. See "The Spin-Offs from U.S. Office Products." These agreements are expected to provide, among other things, for U.S. Office Products and School Specialty to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the School Specialty Distribution.

    Certain indemnification obligations of School Specialty and the other Spin-Off Companies to U.S. Office Products are joint and several. Therefore, if one of the other Spin-Off Companies fails to indemnify U.S. Office Products when such a loss occurs, School Specialty may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to such other Spin-Off Company. In addition, the agreements will allocate certain liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the specific businesses to be conducted by the Spin-Off Companies and post-Distribution U.S. Office Products, among U.S. Office Products and each of the Spin-Off Companies. Adverse developments or material disputes with U.S. Office Products following the School Specialty Distribution could have a material adverse effect on School Specialty.

    The terms of the agreements that will govern the relationship among School Specialty, U.S. Office Products, and the other Spin-Off Companies will be established by U.S. Office Products in consultation with the management of School Specialty and the other Spin-Off Companies prior to the Distributions and while School Specialty and the other Spin-Off Companies are wholly-owned subsidiaries of U.S. Office

Products. The terms of these agreements, including the allocation of general corporate and securities liabilities among U.S. Office Products, School Specialty, and the other Spin-Off Companies may not be the same as they would be if the agreements were the result of arm's length negotiations. In addition, the agreements must contain certain terms specified in U.S. Office Products' agreement with CD&R relating to the Equity Investment and must otherwise be reasonably acceptable to CD&R. CD&R will not be a stockholder in any of the Spin-Off Companies and its interests may be adverse to those of the Spin-Off Companies. See "The Spin-Offs from U.S. Office Products." Accordingly, there can be no assurance that the terms and conditions of the agreements will not be more or less favorable to School Specialty than those that might have been obtained from unaffiliated third parties.

    On the Distribution Date, Jonathan J. Ledecky, Chairman of the U.S. Office Products Board of Directors, will receive options for shares of each of the Spin-Off Companies exercisable for up to 7.5% of the common stock of each Spin-Off Company. See "Management of School Specialty--Director Compensation and Other Arrangements". As a result, Mr. Ledecky has interests in the Distributions that differ in certain respects from, and may conflict with, the interests of other stockholders of U.S. Office Products and School Specialty.


TAX MATTERS



    Wilmer, Cutler & Pickering expects to deliver an opinion (the "Tax Opinion") at the time of the Distributions stating that for U.S. federal income tax purposes, the Distributions (including the School Specialty Distribution) will qualify as tax-free spin-offs under Section 355 of the Code and will not be taxable under Section 355(e). U.S. Office Products will not complete the School Specialty Distribution unless it receives the Tax Opinion. The Tax Opinion will be based on the accuracy as of the time of the Distributions of factual representations made by U.S. Office Products, the Spin-Off Companies and CD&R, and certain other information, data, documentation and other materials as Wilmer, Cutler & Pickering has deemed necessary. See "The School Specialty Distribution--U.S. Federal Income Tax Consequences of the School Specialty Distribution."



    The Tax Opinion will represent Wilmer, Cutler & Pickering's best judgment of how a court would rule. However, the opinion is not binding upon either the Internal Revenue Service (the "IRS") or any court. A ruling has not been, and will not be, sought from the IRS with respect to the U.S. federal income tax consequences of the School Specialty Distribution. Accordingly, the IRS and/or a court could reach a conclusion that differs from the conclusions in the Tax Opinion.



    If the School Specialty Distribution fails to qualify under Section 355 as a tax-free spin-off, each holder of U.S. Office Products Common Stock on the Record Date will be treated as having received a taxable corporate distribution in an amount equal to the fair market value (on the Distribution Date) of the Company Common Stock distributed to such holder of U.S. Office Products Common Stock including fractional shares. In addition, U.S. Office Products will recognize gain equal to the difference between the fair market value of the Company Common Stock (on the Distribution Date) and U.S. Office Products' adjusted tax basis in the Company Common Stock (on the Distribution Date). If U.S. Office Products were to recognize gain on the School Specialty Distribution, such gain would likely be substantial.



    If the School Specialty Distribution is taxable under Section 355(e), but otherwise satisfies the requirements for a tax-free spin-off, U.S. Office Products will recognize gain equal to the difference between the fair market value of the Company Common Stock (on the Distribution Date) and U.S. Office Products' adjusted tax basis in the Company Common Stock (on the Distribution
Date). If U.S. Office Products were to recognize gain on the School Specialty Distribution, such gain would likely be substantial. However, no gain or loss will be recognized by holders of U.S. Office Products Common Stock (except with respect to cash received in lieu of fractional shares).

MATERIAL AMOUNT OF GOODWILL


    Approximately $97.5 million, or 47.7%, of the School Specialty's pro forma total assets as of January 24, 1998 represents intangibles assets, the significant majority of which is goodwill. Goodwill represents the excess of cost over the fair market value of net assets acquired in business combinations accounted for under the purchase method. School Specialty generally amortizes goodwill on a straight line method over a period of 40 years with the amount amortized in a particular period constituting a non-cash expense that reduces School Specialty's net income. Amortization of goodwill resulting from certain past acquisitions, and additional goodwill recorded in certain acquisitions may not be deductible for tax purposes. In addition, School Specialty will be required to periodically evaluate the recoverability of goodwill by reviewing the anticipated undiscounted future cash flows from the operations of the acquired companies and comparing such cash flows to the carrying value of the associated goodwill. If goodwill becomes impaired, School Specialty would be required to write down the carrying value of the goodwill and incur a related charge to its income. A reduction in net income resulting from the amortization or write down of goodwill could have a material and adverse impact upon the market price of School Specialty Common Stock.



ABSENCE OF PUBLIC MARKET



    Prior to the School Specialty Distribution and the Offering there will be no public market for the Company Common Stock. The initial public offering price of the Company Common Stock in the Offering will be determined through negotiations among the Company and the underwriters of the Offering and may not be indicative of the market price for the Company Common Stock after the Offering and the School Specialty Distribution. The trading price of the Company Common Stock also could be subject to wide fluctuations in response to variations in the Company's quarterly operating results, changes in earnings estimates by analysts, conditions in the Company's businesses, general market or economic conditions or other factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could have a material adverse effect on the market price of the Company Common Stock. See "-- Potential Volatility of Stock Price, Risks Associated With Shares Eligible for Immediate Sale."


NO DIVIDENDS

    School Specialty does not expect to pay cash dividends on School Specialty Common Stock in the foreseeable future. In addition, School Specialty's ability to pay dividends may be restricted from time to time by financial covenants in its credit agreements. See "Dividend Policy".

                       THE SCHOOL SPECIALTY DISTRIBUTION

GENERAL


    Each holder of shares of U.S. Office Products Common Stock of record as of
the close of business on       , 1998 (the "Record Date"), will receive one
share of School Specialty Common Stock for each       shares of U.S. Office
Products Common Stock held on the Record Date. School Specialty Common Stock
will be distributed on behalf of U.S. Office Products by       as the
Distribution Agent. No certificates or scrip representing fractional shares of School Specialty Common Stock will be issued. Following the announcement of the proration results of the Tender Offer, fractional share interests will be aggregated and sold by the Distribution Agent at such time or times as it shall determine in open market transactions effected through broker-dealers selected by it. The cash proceeds will be distributed to those stockholders entitled to a fractional interest with the distribution of payment for the tendered shares or as soon thereafter as practicable. Certificates representing shares of School
Specialty Common Stock will be distributed on or about       , 1998 (the
"Distribution Date").



    School Specialty is a newly formed subsidiary of U.S. Office Products that will, as of the Distribution Date, hold substantially all of the businesses and assets of, and will be responsible for substantially all of the liabilities associated with, U.S. Office Products Educational Supplies and Products Division. See "The Spin-Offs from U.S. Office Products--Distribution Agreement." School Specialty will include the businesses of the following wholly-owned subsidiaries of U.S. Office Products: School Specialty, Inc., a Wisconsin corporation and predecessor to School Specialty, The Re-Print Corporation, American Academic Suppliers, Inc., Childcraft Education Corp., Sax Arts & Crafts, Inc. and Don Gresswell, Ltd. Immediately prior to the School Specialty Distribution, U.S. Office Products will hold all the issued and outstanding shares of School Specialty Common Stock. Based on the number of shares of U.S.
Office Products Common Stock outstanding on       , 1998, less 37,037,037 shares
(including shares that may be issued on exercise of vested and unvested options for U.S. Office Products Common Stock) to be repurchased in the Tender Offer and on a Distribution Ratio of one share of Company Common Stock distributed for
every       shares of U.S. Office Products Common Stock, approximately shares of School Specialty Common Stock will be distributed to stockholders of U.S. Office Products in the School Specialty Distribution. The number of shares to be distributed could be greater if additional shares of U.S. Office Products Common Stock are issued prior to the School Specialty Distribution pursuant to outstanding convertible debt securities or stock options of U.S. Office Products.


THE STRATEGIC RESTRUCTURING PLAN


    The School Specialty Distribution is part of the Strategic Restructuring Plan. The principal elements of the Strategic Restructuring Plan are:



    - Pursuant to the Tender Offer, U.S. Office Products will purchase 37,037,037 shares of U.S. Office Products Common Stock (including shares that may be issued on exercise of vested and unvested options for U.S. Office Products Common Stock) at $27.00 per share (or in the case of stock options, at $27.00 minus the exercise price of the options) and will incur additional indebtedness to pay a substantial portion of the purchase price for these shares.



    - Pursuant to the Distributions, U.S. Office Products will distribute the shares of the Spin-Off Companies to U.S. Office Products stockholders based on the shares of U.S. Office Products Common Stock outstanding after acceptance of shares in the Tender Offer. Each U.S. Office Products stockholder will receive such stockholder's pro rata share of the stock of each Spin-Off Company.


    - Following the Record Date, CD&R will make the Equity Investment in U.S. Office Products. CD&R will not acquire any interests in the Spin-Off Companies.

    Following completion of the Distributions, U.S. Office Products will retain its North American Office Products Group, (including its office supply, office furniture, and office coffee and beverage services businesses), Mail Boxes, Etc., its New Zealand and Australia operations, and its 49% interest in Dudley Stationery Limited (a U.K. contract stationer). U.S. Office Products' print management, technology solutions, educational supplies and corporate travel services businesses will be operated by the Spin-Off Companies.


    In conjunction with the Strategic Restructuring Plan, U.S. Office Products plans to undertake the following transactions:



    - Pursuant to the 2003 Note Tender, U.S. Office Products will purchase any or all of its 2003 Notes for a purchase price of 94.5% of the principal amount and accrued interest.



    - Pursuant to the 2001 Note Offer, U.S. Office Products will exchange any or all of its 2001 Notes for U.S. Office Products Common Stock at an exchange rate of 61.483 shares per $1,000 principal amount, which effectively reduces the conversion price on the 2001 Notes from $19.00 to $16.71 while the offer is open.



    - Pursuant to a commitment letter from a group of lenders, U.S. Office Products plans to enter into a new $1.225 billion senior credit facility.



    - U.S. Office Products plans to issue and sell at least $400.0 million in Senior Subordinated Notes in a private placement.


REASONS FOR THE DISTRIBUTIONS


    The Board of Directors of U.S. Office Products has approved the Strategic Restructuring Plan, including the Distributions. The U.S. Office Products Board of Directors determined that separation of the businesses of the Spin-Off Companies and the continuing business of U.S. Office Products as part of the Strategic Restructuring Plan would have advantages for the Spin-Off Companies and U.S. Office Products. The Distributions will allow U.S. Office Products and the Spin-Off Companies to adopt strategies and pursue objectives that are more appropriate to their respective industries and geographic territories. After the Distributions, U.S. Office Products will be focused on a more narrow group of businesses that involve primarily the distribution of office products and business services. School Specialty and each of the other Spin-Off Companies will be focused primarily on their individual businesses.


    The Distributions will allow the Spin-Off Companies to pursue independent acquisition programs with a more focused use of resources and, where stock is used as consideration, provide stock of a public company that is in the same industry as the businesses being acquired. Before the Distributions, U.S. Office Products acquired companies in, for example, the school supplies business using U.S. Office Products Common Stock. Sellers were thus required to accept stock in a business that included office products, corporate travel services, technology solutions and print management businesses, as well as other businesses. Following the School Specialty Distribution, School Specialty will be able to offer stock in its own business, which will be substantially the same as the businesses School Specialty expects to acquire.

    The Distributions will enable the financial community to evaluate U.S. Office Products and the Spin-Off Companies as distinct businesses and compare them more easily to industry peers. U.S. Office Products believes that this will allow the financial community to better understand the businesses carried on by U.S. Office Products and the Spin-Off Companies and more accurately value those businesses.


    The Distributions will also allow U.S. Office Products and the Spin-Off Companies to offer their employees more focused incentive compensation packages. The incentive compensation packages (which are expected to consist primarily of stock options) will offer the officers and other key employees of each Spin-Off Company equity interests in a company whose performance is tied directly to the business for which they work. The Company's ability to issue stock options (as well as other equity) will be subject to certain limitations in order to avoid triggering certain adverse federal income tax consequences. See "U.S. Federal Income Tax Consequences of the School Specialty Distribution."

    The Equity Investment is conditioned on completion of all of the Distributions (as well as the Tender Offer). U.S. Office Products' Board of Directors recognized that U.S. Office Products was making a transition from an acquisition-oriented company to a business more focused on growth through improvement and expansion of existing operations. U.S. Office Products' Board of Directors concluded that the investment by CD&R in U.S. Office Products, and support of the management of U.S. Office Products by Clayton Dubilier & Rice, Inc. ("CD&R, Inc.), would contribute to U.S. Office Products' development. CD&R, Inc. has substantial experience in providing companies in which its affiliates invest with financial and managerial advisory services aimed at building value and improving operational, marketing, and financial performance. CD&R Inc. is also experienced in advising and assisting companies in managing high levels of debt.

OTHER ELEMENTS OF THE STRATEGIC RESTRUCTURING PLAN


    TENDER OFFER. Pursuant to the Tender Offer, U.S. Office Products will offer to repurchase 37,037,037 shares (including shares that may be issued on exercise of vested and unvested stock options of U.S. Office Products Common Stock) at a price of $27.00 per share (or, in the case of stock options, at $27.00 minus the exercise price of the options). Acceptance of and payment for shares of U.S. Office Products Common Stock under the Tender Offer will be subject to a number of conditions. These conditions include: (i) a minimum of 37,037,037 shares (including shares that may be issued on exercise of vested and unvested Stock Options) of U.S. Office Products Common Stock being validly tendered and not withdrawn; (ii) U.S. Office Products having obtained financing sufficient to fund the Tender Offer; (iii) all conditions to the completion of the Equity Investment having been satisfied or waived, except for consummation of the Tender Offer and the Distributions; and (iv) registration statements relating to the Distributions having become effective and (v) all other conditions to the completion of the Distributions, including U.S. Office Products having received an opinion of Wilmer, Cutler & Pickering regarding the tax treatment of the Distributions, having been satisfied.



    U.S. Office Products expects to finance the aggregate tender price through a combination of a new senior credit facility for $1.225 billion (the "USOP Credit Facility"), the net proceeds of the Equity Investment and issuance of $400.0 million of senior subordinated debt securities in a private placement. U.S. Office Products anticipates that the foregoing borrowings will increase its outstanding debt by approximately $441.0 million. Approximately $362.0 million was outstanding under U.S. Office Products' existing bank credit facility as of March 20, 1998. U.S. Office Products has entered into a commitment for the USOP Credit Facility.



    The Record Date for the Distributions will occur after acceptance of shares under the Tender Offer. Accordingly, U.S. Office Products stockholders who tender their shares of U.S. Office Products Common Stock in the Tender Offer will not receive the Distributions to the extent their U.S. Office Products shares are accepted in the Tender Offer. Because the Tender Offer is for only 37,037,037 shares (including shares that may be issued on exercise of vested and unvested stock options of U.S. Office Products Common Stock), only a portion of the shares tendered by any U.S. Office Products stockholder is likely to be accepted. U.S. Office Products stockholders who tender their shares are therefore likely to receive the Distributions with respect to a portion of their shares of U.S. Office Products Common Stock.


    EQUITY INVESTMENT. Pursuant to the Investment Agreement dated as of January 12, 1998, as amended, between U.S. Office Products and CD&R (the "Investment Agreement"), U.S. Office Products will issue and sell U.S. Office Products Common Stock and rights to purchase U.S. Office Products Common Stock to CD&R for a purchase price of $270.0 million. As a result of the Equity Investment, CD&R will acquire (a) shares of U.S. Office Products Common Stock representing 24.9% of the outstanding shares of U.S. Office Products Common Stock after giving effect to the issuance of such shares; (b) rights ("Special

Warrants") to receive for nominal consideration additional shares of U.S. Office Products Common Stock equal to 24.9% (after giving effect to issuance of such additional shares upon exercise of the Special Warrants) of the additional shares that are issuable upon the conversion of certain outstanding convertible debentures of U.S. Office Products and of shares of U.S. Office Products Common Stock that are actually issued pursuant to certain contingent rights under existing acquisition agreements; and (c) warrants ("Common Stock Warrants") representing the right to purchase one share of U.S. Office Products Common Stock for each share of U.S. Office Products Common Stock purchased by CD&R at the date of the closing under the Investment Agreement (the "Closing Date") and for each share of U.S. Office Products Common Stock into which the Special Warrants become exercisable. The Special Warrants are exercisable from and after the Closing Date until the 12th anniversary thereof, subject to certain limitations, and the warrants described in clause (c) above are exercisable from and after the second anniversary of the Closing Date until such 12th anniversary. The aggregate exercise price of the warrants described in clause
(c) is $405.0 million.



    Regardless of the number of shares of U.S. Office Products Common Stock outstanding on the date of the Equity Investment, CD&R has contracted to purchase a 24.9% equity interest in U.S. Office Products, including the shares issued to CD&R (the "Initial CD&R Acquisition"). CD&R's percentage ownership of U.S. Office Products will not increase or decrease depending on the actual number of shares of U.S. Office Products Common Stock outstanding on the closing date of the Initial CD&R Acquisition. The Special Warrants will be issued to allow CD&R to maintain its 24.9% ownership interest if (i) any 2001 Notes that remain outstanding after the 2001 Note exchange offer were converted into U.S. Office Products Common Stock at the conversion price in effect after adjusting for the Tender Offer and the Distributions, or (ii) additional shares are issued under contracts for acquisitions completed by U.S. Office Products. The Common Stock Warrants will be exercisable at any time after the second anniversary of the Initial CD&R Acquisition until the 12th anniversary of that date.



    Assuming (i) exercise of all currently exercisable outstanding options, and
(ii) no 2003 Notes were repurchased under the 2003 Note Tender and all such 2003 Notes were converted in accordance with their existing terms, in each case, without any adjustment for the restructuring transaction, and (a) exercise of the Special Warrants in full, and (b) exercise of the Common Stock Warrants in full, CD&R could own approximately 34.7% of outstanding U.S. Office Products Common Stock on a fully-diluted basis. U.S. Office Products expects to make adjustments to the number and exercise price of outstanding options, and the conversion price of the 2001 Notes and 2003 Notes remaining after the 2001 Note Offer and the 2003 Note Tender, on account of the restructuring transactions, and these adjustments will result in a greater number of shares that may be issued upon exercise of the options and conversion of such notes. Although the amount of these adjustments will not be known until after the completion of the Strategic Restructuring Plan, the effect of these adjustments will be to reduce CD&R's fully diluted ownership interest in U.S. Office Products from the amounts set forth above. If no currently exercisable outstanding options are exercised, exercise of the Special Warrants and Common Stock Warrants could give CD&R approximately 39.9% of outstanding U.S. Office Products Common Stock after implementation of the Strategic Restructuring Plan (assuming all of the 2001 Notes are exchanged in the 2001 Note Offer and all of the 2003 Notes are tendered in the 2003 Note Tender).



    Because the Record Date for the Distributions will be immediately before the closing of the Equity Investment, CD&R will not receive any shares of the Spin-Off Companies in the Distributions.



    Prior to the closing of the Initial CD&R Acquisition, the Board of Directors of U.S. Office Products will consist of nine persons, including the chief executive officer of U.S. Office Products, three designees of CD&R, three designees the U.S. Office Products' Board and two persons who are satisfactory to both CD&R and the U.S. Office Products' Board. After the closing of the Initial CD&R Acquisition, the existing members of the U.S. Office Products Board will have the right to nominate six directors, which will include the chief executive officer. CD&R will have the right to nominate three directors. So long as CD&R has the right to nominate two or more directors, one of CD&R's nominees will serve as Chairman of the Board. CD&R can nominate one additional person to the U.S. Office Products' Board, if the directors of U.S. Office Products do not nominate its chief executive officer to the Board.



    In addition, 75% of the directors of U.S. Office Products must approve the following transactions: (i) the sale by U.S. Office Products of equity securities, other than (A) a specified amount made available under employee benefit plans, such as option plans, or (B) a specified amount issued to acquire companies or issued in public offerings; (ii) any merger, tender offer or sale, lease or disposition of all or substantially all of U.S. Office Products assets or other business combination involving U.S. Office Products, unless the consideration for such sale is all cash or is freely tradeable common stock of a public company with a specified level of market capitalization; (iii) any major recapitalization; (iv) certain amendments to stockholder rights plans; (v) any dissolution or partial liquidation of U.S. Office Products; or (vi) any modification to U.S. Office Products' organization documents or by-laws that is inconsistent with CD&R's rights under the Investment Agreement or any other agreements between U.S. Office Products and CD&R. The effect of this provision is so long as CD&R can nominate three directors, at least one of them must vote in favor of any of the above actions for it to be approved.



    The following Table summarizes the right of CD&R to nominate directors of U.S. Office Products and shows when the 75% super-majority voting requirement will apply:



                                                            NUMBER OF DIRECTORS
PORTION OF SHARES OF U.S.                                   CD&R IS ENTITLED TO             RIGHT TO        75% BOARD
OFFICE PRODUCTS COMMON                                        NOMINATE (OUT OF             DESIGNATE         APPROVAL
STOCK RETAINED BY CD&R(1)(2)                                       NINE)(3)(4)              CHAIRMAN    REQUIREMENT(2)
----------------------------------------------------------  ---------------------------  -------------  -----------------
66 2/3% to 100%...........................................               Three                   Yes              Yes
33 1/2% to 66 2/3%........................................                 Two                   Yes              Yes
Less than 33 2/3% (but CD&R holds at least 5% of U.S.
 Office Products voting stock.............................                 One                    No               No
Less than 5% of then outstanding U.S. Office Products
 voting stock.............................................                None                    No               No


------------------------------


(1) Includes shares acquired by CD&R in the Initial CD&R Acquisition and Shares CD&R can acquire by exercising the Special Warrants.



(2) All of CD&R's corporate governance rights will expire on the earlier of the fifth anniversary of the closing of the Initial CD&R Acquisition or if CD&R ever acquires more than 50% of the voting power represented by U.S. Office Products' then outstanding voting securities.



(3) CD&R can approve one additional nominee if the Chief Executive Officer of U.S. Office Products is not a member of the Board or is not a Board nominee.



(4) The size of the Board can be increased up to a total of 12 members, in which case the number of directors that CD&R has the right to nominate will increase proportionately.



    CD&R's obligation to consummate the Equity Investment is subject to the satisfaction or waiver of various conditions. These include, among others: (i) accuracy of U.S. Office Products' representations and warranties and compliance by U.S. Office Products' with its obligations under the Investment Agreement;
(ii) receipt of necessary antitrust and other regulatory clearance; (iii) absence of material litigation; (iv) U.S. Office Products stockholder approval of the issuance of shares in the Equity Investment; (v) consummation of the Distributions in accordance with the Distribution Agreements containing certain terms specified in the Investment Agreement and otherwise as reasonably approved by CD&R; (vi) execution and delivery of the Tax Allocation Agreement containing certain terms specified in the Investment Agreement and otherwise as reasonably approved by CD&R; (vii) execution of documents relating to financing of the Tender Offer satisfactory in form and substance to CD&R; (viii) consummation of the Tender Offer; (ix) execution of a consulting agreement with CD&R Inc. providing for payment of an annual consulting fee of $500,000 and registration rights agreement with CD&R; (x) absence of any development since October 25, 1997 that would have a material adverse effect after giving effect to the distributions; and (xi) U.S. Office Products' debt immediately following completion of the transactions contemplated by the Strategic Restructuring Plan shall not exceed $1.4 billion (assuming conversion of certain convertible debt) and outstanding debt of the Spin-Off Companies shall be at least $130.0 million plus expenditures by such entities for acquisitions after the date of the Investment Agreement. See "The Spin-Offs from U.S. Office Products--Distribution Agreement" and "--Tax Allocation Agreement." If U.S. Office Products does not proceed with the Distributions, or if the Equity Investment does not occur for certain other reasons, CD&R can terminate the Investment Agreement and receive a termination fee of $25.0 million plus reasonable fees and expenses. If the Equity Investment is completed, CD&R, Inc. will receive a transaction fee of $15.0 million and reimbursement for expenses it incurred in connection with the transaction. For additional information concerning the Equity Investment, investors should refer to U.S. Office Products' proxy statement for its special meeting to be held to consider issuance of shares in the Equity Investment. See "Additional Information."



    RELATED TRANSACTIONS. Jonathan J. Ledecky, the founder, Chairman of the Board and former Chief Executive Officer of U.S. Office Products, will step down as Chairman of the Board of U.S. Office Products upon consummation of the Distributions. In connection with the adoption of the Strategic Restructuring Plan, U.S. Office Products' Board of Directors concluded that it was important to the achievement of the objectives of the plan that the Spin-Off Companies obtain the benefit of Mr. Ledecky's skills and experience. Accordingly, U.S. Office Products entered into a services agreement with Mr. Ledecky (the "Ledecky Services Agreement"). Pursuant to this agreement, which is contingent on the Distributions occurring, Mr. Ledecky has agreed to extend his existing non-competition agreement with U.S. Office Products until the fourth anniversary of the Distribution Date. School Specialty will have the right to enforce the non-competition provision with respect to its respective business. In consideration of this agreement by Mr. Ledecky and his serving as a director and an employee of School Specialty following the Distribution, the Ledecky Services Agreement provides that he will receive options to purchase up to 7.5% of the outstanding common stock of each Spin-Off Company as of the Distribution Date without regard to the Offering. For additional information on the terms of the Ledecky Services Agreement and the options to be granted by School Specialty to Mr. Ledecky, see "Management of School Specialty-- Director Compensation and Other Arrangements."



    School Specialty has filed a Registration Statement with the Commission for the issuance of shares of School Specialty Common Stock in the Offering that is expected to close prior to or concurrent with the School Specialty Distribution. As a result of certain U.S. federal income tax limitations under Section 355 of the Code on the number of shares that School Specialty can issue in connection with the School Specialty Distribution without jeopardizing the tax-free treatment of the School Specialty Distribution, the amount of School Specialty capital stock issued in such a public offering, when aggregated with any other School Specialty capital stock that will be issued in such a public offering has not been determined and may be limited by the factors discussed in "Risk Factors--Tax Matters," "--Limitation on Equity Offerings and the Use of Company Common Stock in Acquisitions" and sat--U.S. Federal Income Tax Consequences of the School Specialty Distribution."



U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SCHOOL SPECIALTY DISTRIBUTION



    Wilmer, Cutler & Pickering expects to deliver an opinion (the "Tax Opinion") at the time of the Distributions on the material U.S. federal income tax consequences of the School Specialty Distribution to U. S. Office Products and holders of U.S. Office Products Common Stock on the Record Date. The Tax Opinion will be based on the Code, and regulations, rulings, and judicial decisions as of the date thereof, all of which may be repealed, revoked, or modified so as to result in U.S. federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect a holder of U.S. Office Products Common Stock. In addition, the authorities on which the Tax Opinion will be based are subject to various interpretations. It is therefore possible that the U.S. federal income tax treatment of the School Specialty Distribution and of the holding, and disposition of the School Specialty Common Stock may differ from the treatment described below.

    The Tax Opinion will apply only to holders of U.S. Office Products Common Stock who are U. S. persons and who hold U.S. Office Products Common Stock as a capital asset (generally, property held for investment) within the meaning of
Section 1221 of the Code. A U.S. person is the beneficial owner of U.S. Office Products Common Stock that is (i) for U.S. federal income tax purposes a citizen or resident of the United States (including certain former citizens and former long-term residents), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and one or more U.S. persons have the authority to control all substantial decisions of the trust. The Tax Opinion will not address tax considerations applicable to a holder of U.S. Office Products Common Stock's particular circumstances or to a holder that may be subject to special tax rules (such as holders subject to the alternative minimum tax) or other special situations, such as those of dealers in securities or currencies, financial institutions, insurance companies, persons holding U.S. Office Products Common Stock as part of a hedging or conversion transaction or a straddle, persons whose "functional currency" is not the U.S. dollar, and certain U.S. expatriates.



    The Tax Opinion will not address all aspects of U.S. federal income taxation that may be relevant to holders of U.S. Office Products Common Stock in light of their particular circumstances, nor will it address any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. Holders of U.S. Office Products Common Stock should consult their tax advisors about the particular U.S. federal income tax consequences to them of the School Specialty Distribution, or the holding and disposition of the School Specialty Common Stock, as well as any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.



    EFFECT ON U.S. OFFICE PRODUCTS AND HOLDERS OF U.S. OFFICE PRODUCTS COMMON STOCK. Subject to the foregoing, the Tax Opinion will state Wilmer, Cutler & Pickering's opinion that for U.S. federal income tax purposes the Distributions (including the School Specialty Distribution) will qualify as tax-free spin-offs under Section 355 of the Code, and will not be taxable under Section 355(e) of the Code. U.S. Office Products will not complete the School Specialty Distribution unless it receives the Tax Opinion. The Tax Opinion will be based on the accuracy as of the time of the Distributions of factual representations made by U.S. Office Products, School Specialty, the Spin-Off Companies and CD&R and certain other information, data, documentation and other materials that Wilmer, Cutler & Pickering has deemed necessary.



    The Tax Opinion will represent Wilmer, Cutler & Pickering's best judgment of how a court would rule. However, the Tax Opinion is not binding upon either the IRS or any court. A ruling has not been, and will not be, sought from the IRS with respect to the U.S. federal income tax consequences of the School Specialty Distribution.



    Assuming the School Specialty Distribution qualifies as a tax-free spin-off under Section 355 and is not taxable under to Section 355(e) of the Code:


         1. No gain or loss will be recognized by holders of U.S. Office Products Common Stock as a result of their receipt of School Specialty Common Stock in the School Specialty Distribution. Holders of U.S. Office Products Common Stock will recognize gain or loss on the receipt of cash in lieu of fractional shares (as discussed below).

         2. No gain or loss will be recognized by U.S. Office Products as a result of the School Specialty Distribution.

         3. A stockholder's tax basis in such stockholder's U.S. Office Products Common Stock immediately before the School Specialty Distribution will be allocated among the U.S. Office Products Common Stock and the Spin-Off Companies Common Stock (including any fractional shares) received with respect to such U.S. Office Products Common Stock in proportion to their relative fair market values on the Distribution Date of School Specialty. Such allocation must be calculated separately for each block of U.S. Office Products Common Stock (shares purchased at the same time and at the same cost) with respect to which the Spin-Off Companies' common stock is received.

         4. The holding period of the School Specialty Common Stock (including any fractional shares) received in the School Specialty Distribution will include the holding period of the U.S. Office Products Common Stock with respect to which it was distributed.


    Treasury regulations governing Section 355 require that each holder of U.S. Office Products Common Stock who receives shares of School Specialty Common Stock pursuant to the School Specialty Distribution attach a statement to the U.S. federal income tax return that will be filed by such stockholder for the taxable year in which the stockholder receives School Specialty Common Stock in the School Specialty Distribution. The regulations require that the statement show the applicability of Section 355 to the School Specialty Distribution. U.S. Office Products will provide each U.S. Office Products stockholder of record on the record date with information necessary to comply with this requirement.



    CONSEQUENCES OF FAILURE TO QUALIFY AS A TAX-FREE DISTRIBUTION As noted above, the Tax Opinion is not binding on the IRS or the courts. Holders of U.S. Office Products Common Stock should be aware that the requirements of Section 355 pertaining to business purpose, active trade or business, and absence of a device of distribution of earnings and profits, as well as the requirements of
Section 355(e) pertaining to a plan or series of related transactions to acquire 50% or more by vote or value of a company, are highly dependent on factual interpretations, are to a significant extent subjective in nature, and have a relative absence of authority addressing their application to the particular facts presented by the School Specialty Distribution. Accordingly, the IRS and/or a court reach a conclusion that differs from the conclusions in the Tax Opinion.



    BUSINESS PURPOSE. In order for the School Specialty Distribution to qualify as a tax-free spin-off under Section 355, it must be motivated, in whole or substantial part, by one or more corporate business purposes. U.S. Office Products will represent that the School Specialty Distribution was motivated, in whole or substantial part, to allow U.S. Office Products and the Company to adopt strategies and pursue objectives that are more appropriate to their respective industries and stages of growth; to allow the Company to pursue an independent acquisition program with a more focused use of resources and, where stock is used as consideration, to allow the Company to provide stock of a public company that is in the same industry as the business being acquired; to allow U.S. Office Products and the Company to offer their respective employees more focused compensation packages; and to make possible the Equity Investment, which the Board of Directors of U.S. Office Products concluded would contribute to U.S. Office Products' development, based on the skills and experience of CD&R. Based on these representations and certain other information, data, documentation and other materials, Wilmer, Cutler & Pickering expects to deliver an opinion at the time of the Distributions that the School Specialty Distribution satisfies the business purpose requirement of Section 355 of the Code. However, although similar rationales have been accepted by the IRS in other circumstances as sufficient to meet the business purpose requirement of Code Section 355, there can be no assurances that the IRS will not assert that the business purpose requirement is not satisfied.



    ACTIVE TRADE OR BUSINESS. In order for the School Specialty Distribution to qualify as a tax-free spin-off under Section 355, both the Company and U.S. Office Products must be engaged in an active trade or business that has been actively conducted for the five-year period preceding the School Specialty Distribution, taking into account only businesses that have been acquired in transactions in which no gain or loss was recognized. Whether current and historical business activity constitutes an active trade or business, and whether any gain or loss should have been recognized in an acquisition structured and reported as a nontaxable transaction, turn in some instances on the application of subjective legal standards and on factual determinations, such as intentions of the parties involved. Based on the representations of U.S. Office Products and the Company, Wilmer, Cutler & Pickering expects to deliver an opinion at the time of the Distributions that the School Specialty Distribution will satisfy the active trade or business requirement. However, because of the inherently subjective nature of important elements of the active trade or business requirement, and because the IRS may challenge the representations upon which Wilmer, Cutler & Pickering relies, there can be no assurance that the IRS will not assert that the active trade or business requirement is not satisfied.



    ABSENCE OF A DEVICE FOR DISTRIBUTION OF EARNINGS AND PROFITS. The School Specialty Distribution will not qualify as a tax-free spin-off under Section 355 if the School Specialty Distribution was used principally as a device for the distribution of the earnings and profits of U.S. Office Products or the Company. Treasury regulations provide that this test is applied based on all the facts and circumstances, including the presence or absence of factors described in the Regulations as "device factors" and "nondevice factors." Application of this test is uncertain in part because of its subjective nature. Based on the representations of U.S. Office Products and the Company, Wilmer, Cutler & Pickering expects to deliver an opinion at the time of the Distributions that the School Specialty Distribution is not a transaction used principally as a device for the distribution of earnings and profits of either U.S. Office Products or the Company. However, because of the inherently subjective nature of the device test (including the subjectivity involved in assigning weight to various factors), and because the IRS may challenge the representations upon which Wilmer, Cutler & Pickering relies, there can be no assurance that the IRS will assert that the School Specialty Distribution is a transaction used principally as a device for the distribution of earnings and profits of U.S. Office Products or the Company.



    If the School Specialty Distribution fails to qualify as a tax-free spin-off under Section 355:



         1. U.S. Office Products will recognize gain equal to the difference between the fair market value of the School Specialty Common Stock on the Distribution Date and U.S. Office Products adjusted tax basis in the School Specialty Common Stock on the Distribution Date. If U.S. Office Products were to recognize gain on the School Specialty Distribution, such gain would likely be substantial.



         2. Each holder of U.S. Office Products Common Stock will be treated as having received a taxable corporate distribution in an amount equal to the fair market value (on the Distribution Date) of the School Specialty Common Stock distributed to such stockholder, including fractional shares. The distribution would generally be treated as ordinary dividend income to a U.S. Office Products stockholder to the extent of such U.S. Office Products stockholder's pro rata share of U.S. Office Products' accumulated and current earnings and profits. To the extent the amount of the distribution exceeds such U.S. Office Products stockholder's pro rata share of U.S. Office Products' accumulated and current earnings and profits, such excess would be treated first as a basis-reducing, tax-free return of capital to the extent of the stockholder's tax basis in his or her U.S. Office Products Common Stock and then as capital gain, provided that the U.S. Office Products Stock is held as a capital asset. For corporate stockholders, the portion of the taxable distribution that constitutes a dividend would be eligible for the dividends-received deduction (subject to certain limitations in the Code) and could be subject to the Code's extraordinary dividend provisions which, if applicable, would require a reduction in a corporate stockholder's basis in its U.S. Office Products Common Stock to the extent of such deduction and the recognition of gain to the extent the deduction exceeds the corporate stockholder's tax basis in the U.S. Office Products Common Stock.



         3. Each U.S. Office Products stockholder's tax basis in the School Specialty Common Stock would equal the fair market value on the Distribution Date of the School Specialty Common Stock (including fractional shares) distributed to such stockholder.



         4. The holding period of the School Specialty Common Stock (including fractional shares) received in the School Specialty Distribution would begin with, and include, the day after the Distribution Date.

    Whether or not the School Specialty Distribution is taxable, cash received by a holder of U.S. Office Products Common Stock in lieu of a fractional share of School Specialty Common Stock will be treated as received in exchange for such fractional share and the stockholder will recognize gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the stockholder's tax basis in the fractional share. Such gain or loss will be capital gain or loss to the stockholder.



    EFFECT OF POST-DISTRIBUTION TRANSACTION. Section 355(e) which was added in 1997, generally provides that a company that distributes shares of a subsidiary in a spin-off that is otherwise tax-free will incur U.S. federal income tax liability if 50% or more, by vote or value, of the capital stock of either the company making the distribution or the subsidiary is acquired by one or more persons acting pursuant to a plan or series of related transactions that includes the spin-off. Stock acquired by certain related persons is aggregated in determining whether this 50% test is met. There is a presumption that any acquisition of 50% or more, by vote or value, of the capital stock of the company or the subsidiary occurring two years before or after the spin-off is pursuant to a plan that includes the spin-off. However, the presumption may be rebutted by establishing that the spin-off and the acquisition are not part of a plan or series of related transactions. Based on the representations of U.S. Office Products, the Company and CD&R, and the assumption that the School Specialty Distribution is not part of a plan that is outside the knowledge of U.S. Office Products and the Company pursuant to which one or more persons will acquire directly or indirectly 50% or more by vote or value of the capital stock of U.S. Office Products or the Company, Wilmer, Cutler & Pickering's expects to deliver an opinion at the time of the Distributions that the School Specialty Distribution will not be Section 355(e). However, there can be no assurance that the IRS will not assert that the School Specialty Distribution is taxable under
Section 355(e).



    If the School Specialty Distribution is taxable under Section 355(e) of the Code, U.S. Office Products will recognize gain, equal to the difference between the fair market value of the School Specialty Common Stock on the Distribution Date and U.S. Office Products' adjusted tax basis in the School Specialty Common Stock on the Distribution Date. If U.S. Office Products were to recognize gain on the School Specialty Distribution, such gain would likely be substantial. However, no gain or loss will be recognized by holders of U.S. Office Products Common Stock (except with respect to cash received in lieu of fractional shares). If U.S. Office Products were to recognize gain on the School Specialty Distribution, such gain would likely be substantial.



    LIABILITY FOR DISTRIBUTION TAXES. Under the Tax Allocation Agreement, School Specialty and the other Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any Distribution Taxes assessed against U.S. Office Products if an Adverse Tax Act of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. School Specialty will also enter into the Tax Indemnification Agreement with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to U.S. Office Products under the Tax Allocation Agreement. As a consequence, School Specialty will be liable for any Distribution Taxes resulting from any adverse Tax Act by School Specialty and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. Additionally, U.S. Office Products and each of the Spin-Off Companies will be liable for its pro rata portion of any Distribution Taxes, based on the value of each company's common stock after the Distributions, if it is determined that there has not been Adverse Tax Act by either U.S. Office Products or any of the other Spin-Off Companies. As a result, the Company could become liable for a pro rata portion of any Distribution Taxes with respect not only to the School Specialty Distribution, but also to any of the other Distributions. See "The Spin-Offs from U.S. Office Products--Tax Allocation Agreement and Tax Indemnification Agreement" for a detailed discussion of the Tax Allocation Agreement and Tax Indemnification Agreement.

    THE FOREGOING DESCRIPTION OF WILMER, CUTLER & PICKERING'S OPINION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF U.S. OFFICE PRODUCTS COMMON STOCK DOES NOT PURPORT TO COVER ALL U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MIGHT APPLY TO EVERY HOLDER OF U.S. OFFICE PRODUCTS COMMON STOCK. ALL HOLDERS OF U.S. OFFICE PRODUCTS COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE SCHOOL SPECIALTY DISTRIBUTION TO THEM.


EFFECT ON OUTSTANDING U.S. OFFICE PRODUCTS OPTIONS HELD BY SCHOOL SPECIALTY
  EMPLOYEES


    School Specialty expects that all or substantially all vested and unvested options to acquire U.S. Office Products Common Stock that are held by School Specialty employees on the Distribution Date will be replaced with options to acquire shares of School Specialty Common Stock. School Specialty anticipates that the replacement options will be issued under a stock option plan to be adopted on or prior to the Distribution Date. As of the Distribution Date,
approximately       options to acquire U.S. Office Products Common Stock will be held by employees of School Specialty. The number options that will be outstanding after the Distributions will depend on the trading prices of U.S. Office Products Common Stock around the time of the Distributions and the public offering price of the Company Common Stock in the Offering. For those reasons, the number of options exercisable for shares of Company Common Stock into which the U.S. Office Products options will convert is not yet determinable. The option exercise price will be adjusted by applying the following formula:



Exercise Price (New) = Exercise Price (Old) XInitial Public Offering Price of School Specialty Common Stock in the Offering___________________________________
                             Trading Price of U.S. Office Products Common Stock
Pre-School Specialty Distribution



The number of option will be adjusted by applying the following formula:



Option Share (New) = Option Shares (Old) XTrading Price of U.S. Office Products Common Stock Pre-School Specialty Distribution__________________________________
                             Initial Public Offering Price of School Specialty
Common Stock in the Offering



For all optionees, the "Trading Price of U.S. Office Products Common Stock Pre-School Specialty Distribution" will be the average closing price of U.S. Office Products Common Stock for the lesser of (a) ten business days preceding the Distributions or (b) the number of business days falling between the expiration of the Tender Offer and the completion of the Distributions. The exercise price and number of options will not be adjusted as a result of the Tender Offer, but instead are adjusted solely for the Distributions. The intrinsic value of the adjusted options will be no greater than the intrinsic value of the options immediately before the Distributions, and the ratio of exercise price to market price will not be less than the ratio immediately before the Distributions.



    Management anticipates that the replacement options will be issued under a stock option plan to be adopted on or prior to the Distribution Date. It is anticipated that all other terms of the School Specialty stock options will be the same as the terms of the U.S. Office Products options they replace. As a result of this, the options held by the School Specialty employees after the School Specialty Distribution would represent a greater percentage interest in School Specialty than the percentage interest in U.S. Office Products that such options represented before the Distribution.


RESTRICTIONS ON TRANSFER

    Shares of School Specialty Common Stock distributed to the U.S. Office Products Stockholders pursuant to School Specialty Distribution will be freely transferable under the Securities Act, except for shares received by any persons who may be deemed to be "affiliates" of School Specialty as that term is defined in Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of School Specialty after School Specialty Distribution generally include individuals or entities that control, are controlled by, or are under common control with, School Specialty and may include certain officers and directors of School Specialty as well as principal stockholders of School Specialty. Persons who are affiliates of School Specialty will be permitted to sell their shares of School Specialty Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions provided for private transactions or Rule 144 under the Securities Act.

EXPENSES OF THE DISTRIBUTIONS


    U.S. Office Products estimates that the direct legal, financial advisory, investment banking, financing, accounting, printing, mailing and other expenses (including the fees of U.S. Office Products' and the Spin-Off Companies' transfer agents) of the Strategic Restructuring Plan (including CD&R's fees and expenses), including the Distributions, will total approximately $75.0 million. Upon request, U.S. Office Products will pay the reasonable expenses of brokerage firms, custodians, nominees and fiduciaries who are record holders of U.S. Office Products Common Stock for forwarding this Information Statement/ Prospectus to the beneficial owners of such shares. The foregoing expenses will be allocated among U.S. Office Products and the Spin-Off Companies pursuant to a formula to be determined. See "The Spin-Offs from U.S. Office Products--Distribution Agreement."

                    THE SPIN-OFFS FROM U.S. OFFICE PRODUCTS



    Following the School Specialty Distribution, U.S. Office Products and School Specialty will operate independently, and (except for interests U.S. Office Products may retain pursuant to certain pledge agreements) neither will have any stock ownership, beneficial or otherwise, in the other. For the purposes of governing certain of the ongoing relationships among U.S. Office Products, School Specialty and the Other Spin-Off Companies after the Distributions, and to provide mechanisms for an orderly transition, on or before the Distribution Date, U.S. Office Products, School Specialty and the Other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement, and the Employee Benefits Agreement and the Spin-Off Companies will enter into the Tax Indemnification Agreement. The terms of the Distribution Agreement, the Tax Allocation Agreement, the Tax Indemnification Agreement and the Employee Benefits Agreement have not yet been finally determined. Those terms will be agreed to while School Specialty is a wholly-owned subsidiary of U.S. Office Products. In addition, the Investment Agreement specifies certain terms of this Agreement and provides that they are subject to CD&R's reasonable approval. Therefore, they will not be the result of arm's-length negotiations between independent parties.


    Although the terms of the Distribution Agreement, Tax Allocation Agreement, Tax Indemnification Agreement, and Employee Benefits Agreement have not been finally determined, School Specialty currently expects that the terms will include those described below. There can be no assurance that the terms of the Distribution Agreement, Tax Allocation Agreement, Tax Indemnification Agreement and Employee Benefits Agreement will not be less favorable to the stockholders of School Specialty than the terms set out below.

DISTRIBUTION AGREEMENT


    TRANSFER OF SUBSIDIARIES AND ASSETS. The Distribution Agreement is expected to provide for the transfer from U.S. Office Products to School Specialty of substantially all of the equity interests in the U.S. Office Products subsidiaries that are engaged in the business of School Specialty as well as the transfer, in certain instances, of other assets related to the business of School Specialty. It is also expected to provide that the recovery on any claims under applicable acquisition agreements that U.S. Office Products may have against the persons who sold businesses to U.S. Office Products that will become part of School Specialty in connection with the Distributions (the "School Specialty Acquisition Indemnity Claims") will be shared between U.S. Office Products and School Specialty. In addition, to the extent that the School Specialty Acquisition Indemnity Claims are secured by the pledge of stock of U.S. Office Products and School Specialty that is owned by persons who sold businesses to U.S. Office Products that will become part of School Specialty (and no previous claims have been made against such shares), the pledged shares will be used, subject to the final resolution of the claim, to reimburse U.S. Office Products and School Specialty for their respective damages and expenses.



    DEBT. The Distribution Agreement is expected to provide that School Specialty will have, at the time of the School Specialty Distribution, $80.0 million of debt plus the amount of any additional debt incurred after the date of the Investment Agreement by U.S. Office Products or School Specialty in connection with the acquisition of entities that will become subsidiaries of School Specialty in connection with the Distributions. The amount of debt that will be allocated pursuant to this provision will be $83.3 million, which is expected to be refinanced with a third party lender at or about the time of the Offering.



    LIABILITIES. The Distribution Agreement is expected to allocate and provide for the assumption of financial responsibility for certain liabilities (other than taxes and employee benefit matters which will be governed by separate agreements) among U.S. Office Products, School Specialty and the Other Spin-Off Companies. School Specialty will be responsible for (i) any liabilities arising out of or in connection with the businesses conducted by School Specialty and/or its subsidiaries, (ii) its liabilities under the Distribution Agreement, the Tax Allocation Agreement, the Tax Indemnification Agreement and the Employee

Benefits Agreement and related agreements, (iii) its liabilities for the debt described above, (iv) securities liabilities relating to the Prospectus in respect of the Offering and certain sections of this Information Statement/Prospectus, as well as other securities liabilities related to the School Specialty business that arise from information supplied to U.S. Office Products (or that should have been supplied but was not) by School Specialty,
(v) any liabilities of U.S. Office Products relating to earn-out or bonus payments owed by U.S. Office Products in respect of School Specialty or its subsidiaries, (vi) the Company's costs and expenses related to the Offering and the Company's bank financing, and (vii) $1.0 million of the transaction costs (including legal, accounting, investment banking, and financial advisory) and other fees incurred by U.S. Office Products in connection with the Strategic Restructuring Plan. In addition, the Distribution Agreement will provide for sharing of certain liabilities among the parties. Each of U.S. Office Products, School Specialty and the other Spin-Off Companies will bear its pro rata share of certain other liabilities (the "Shared Liabilities") including: (i) any liabilities of U.S. Office Products under the securities laws arising from events prior to the Distributions (other than claims relating solely to a specific Spin-Off Company or relating specifically to the continuing businesses of U.S. Office Products), and (ii) U.S. Office Products' general corporate liabilities (other than debt, except for that specifically allocated to the Spin-Off Companies) incurred prior to the Distributions (I.E., liabilities not related to the conduct of a particular distributed or retained subsidiary's business). The Company's pro rata share of such Shared Liabilities will be
approximately    percent. Shared Liabilities will also include a portion of the indemnity obligations of the Other Spin-Off Companies should one or more of those companies default on their indemnity obligations under the Distribution Agreement. However, in no event will the Company's share of the Shared
Liabilities exceed $      .


    The Distribution Agreement is expected to provide that each party will indemnify and hold all of the other parties harmless from any and all liabilities for which the former assumed liability under the Distribution Agreement. All indemnity payments will be subject to adjustment upward or downward to take account of tax costs or tax benefits as well as insurance proceeds. If there are any claims made under U.S. Office Products' existing insurance policies, the amount of any deductible or retention will be allocated by U.S. Office Products among the claimants in a fair and reasonable manner.

    OTHER PROVISIONS. The Distribution Agreement is expected to have other customary provisions including provisions relating to mutual release, access to information, witness services, confidentiality and alternative dispute resolution.


TAX ALLOCATION AGREEMENT AND TAX INDEMNIFICATION AGREEMENT


    The Tax Allocation Agreement will provide that each Spin-Off Company will be responsible for its respective share of U.S. Office Products' consolidated tax liability for the years that each such corporation was included in U.S. Office Products' consolidated U.S. federal income tax return. The Tax Allocation Agreement also will provide for sharing, where appropriate, of state, local and foreign taxes attributable to periods prior to the Distributions.

    The Tax Allocation Agreement will further provide that the Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any Distribution Taxes assessed against U.S. Office Products if an Adverse Tax Act of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. School Specialty will also enter into the Tax Indemnification Agreement with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to U.S. Office Products under the Tax Allocation Agreement. As a consequence, School Specialty will be liable for any Distribution Taxes resulting from any Adverse Tax Act by School Specialty and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. If there is a final determination that any or all of the Distributions are taxable and it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies, each of U.S. Office Products and the Spin-Off Companies will be liable for its pro rata portion of such Distribution Taxes based on the value of each company's common stock after the Distributions. As a result, School Specialty could become liable for a pro rata portion of any Distribution Taxes with respect not only to the School Specialty Distribution but also any of the other Distributions.


EMPLOYEE BENEFITS AGREEMENT

    In connection with the Distributions, U.S. Office Products expects to enter into the Employee Benefits Agreement with School Specialty and the other Spin-Off Companies to provide for an orderly transition of benefits coverage between U.S. Office Products and the Spin-off Companies. Pursuant to this agreement, the respective Spin-Off Companies will retain or assume liability for employment-related claims and severance for persons currently or previously employed by the respective Spin-Off Companies and their subsidiaries, while U.S. Office Products and its post-Distribution subsidiaries will retain or assume responsibility for their current and previous employees. The proposed Employee Benefits Agreement reflects U.S. Office Products' expectation that each of the Spin-Off Companies will establish 401(k) plans for their respective employees effective as of, or shortly after, the Distribution Date and that U.S. Office Products will transfer 401(k) accounts to those plans as soon as practicable. The proposed agreement also provides for spinning off portions of the U.S. Office Products' cafeteria plan that relate to employees of the Spin-Off Companies (and their subsidiaries) and having those spun-off plans assume responsibilities for claims submitted on or after the Distribution.

                                DIVIDEND POLICY

    School Specialty does not anticipate declaring and paying cash dividends on School Specialty Common Stock in the foreseeable future. The decision whether to apply any legally available funds to the payment of dividends on School Specialty Common Stock will be made by the Board of Directors of School Specialty (the "School Specialty Board") from time to time in the exercise of its business judgment, taking into account School Specialty's financial condition, results of operations, existing and proposed commitments for use of School Specialty's funds and other relevant factors. School Specialty's ability to pay dividends may be restricted from time to time by financial covenants in its credit agreements.

                                 CAPITALIZATION



    The following table sets forth the capitalization of School Specialty at January 24, 1998 (i) on an actual basis, and (ii) on a pro forma basis to reflect the refinancing of U.S. Office Products' debt allocated to School Specialty, the School Specialty Distribution and the purchase acquisition completed subsequent to January 24, 1998 and (iii) on a pro forma as adjusted basis to give effect to the Offering and the issuance of Common Stock to Messrs. Spalding, Vander Zanden and Pate and the application of a portion of the proceeds therefrom to the payment of a portion of U.S. Office Products' debt
allocated to the Company (assuming an inital public offering price of $      per
share and no exercise of the Underwriter's overallotment option, but without deducting the estimated underwriting discount and offering expenses). This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations of School Specialty," the historical consolidated financial statements and the pro forma combined financial statements of School Specialty, and the related notes to each thereof, included elsewhere in this Information Statement/Prospectus.



                                                                                JANUARY 24, 1998
                                                                             -----------------------    PRO FORMA
                                                                               ACTUAL     PRO FORMA    AS ADJUSTED
                                                                             ----------  -----------  -------------
                                                                                 (IN THOUSANDS)
Short-term debt............................................................  $      272   $     272    $
Short-term payable to U.S. Office Products.................................      16,873
                                                                             ----------  -----------  -------------
      Total short-term debt................................................  $   17,145   $     272
                                                                             ----------  -----------  -------------
                                                                             ----------  -----------  -------------

Long-term debt.............................................................  $      385   $  82,978
Long-term payable to U.S. Office Products..................................      62,470

Stockholder's equity:
  Divisional equity........................................................      93,313      93,313
  Preferred stock (1,000,000 shares authorized; no shares outstanding).....
  Common stock, $0.001 par value (150,000,000 shares authorized;
    shares outstanding pro forma;       shares outstanding pro forma, as
    adjusted)(1)...........................................................
  Additional paid-in capital...............................................
  Retained earnings........................................................       5,179       5,179
                                                                             ----------  -----------  -------------
      Total stockholder's equity...........................................      98,492      98,492
                                                                             ----------  -----------  -------------
      Total capitalization.................................................  $  161,347   $ 181,470    $
                                                                             ----------  -----------  -------------
                                                                             ----------  -----------  -------------


------------------------


(1) Outstanding shares do not include shares authorized for issuance upon exercise of stock options granted or to be granted. See "Management of School Specialty--Replacement of Outstanding U.S. Office Products' Options" and "--Employee Stock Option Plan".



(2)  The net proceeds of the Offering are estimated to be $      ($      if the
    underwriters' over-allotment option is exercised in full). Those net proceeds will be used for working capital, repayment of a portion of the debt allocated to the Company by U.S. Office Products and general corporation purposes, including future acquisitions.

                            SELECTED FINANCIAL DATA


    The Selected Financial Data provided herein should be read in conjunction with the historical financial statements, including the notes thereto, the pro forma financial information, including the notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations of School Specialty" that appear elsewhere in this Information Statement/Prospectus.



    The historical Selected Financial Data for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 (except pro forma amounts) have been derived from School Specialty's consolidated financial statements that have been audited and are included elsewhere in the Prospectus/Information Statement. The historical Selected Financial Data for the years ended December 31, 1992 and 1993 have been derived from unaudited consolidated financial statements are not included elsewhere in this Information Statement/Prospectus. The Selected Financial Data for the nine months ended January 25, 1997 and January 24, 1998 (except pro forma amounts) have been derived from unaudited consolidated financial statements that appear elsewhere in this Information Statement/Prospectus. These unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of operations for the periods presented.



    The pro forma financial data gives effect, as applicable, to the School Specialty Distribution and the acquisitions completed by the Company after May 1, 1996 through May 1, 1998 as if all such acquisitions had been consummated by May 1, 1996. The unaudited pro forma combined financial data discussed herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of the pro forma adjustments occurred at the beginning of the applicable periods, as assumed, or the future results of the Company. See additional disclosure regarding pro forma results in the Financial Statements section.

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    HISTORICAL(1)
                                        ---------------------------------------------------------------------
                                                                              FOUR MONTHS
                                              YEAR ENDED DECEMBER 31,            ENDED
                                        ------------------------------------   APRIL 30,    FISCAL YEAR ENDED
                                         1992     1993      1994      1995       1996       APRIL 26, 1997(2)
                                        -------  -------  --------  --------  -----------   -----------------
STATEMENT OF INCOME DATA:
Revenues..............................  $65,042  $76,926  $119,510  $150,482    $28,616         $     191,746
Cost of revenues......................   48,111   56,280    87,750   105,757     20,201               136,577
                                        -------  -------  --------  --------  -----------            --------
Gross profit..........................   16,931   20,646    31,760    44,725      8,415                55,169
Selling, general and administrative
  expenses............................   17,729   18,294    27,281    39,869     10,307                43,462
Non-recurring acquisition costs.......    1,048                                   1,122                 1,792
Restructuring costs...................                                 2,532                              194
                                        -------  -------  --------  --------  -----------            --------
Operating income (loss)...............   (1,846)   2,352     4,479     2,324     (3,014)                9,721
Interest expense......................    1,660    1,845     3,007     5,536      1,461                 4,197
Interest income.......................                                               (6)
Other (income) expense................       99      228       (86)      (18)        67                 )(196
                                        -------  -------  --------  --------  -----------            --------
Income (loss) before provision for
  (benefit from) income taxes.........   (3,605)     279     1,558    (3,194)    (4,536)                5,720
Provision for (benefit from) income
  taxes(3)............................      216      199       218       173        139                (2,412)
                                        -------  -------  --------  --------  -----------            --------
Net income (loss).....................  $(3,821) $    80  $  1,340  $ (3,367)   $(4,675)        $       8,132
                                        -------  -------  --------  --------  -----------            --------
                                        -------  -------  --------  --------  -----------            --------
Net income per share(4):..............
    Basic                               $ (0.09) $  0.00  $   0.03  $  (0.06)   $ (0.06)        $        0.09
    Diluted                             $ (0.09) $  0.00  $   0.03  $  (0.06)   $ (0.06)        $        0.09

Weighted average shares
  outstanding(4):.....................
    Basic                                44,260   44,260    45,562    59,059     77,501                90,026
    Diluted                              44,260   44,260    45,704    60,024     79,100                91,761

                                                                                         PRO FORMA (2)
                                                                              ------------------------------------
                                                 NINE MONTHS ENDED                                  NINE MONTHS
                                        -----------------------------------                            ENDED
                                          JANUARY 25,        JANUARY 24,      FISCAL YEAR ENDED   ----------------
                                            1997(2)            1998(2)         APRIL 26, 1997     JANUARY 25, 1997
                                        ----------------   ----------------   -----------------   ----------------
STATEMENT OF INCOME DATA:
Revenues..............................      $159,977           $247,880           $     350,760       $292,244
Cost of revenues......................       114,380            176,501                 244,396        203,705
                                            --------           --------                --------       --------
Gross profit..........................        45,597             71,379                 106,364         88,539
Selling, general and administrative
  expenses............................        33,396             50,999                  85,430         66,926
Non-recurring acquisition costs.......         1,792                                      1,792          1,792
Restructuring costs...................                                                      194
                                            --------           --------                --------       --------
Operating income (loss)...............        10,409             20,380                  18,948         19,821
Interest expense......................         3,358              4,100                   7,300          5,535
Interest income.......................          (101)              (109)
Other (income) expense................          (204)               441                   )(158           (174)
                                            --------           --------                --------       --------
Income (loss) before provision for
  (benefit from) income taxes.........         7,356             15,948                  11,806         14,460
Provision for (benefit from) income
  taxes(3)............................         3,750              7,113                      92          6,651
                                            --------           --------                --------       --------
Net income (loss).....................      $  3,606           $  8,835           $      11,714       $  7,809
                                            --------           --------                --------       --------
                                            --------           --------                --------       --------
Net income per share(4):..............
    Basic                                   $   0.04           $   0.08           $        0.11       $   0.07
    Diluted                                 $   0.04           $   0.08           $        0.11       $   0.07
Weighted average shares
  outstanding(4):.....................
    Basic                                     85,978            114,758                 109,895        109,895
    Diluted                                   87,824            117,185                 109,895        109,895


                                        JANUARY 24, 1998
                                        ----------------
STATEMENT OF INCOME DATA:
Revenues..............................      $321,010
Cost of revenues......................       228,512
                                            --------
Gross profit..........................        92,498
Selling, general and administrative
  expenses............................        66,951
Non-recurring acquisition costs.......
Restructuring costs...................
                                            --------
Operating income (loss)...............        25,547
Interest expense......................         5,535
Interest income.......................
Other (income) expense................           520
                                            --------
Income (loss) before provision for
  (benefit from) income taxes.........        19,492
Provision for (benefit from) income
  taxes(3)............................         8,966
                                            --------
Net income (loss).....................      $ 10,526
                                            --------
                                            --------
Net income per share(4):..............
    Basic                                   $   0.10
    Diluted                                 $   0.10
Weighted average shares
  outstanding(4):.....................
    Basic                                    109,895
    Diluted                                  109,895


                                                                                                                       DECEMBER
                                                                                                                          31,
                                                                                                                       ---------
                                                                                                                         1992
                                                                                                                       ---------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $     (51)
Total assets.........................................................................................................     21,905
Long-term debt, less current portion.................................................................................      8,205
Long-term payable to U.S. Office Products............................................................................
Stockholder's (deficit) equity.......................................................................................       (365)


                                                                                                                         1993
                                                                                                                       ---------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $   1,140
Total assets.........................................................................................................     23,190
Long-term debt, less current portion.................................................................................      7,175
Long-term payable to U.S. Office Products............................................................................
Stockholder's (deficit) equity.......................................................................................        545


                                                                                                                         1994
                                                                                                                       ---------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $   3,512
Total assets.........................................................................................................     44,267
Long-term debt, less current portion.................................................................................     11,675
Long-term payable to U.S. Office Products............................................................................
Stockholder's (deficit) equity.......................................................................................      1,827


                                                                                                                         1995
                                                                                                                       ---------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $  (1,052)
Total assets.........................................................................................................     54,040
Long-term debt, less current portion.................................................................................     15,294
Long-term payable to U.S. Office Products............................................................................
Stockholder's (deficit) equity.......................................................................................       (620)


                                                                                                                       APRIL 30,
                                                                                                                          1996
                                                                                                                       ----------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $   (3,663)
Total assets.........................................................................................................      54,573
Long-term debt, less current portion.................................................................................      15,031
Long-term payable to U.S. Office Products............................................................................
Stockholder's (deficit) equity.......................................................................................      (4,267)


                                                                                                                       APRIL 26,
                                                                                                                          1997
                                                                                                                       ----------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $   14,460
Total assets.........................................................................................................      87,685
Long-term debt, less current portion.................................................................................         566
Long-term payable to U.S. Office Products............................................................................      33,226
Stockholder's (deficit) equity.......................................................................................      16,329

                                                                                                                        JANUARY
                                                                                                                        24, 1998
                                                                                                                       ----------

                                                                                                                         ACTUAL
                                                                                                                       ----------
BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $   43,613
Total assets.........................................................................................................     201,207
Long-term debt, less current portion.................................................................................         385
Long-term payable to U.S. Office Products............................................................................      62,470
Stockholder's (deficit) equity.......................................................................................      98,492


                                                                                                                          PRO

                                                                                                                       FORMA (5)

                                                                                                                       ----------

BALANCE SHEET DATA:
Working capital (deficit)............................................................................................  $   60,586

Total assets.........................................................................................................     204,457

Long-term debt, less current portion.................................................................................      82,978

Long-term payable to U.S. Office Products............................................................................
Stockholder's (deficit) equity.......................................................................................      98,492


------------------------


(1) The historical financial information of the Pooled Companies have been combined on a historical cost basis in accordance with GAAP to present this financial data as if the Pooled Companies had always been members of the same operating group. The financial information of the Purchased Companies is included from the dates of their respective acquisitions. The pro forma financial data reflect acquisitions completed by School Specialty through May 1, 1998.



(2) The pro forma financial data give effect to the refinancing of U.S. Office Products' debt allocated to School Specialty and the purchase acquisitions completed by School Specialty from May 1, 1996 to May 1, 1998 as if all such transactions had been made on May 1, 1996. The pro forma statement of income data are not necessarily indicative of the operating results that would have been achieved had these events actually then occurred and should not be construed as representative of future operating results.



(3) Results for the fiscal year ended April 26, 1997 and the 12 months ended January 24, 1998 (historical and pro forma) include benefit from income taxes of $2.4 million arising from the reversal of a $5.3 million valuation allowance in the quarter ended April 26, 1997. The valuation allowance had been established in fiscal 1995 to offset the tax benefit from net operating loss carryforwards included in the Company's deferred tax assets, because at the time it was not likely that such tax benefit would be realized. The valuation allowance was reversed subsequent to the Company's being acquired by U.S. Office Products, because it was deemed "more likely than not", based on improved results, that such tax benefit would be realized. The difference between the effective pro forma tax rate of 46% and the statutory rate of 35% for the nine months ended January 25, 1997 and January 24, 1998 relates primarily to state taxes and non-deductible goodwill. The difference between the effective pro forma tax rate and the statutory tax rate for the fiscal year ended April 26, 1997 relates primarily to state taxes and nondeductible goodwill, offset by the reversal of the valuation allowance.



(4) For calculation of the pro forma weighted average shares outstanding for the fiscal year ended April 26, 1997 and for the nine months ended January 24, 1998 and January 25, 1997, see Note (h) of Notes to Pro Forma Combined Financial Statements included herein. The pro forma net income per share and pro forma weighted average shares outstanding, as adjusted to give effect to the sale of shares to Messrs. Spalding, Vander Zanden and Pate, the Offering
    and the refinancing of $      of debt owed to U.S. Office Products, would
    have been:


                                                                                                 NINE MONTHS ENDED
                                                                          FISCAL YEAR     --------------------------------
                                                                        ENDED APRIL 26,     JANUARY 25,      JANUARY 24,
                                                                              1997             1997             1998
                                                                        ----------------  ---------------  ---------------
Pro forma net income per share, as adjusted:
  Basic...............................................................
  Diluted.............................................................
Pro forma weighted average shares outstanding:
  Basic...............................................................
  Diluted.............................................................

                                                                         TWELVE MONTHS
                                                                             ENDED
                                                                        ---------------
                                                                          JANUARY 24,
                                                                             1998
                                                                        ---------------
Pro forma net income per share, as adjusted:
  Basic...............................................................
  Diluted.............................................................
Pro forma weighted average shares outstanding:
  Basic...............................................................
  Diluted.............................................................



(5) The pro forma balance sheet data give effect to the refinancing of U.S. Office Products' debt allocated to School Specialty and the purchase acquisition of Education Access completed by School Specialty subsequent to January 24, 1998 as if such transactions had been made on January 24, 1998. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had these events actually then occurred and should not be construed as representative of future financial position.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



OVERVIEW


    School Specialty is the largest U.S. distributor focusing on non-textbook educational supplies and furniture for grades pre-K-12. The Company provides a comprehensive offering of high quality educational supplies and furniture to school districts, school administrators and teachers through the broad distribution of its catalogs. Specialty brands, which target specific curriculum disciplines, include Childcraft, which sells to the early childhood market; Sax Arts & Crafts, which distributes a broad line of art supplies and materials; and Gresswell, which distributes library-related products in the United Kingdom.


    Revenues have increased from $65.0 million in the fiscal year ended December 31, 1992 to $279.6 million for the twelve months ended January 24, 1998. This increase resulted primarily from 15 acquisitions, 14 of which had occurred since May 1996, as well as internally generated growth.


    School Specialty's gross profit margins have improved by achieving increased buying power and by acquiring specialty companies which usually have higher gross margins than the Company's general products divisions. The Company expects gross profit margins to be further enhanced by acquiring additional specialty companies and continuing to improve its purchasing power.


    School Specialty's operating margin has improved significantly over the last several years. This improvement reflects the Company's acquisition of specialty companies which have higher operating margins than the Company's general products divisions. In addition, operating margins have increased as the Company has reduced selling, general and administrative expenses of acquired companies by eliminating redundant administrative functions. Currently, nine of the ten general school supply companies acquired since May 1996 have been integrated. However, the Company believes that the full benefit of the integrations has not yet been realized as there continue to be opportunities for the Company to eliminate redundant costs.



    The benefit from income taxes in Fiscal 1997 of $2.4 million reflects the reversal of a $5.3 million deferred tax valuation allowance in the fourth quarter. The Company believes that the effective income tax rate of 46% in the pro forma financial statements for the most recent interim period is more representative of future effective income tax rates. See "--Consolidated Historical Results of Operations".


    School Specialty's business and working capital needs are highly seasonal with peak sales levels occurring from May through October. During this period, the Company receives, ships and bills the majority of its orders so that schools and teachers receive their merchandise by the start of each school year. School Specialty's inventory levels increase in April through July in anticipation of the peak selling season. The majority of cash receipts are collected from September through December.


    In the past, the Company has recorded restructuring costs associated with consolidation of warehouse facilities. These costs typically include: costs to exit the facility, such as rent under remaining lease terms, occupancy, relocation costs and facility restoration; employee costs, such as severance; and asset impairment costs. The Company expects to incur such costs in the future as it continues to integrate acquired companies. Based on the additional time and resources expected to be involved in the development, review and approval of any such restructuring plans, the Company cannot presently predict if a restructuring charge will be incurred and, if incurred, the timing or overall magnitude of such a charge. In addition, the Company anticipates recording certain material one-time non-recurring costs primarily consisting of write-down of deferred catalog costs, employee severance and asset impairment costs in the fourth quarter of fiscal 1998.



    School Speciality is a Delaware corporation formed in February 1998 to hold the Educational Supplies and Products Division of U.S. Office Products, which acquired School Specialty, Inc., a Wisconsin corporation ("Old School"), in May 1996 and Re-Print in July 1996. The Company's consolidated financial statements give retroactive effect to these two business combinations under the pooling-of-interests method (Old School and Re-Print are referred to as the "Pooled Companies") and include the results of companies acquired in business combinations accounted for under the purchase method from their respective dates of acquisition. Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results, on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April.



    The following discussion should be read in conjunction with the Company's consolidated financial statements and related notes thereto and pro forma financial statements and related notes thereto appearing elsewhere in this Information Statement/Prospectus.


RESULTS OF OPERATIONS


    The following table sets forth various items as a percentage of revenues on a historical basis for the years ended December 31, 1994 and 1995, fiscal 1997 and for the nine months ended January 25, 1997 and January 24, 1998, and on a pro forma basis for fiscal 1997 and for the nine months ended January 25, 1997 and January 24, 1998 reflecting the School Specialty Distribution and the companies acquired in business combinations accounted for under the purchase method as if such transactions had occurred on May 1, 1996.


                                                                                                            PRO FORMA
                                                            HISTORICAL                                    -------------
                           -----------------------------------------------------------------------------
                                                              FISCAL YEAR                                  FISCAL YEAR
                                  FOR THE YEAR ENDED             ENDED           NINE MONTHS ENDED            ENDED
                           --------------------------------  -------------  ----------------------------  -------------
                            DECEMBER 31,     DECEMBER 31,      APRIL 26,     JANUARY 25,    JANUARY 24,     APRIL 26,
                                1994             1995            1997           1997           1998           1997
                           ---------------  ---------------  -------------  -------------  -------------  -------------
Revenues.................         100.0%           100.0%          100.0%         100.0%         100.0%         100.0%
Cost of revenues.........          73.4             70.3            71.2           71.5           71.2           69.7
                                 ------           ------          ------         ------         ------         ------
  Gross profit...........          26.6             29.7            28.8           28.5           28.8           30.3
Selling, general and
  administrative
  expenses...............          22.9             26.5            22.7           20.9           20.6           24.3
Non-recurring acquisition
  costs..................                                            0.9            1.1                           0.5
Restructuring costs......                            1.7             0.1
                                 ------           ------          ------         ------         ------         ------
  Operating income.......           3.7              1.5             5.1            6.5            8.2            5.4
Interest expense, net....           2.5              3.6             2.1            2.1            2.2            1.7
Other (income)...........          (0.1)                            (0.1)          (0.1)           0.1
                                 ------           ------          ------         ------         ------         ------
Income (Loss) before
  provision for income
  taxes..................           1.3             (2.1)            3.0            4.5            6.4            3.3
Provision for (benefit
  from) income taxes.....           0.2              0.1            (1.3)           2.3            2.9            0.0
                                 ------           ------          ------         ------         ------         ------
Net income (Loss)........           1.1%            (2.2)%           4.3%           2.2%           3.5%           3.3%
                                 ------           ------          ------         ------         ------         ------
                                 ------           ------          ------         ------         ------         ------


                                NINE MONTHS ENDED
                           ----------------------------
                            JANUARY 25,    JANUARY 24,
                               1997           1998
                           -------------  -------------
Revenues.................        100.0%         100.0%
Cost of revenues.........         69.7           71.2
                                ------         ------
  Gross profit...........         30.3           28.8
Selling, general and
  administrative
  expenses...............         22.9           20.8
Non-recurring acquisition
  costs..................          0.6
Restructuring costs......
                                ------         ------
  Operating income.......          6.8            8.0
Interest expense, net....          1.9            1.7
Other (income)...........         (0.1)            .2
                                ------         ------
Income (Loss) before
  provision for income
  taxes..................          5.0            6.1
Provision for (benefit
  from) income taxes.....          2.3            2.8
                                ------         ------
Net income (Loss)........          2.7%           3.3%
                                ------         ------
                                ------         ------



CONSOLIDATED HISTORICAL RESULTS OF OPERATIONS



    NINE MONTHS ENDED JANUARY 24, 1998 COMPARED TO NINE MONTHS ENDED JANUARY 25,
     1997



    Consolidated revenues increased 54.9%, from $160.0 million for the nine months ended January 25, 1997, to $247.9 million for the nine months ended January 24, 1998. This increase was primarily due to the inclusion of revenues from the seven companies acquired in business combinations accounted for under the purchase method during the nine months ended January 24, 1998 (the "Fiscal 1998 Purchased Companies") from their respective dates of acquisition and revenues from the Fiscal 1997 Purchased Companies for the entire nine month period. Revenues also increased due to sales to new accounts, increased sales to existing customers and higher pricing on certain products in response to increased product costs.


    Gross profit increased 56.5%, from $45.6 million, or 28.5% of revenues, for the nine months ended January 25, 1997 to $71.4 million, or 28.8% of revenues, for the nine months ended January 24, 1998. The increase in gross profit as a percentage of revenues was due primarily to an increase in revenues from higher margin products, primarily as a result of the purchase acquisitions of three companies selling higher margin specialty product lines during the nine months ended January 24, 1998, and as a result of improved purchasing power and rebate programs negotiated with vendors.



    Selling, general and administrative expenses increased 52.7%, from $33.4 million, or 20.9% of revenues, for the nine months ended January 25, 1997 to $51.0 million, or 20.6% of revenues, for the nine months ended January 24, 1998. The decrease in selling, general and administrative expenses as a percentage of revenues was due primarily to efficiencies generated from the elimination of certain redundant administrative functions, including purchasing, accounting, finance and information systems of the Fiscal 1997 Purchased Companies and the consolidation of two warehouses into one regional facility in the Northeastern U.S during the third quarter of fiscal 1997. School Specialty has established a 24-month integration process in which a transition team is assigned to (i) sell or discontinue incompatible business units, (ii) reduce the number of SKUs,
(iii) eliminate redundant administrative functions, (iv) integrate the acquired entity's MIS system, and (v) improve buying power. However, the length of time it takes the Company to fully implement its strategy for assimilating an acquired company can vary depending on the nature of the company acquired and the season in which it is acquired.



    The Company incurred non-recurring acquisition costs of $1.8 million for the nine months ended January 25, 1997, in conjunction with the acquisition of the Pooled Companies. These non-recurring acquisition costs included accounting, legal, investment-banking fees, real estate and environmental assessments and appraisals and various regulatory fees. Generally accepted accounting principles ("GAAP") require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interest method of accounting. In accordance with GAAP, the Company will be unable to utilize the pooling-of-interests method to account for acquisitions for a period of two years following the completion of the Strategic Restructuring Plan. During this period, the Company will not reflect any non-recurring acquisition costs in its results of operations, as all costs incurred of this nature would be related to acquisitions accounted for under the purchase method and would, therefore, be capitalized as a portion of the purchase consideration. See "Risk Factors--Risks Related to Inability to Use Pooling of Interests Method to Account for Future Acquisitions".



    Interest expense, net of interest income, increased 22.1%, from $3.3 million for the nine months ended January 25, 1997 to $4.1 million for the nine months ended January 24, 1998.



    Provision for income taxes increased from tax expense of $3.8 million for the nine months ended January 25, 1997 to tax expense of $7.1 million for the nine months ended January 24, 1998, reflecting effective income tax rates of 51.0% and 44.6%, respectively. The high effective income tax rates for the nine months ended January 25, 1997 and January 24, 1998, compared to the federal statutory rate of 35.0%, was primarily due to state income taxes and non-deductible goodwill amortization.


YEAR ENDED APRIL 26, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    Consolidated revenues increased 27.4%, from $150.5 million in 1995, to $191.7 million in fiscal 1997. This increase was primarily due to the inclusion, for fiscal 1997, of revenues from the Fiscal 1997 Purchased Companies from their respective dates of acquisition, sales to new accounts, increased sales to existing customers and higher pricing on certain products in response to increased product costs.

    Gross profit increased 23.4%, from $44.7 million, or 29.7% of revenues, in 1995 to $55.2 million, or 28.8% of revenues, in fiscal 1997. The decrease in gross profit as a percentage of revenues was due primarily to a shift in revenue mix, resulting from the acquisition of the Fiscal 1997 Purchased Companies, which traditionally had lower gross profits as a percentage of revenues. This decrease was partially offset by improved purchasing and rebate programs negotiated with vendors and the Company's ability to take advantage of term discounts due to improved cash flows.


    Selling, general and administrative expenses increased 9.0%, from $39.9 million, or 26.5% of revenues, in 1995 to $43.5 million, or 22.7% of revenues, in fiscal 1997. The decrease in selling, general and administrative expenses as a percentage of revenues was due primarily to the consolidation of two warehouses into one regional facility in the Northeastern U.S. during third quarter of fiscal 1997, the elimination of certain redundant administrative functions of a company acquired during 1995 in a business combination accounted for under the purchase method (the "1995 Purchased Company") and reduced executive compensation expense at one of the Pooled Companies after being acquired by U.S. Office Products in July 1996.



    The Company has historically utilized grants of employee stock options as a method of incentivizing employees by increasing their ownership interests in the Company, which also has the effect of more closely aligning their interests with the interests of stockholders of the Company. As a result, if the Company had recorded compensation expense based upon the fair market value of the stock options on the dates of grant under the methodology prescribed by SFAS 123, the Company's income from continuing operations for the fiscal year ended April 26, 1997 would have been reduced by approximately $0.7 million or 7.7%.



    The Company incurred non-recurring acquisition costs of $1.8 million in fiscal 1997, in conjunction with business combinations accounted for under the pooling-of-interests method. These non-recurring acquisition costs included accounting, legal, investment-banking fees, real estate and environmental assessments and appraisals and various regulatory fees.



    The Company incurred restructuring costs of $2.5 million and $194,000 during 1995 and fiscal 1997, respectively. These costs represent the external costs and liabilities to close redundant Company facilities, severance costs related to the Company's employees and other costs associated with the Company's restructuring plans. The Company expects to incur similar costs in the future as the Company continues to review its operations, with the intention of continuing to eliminate redundant facilities. See "Business--Cost Reduction and Other Efficiencies".



    Interest expense, net of interest income, decreased 24.2%, from $5.5 million in 1995 to $4.2 million in fiscal 1997. The decrease was due primarily to the repayment of substantially all of the Company's debt in conjunction with the acquisition of the Pooled Companies by U.S. Office Products and lower interest rates being charged on the Company's short-term and long-term debt with U.S. Office Products.



    Provision for income taxes decreased from $173,000 in 1995 to a tax benefit of $2.4 million in fiscal 1997, reflecting effective income tax rates of -5.4% and -42.2%, respectively. The provision for income taxes in 1995 is a result of the Company recording a full valuation allowance on the deferred tax asset resulting from the net operating loss carry forwards created during 1995. The benefit from income taxes in Fiscal 1997 of $2.4 million arose from the reversal of a $5.3 million deferred tax asset valuation allowance in the fourth quarter. The valuation allowance had been established by one of the Pooled Companies prior to acquisition and consisted primarily of a reserve against the tax benefit of net operating loss carryforwards. The Company believes that the effective income tax rate of 46% used in the pro forma interim financial statements is more representative of future effective income tax rates.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994


    Consolidated revenues increased 25.9%, from $119.5 million in 1994, to $150.5 million in 1995. This increase was primarily due to the inclusion in 1995 of the 1995 Purchased Company from its date of acquisition and revenues from one company acquired in a business combination accounted for under the purchase method of accounting during 1994 (the "1994 Purchased Company") for the entire year.


    Gross profit increased 40.8%, from $31.8 million, or 26.6% of revenues, in 1994 to $44.7 million, or 29.7% of revenues, in 1995. The increase in gross profit as a percentage of revenues was due primarily to a shift in revenue mix, primarily attributed to the acquisition of the 1995 Purchased Company, which had a higher gross profit as a percentage of revenues and a reduction in lower margin bid revenues.

    Selling, general and administrative expenses increased 46.1%, from $27.3 million, or 22.9% of revenues, in 1994 to $39.9 million, or 26.5% of revenues, in 1995. The increase in selling, general and administrative expenses as a percentage of revenues was due primarily to the 1994 and 1995 Purchased Companies, which operated with higher levels of selling general and administrative expenses as a percentage of revenues.

    Interest expense, net of interest income, increased 84.1%, from $3.0 million in 1994 to $5.5 million in 1995. The increase was due primarily to additional borrowings to finance the acquisition of the 1995 Purchased Company, a full year of interest expense on debt incurred to finance the acquisition of the 1994 Purchased Company and higher average borrowings on the Company's revolving credit facility resulting from financing the operations of the 1994 and 1995 Purchased Companies.


    Provision for income taxes decreased from $218,000 in 1994 to $173,000 in 1995, reflecting effective income tax rates of 14.0% and -5.4%, respectively. The low effective income tax rate in 1994 is due to the Company's utilization of a net operating loss carryforward the benefit of which had not been reflected as income in prior years.



CONSOLIDATED PRO FORMA RESULTS OF OPERATIONS



    The unaudited pro forma combined financial data does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred May 1, 1996, as assumed, and are not necessarily representative of the Company's results of operations in any future period.



    NINE MONTHS ENDED JANUARY 25, 1997 COMPARED TO NINE MONTHS ENDED JANUARY 24,
     1998



    Pro forma revenues increased 9.8%, from $292.2 million for the nine months ended January 25, 1997, to $321.0 million for the nine months ended January 24, 1998. This increase was primarily due to sales to new accounts, increased sales to existing customers, and higher pricing on certain products in response to increased product costs. Product cost is the most significant element in cost of revenues. Inbound freight, occupancy and delivery charges are also included in cost of revenues.



    Gross profit increased 4.5%, from $88.5 million, or 30.3% of revenues, for the nine months ended January 25, 1997 to $92.5 million, or 28.8% of revenues, for the nine months ended January 24, 1998. The decrease in gross profit as a percentage of revenues was primarily due to higher freight costs as a result of the UPS strike in the summer of 1997 and the discontinuation of higher margin retail operations at some of the six companies acquired during fiscal 1997 in business combinations accounted for under the purchase method ("the Fiscal 1997 Purchased Companies").



    Selling, general and administrative expenses include selling expenses (the most significant component of which is sales wages and commissions), catalog costs, general administrative overhead (which includes information systems and customer service), and accounting, legal, human resources and purchasing expenses. Selling, general and administrative expenses were $66.9 million, or 22.9% of revenues, for the nine months ended January 25, 1997 and $67.0 million, or 20.9% of revenues, for the nine months ended January 24, 1998. The decrease in selling, general and administrative expenses as a percentage of revenues reflects the elimination of certain redundant administrative functions, including purchasing, accounting, finance and information systems of the Fiscal 1997 Purchased Companies and the consolidation of two warehouses into one regional facility in the Northeastern U.S. during the third quarter of fiscal 1997. The Company has a 24-month integration strategy to consolidate operations of purchased businesses; however the length of time it takes for the Company to fully implement its strategy for assimilating an acquired company can vary depending on the nature of the company acquired and the season in which it is acquired. See "Business--Company Strengths--Ability to Integrate Acquisitions." The decrease in selling, general and administrative expense as a percentage of revenues was partly offset by the inclusion of the pro forma results of Education Access, which the Company acquired out of a bankruptcy proceeding in March 1998.



    Provision for income taxes increased 28.9% from $6.7 million for the nine months ended January 25, 1997 to $9.0 million for the nine months ended January 24, 1998, reflecting an effective income tax rate of 46.0% in both periods. The high effective income tax rate, compared to the federal statutory rate of 35.0%, was primarily due to state income taxes and non-deductible goodwill amortization.


LIQUIDITY AND CAPITAL RESOURCES


    At January 24, 1998, the Company had working capital of $43.6 million. The Company's capitalization, defined as the sum of long-term debt, long-term payable to U.S. Office Products and stockholders' equity, at January 24, 1998 was $161.3 million. On a pro forma basis at January 24, 1998, the Company had working capital of $60.6 million and capitalization of $181.5 million.



    During the nine months ended January 24, 1998, net cash provided by operating activities was $15.4 million. Net cash used in investing activities was $96.5 million, including $92.1 million for acquisitions and $4.1 million for additions to property and equipment. Net cash provided by financing activities was $81.1 million, including $89.2 million provided by U.S. Office Products to fund the cash portion of the purchase price and the repayment of debt assumed with the acquisition of the fiscal 1998 Purchased Companies, $69.8 million of which was considered a contribution of capital by U.S. Office Products, partially offset by $8.0 million used to repay indebtedness.



    During the nine months ended January 25, 1997, net cash provided by operating activities was $4.2 million. Net cash used in investing activities was $14.7 million, including $7.6 million for acquisitions, $5.3 million for additions to property and equipment and $1.7 million to pay non-recurring acquisition costs. Net cash provided by financing activities was $11.2 million, including $55.0 million provided by U.S. Office Products to fund the cash portion of the purchase price and the repayment of debt associated with those companies acquired during the nine months ended January 25, 1997, partially offset by $46.9 million used for the repayment of indebtedness, primarily at the companies acquired during the nine months ended January 25, 1997.



    During fiscal 1997, net cash provided by operating activities was $918,000. Net cash used in investing activities was $16.7 million, including $7.7 million for acquisitions, $7.2 million for additions to property and equipment and $1.8 million to pay non-recurring acquisition costs. Net cash provided by financing activities was $15.8 million, including $59.9 million provided by U.S. Office Products to fund the cash portion of the purchase price and the repayment of debt associated with the fiscal 1997 Purchased Companies and the payment of debt of the Pooled Companies, partially offset by $46.9 million used for the net repayment of indebtedness, primarily at the fiscal 1997 Purchased Companies.


    During 1995, net cash provided by operating activities was $4.8 million. Net cash used in investing activities was $6.0 million, including $5.4 million for acquisitions and $881,000 for additions to property and equipment. Net cash provided by financing activities was $1.2 million, including net proceeds from the issuance of debt of $2.4 million and $500,000 received from the issuance of common stock partially offset by payments of indebtedness of $1.5 million.

    During 1994, net cash used in operating activities was $268,000. Net cash used in investing activities was $2.9 million, including $2.1 million for acquisitions and $630,000 for additions to property and equipment. Net cash provided by financing activities was $3.2 million, consisting of proceeds from the issuance of debt of $5.1 million, partially offset by payments of indebtedness of $2.0 million.


    The Company's anticipated capital expenditures budget for the next twelve months is approximately $3.0 million. The largest items include operational and financial reporting software, computer hardware and warehouse equipment.



    School Specialty intends to use a portion of the net proceeds of this Offering to repay a portion of the $83.3 million of U.S. Office Products debt assumed by School Specialty. The remainder of the net proceeds of this Offering will be retained by School Specialty for general corporate purposes, including working capital, and for acquisitions.



    The Company expects that the Distribution Agreement with U.S. Office Products will result in an allocation of $83.3 million of debt by U.S. Office Products resulting in a capital contribution of $69.8 million by U.S. Office Products at January 24, 1998. The Company has received a committment letter for a secured $250.0 million revolving credit facility from NationsBank, N.A. as administrative agent. NationsBank Montgomery Securities LLC, one of the Underwriters and an affiliate of NationsBank, N.A., is the Arranger and Syndication Agent. The credit facility terminates five years from the Distribution Date. The committment letter provides that interest on borrowings under the credit facility will accrue interest at a rate of, at the Company's option, either LIBOR plus 1.00% or the lender's base rate, plus a margin of 0% to .25% for up to the first 6 months under the agreement. Thereafter, the interest will accrue at a rate of (i) LIBOR plus a range of .625% to 1.625%, or
(ii) the lender's base rate plus a range of .125% to .250% (depending on the Company's leverage ratio of funded debt to EBITDA). Indebtedness will be secured by substantially all of the assets of the Company. The credit facility will be subject to terms and conditions typical of facilities of such size and is governed by certain financial covenants. The closing of the credit facility is conditioned on, among other things, the consummation of the Distribution. The Company expects that at or about the time of the Offering the credit facility will be used to repay the debt allocated by U.S. Office Products and to fund working capital and capital expenditure needs. The Company expects that a portion of the credit facility will also be available to fund the cash portion of future acquisitions, subject to the maintenance of required covenants.



    On March 6, 1998, School Specialty filed a Registration Statement with the SEC for the issuance of School Specialty Common Stock in an underwritten public offering that is expected to close prior to or concurrent with the School Distribution, the amount of which has not been determined. The Company anticipates that its current cash on hand, cash flow from operations, the net proceeds from the Offering and additional financing under the bank line of credit will be sufficient to meet the Company's liquidity requirements for its operation for the next 12 months. However, the Company intends to pursue acquisitions, which are expected to be funded through cash, stock or a combination thereof. There can be no assurance that additional sources of financing will not be required during the next 12 months or thereafter.


FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

    The Company's business is subject to seasonal influences. The Company's historical revenues and profitability have been dramatically higher in the first two quarters of its fiscal year (May-October) primarily due to increased shipments to customers coinciding with the start of each school year.

    Quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold and general economic conditions. Moreover, the operating margins of companies acquired by the Company may differ substantially from those of the Company, which could contribute to the further fluctuation in its quarterly operating results. Therefore, results for any quarter are not indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.


    The following table sets forth certain unaudited consolidated quarterly financial data for the year ended December 31, 1995, fiscal 1997 and the first three quarters of fiscal 1998 (in thousands). The information has been derived from unaudited consolidated financial statements that in the opinion of management reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such quarterly information. This quarterly information is not comparative because of the high degree of seasonability in School Specialty's business. Revenues and profitability are significantly higher in the months of May through October, with the most significant portion of revenue and profit occurring in the months of July through September. On a fiscal year basis (years ending in April) this six month (May through October) period falls in the first two quarters of the fiscal year. On a calendar year basis, the most profitable three months (July through September) fall in the third quarter.



    For the year ended April 26,1997, fourth quarter net income was increased by $5.3 million due to the reversal of a deferred tax asset valuation allowance. See Note 3 to "Selected Financial Data".


                                                           YEAR ENDED DECEMBER 31, 1995
                                               -----------------------------------------------------
                                                 FIRST     SECOND      THIRD     FOURTH      TOTAL
                                               ---------  ---------  ---------  ---------  ---------
Revenues.....................................  $  18,760  $  36,702  $  69,192  $  25,828  $ 150,482
Gross profit.................................      4,960     11,130     20,795      7,840     44,725
Operating income (loss)......................     (3,014)     1,196      8,934     (4,792)     2,324
Net income (loss)............................     (3,711)      (252)     4,309     (3,713)    (3,367)


                                                             YEAR ENDED APRIL 26, 1997
                                               -----------------------------------------------------
                                                 FIRST     SECOND      THIRD     FOURTH      TOTAL
                                               ---------  ---------  ---------  ---------  ---------
Revenues.....................................  $  58,991  $  71,682  $  29,304  $  31,769  $ 191,746
Gross profit.................................     18,110     19,823      7,664      9,572     55,169
Operating income (loss)......................      5,197      6,732     (1,520)      (688)     9,721
Net income (loss)............................      1,981      2,692     (1,067)     4,526      8,132



                                                            NINE MONTHS ENDED JANUARY 24, 1998
                                                        ------------------------------------------
                                                          FIRST     SECOND      THIRD      TOTAL
                                                        ---------  ---------  ---------  ---------
Revenues..............................................  $  87,029  $ 111,460  $  49,391  $ 247,880
Gross profit..........................................     26,090     33,619     11,670     71,379
Operating income (loss)...............................     11,872     12,155     (3,647)    20,380
Net income (loss).....................................      5,804      5,965     (2,934)     8,835


INFLATION

    The Company does not believe that inflation has had a material impact on its results of operations during the years ended December 31, 1994 and 1995 or the fiscal year ended April 26, 1997.


NEW ACCOUNTING PRONOUNCEMENT


    REPORTING COMPREHENSIVE INCOME. In June 1997, FASB issued SFAS No. 130. "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

                               INDUSTRY OVERVIEW

    The school supply market consists of the sale of non-textbook school supplies, furniture and equipment to school districts, individual schools, teachers and curriculum specialists who purchase products for school and classroom use. According to data collected by the NSSEA, sales of educational supplies and equipment (which is defined by NSSEA as educational products sold by dealers for use by educational institutions or as a supplement to learning outside of the classroom) to the school supply market is approximately $6.1 billion, with over $3.6 billion sold to institutions and $2.5 billion sold to consumers.

    According to the U.S. Department of Education, in all 50 states, there are 15,996 school districts, 108,577 public and private elementary and secondary schools, and 3.1 million teachers. School supply procurement decisions are made at the school district level by administrators and curriculum specialists, at the school level by principals and at the classroom level by teachers. Some school supplies are purchased directly from manufacturers while others are purchased through distributors. The NSSEA study states that there are over 3,400 distributors of school supplies. The majority of these distributors are family- or employee-owned companies with revenues under $20 million that operate in a single region. In addition to School Specialty, only two other companies have a measurable presence in the market, with annual revenues in excess of $130 million. School Specialty believes the demand for timely order fulfillment at competitive prices, combined with the need to invest in automated inventory management systems and electronic ordering systems, is accelerating the trend toward consolidation in the industry.

    The volume of school supplies is directly influenced by the size of the student population. According to the U.S. Department of Education, student enrollment in grades K-12 began growing in 1986, reaching an all-time peak in 1996 with 51.5 million students (1997 data not yet available). Current projections by the U.S. Department of Education indicate that student enrollment will continue to grow to 54.3 million by the year 2006. As a result of these trends, the U.S. Department of Education projects that expenditures in public elementary and secondary schools will rise through the year 2007. In current dollars, expenditures of $272.4 billion in 1997 are projected to increase to $340.7 billion by the year 2001. These projected increases in expenditures include a projected increase in total per pupil spending in current dollars from $5,961 per pupil in 1997 to $7,179 by the year 2001.

                                    BUSINESS


    School Specialty is a Delaware corporation formed in February 1998 to hold the Educational Supplies and Products Division of U.S. Office Products. School Specialty, Inc., a Wisconsin corporation ("Old School") formed in October 1959, was acquired by U.S. Office Products in May 1996. U.S. Office Products' Educational Supplies and Products Division also includes Re-Print, which it acquired in July 1996, and which has been in operation since 1921. The specialty product lines, Childcraft, Sax Arts & Crafts and Gresswell, were all acquired by U.S. Office Products in 1997, and have been in operation since 1946, 1945, and 1938, respectively. School Specialty has 1,322 employees in the United States and the United Kingdom, providing service to all 50 states and the United Kingdom. School Specialty's principal offices are located at 1000 North Bluemound Drive, Appleton, Wisconsin 54914, and its telephone number is (920) 734-2756. School Specialty's world wide website is located at http:\\www.schoolspecialty.com. Information contained in this website is not deemed to be a part of this Information Statement/Prospectus.


                               COMPANY STRENGTHS

    School Specialty attributes its strong competitive position to the following key strengths:

    LEADING MARKET POSITION. The Company has developed its leading market position over its 38 year history by emphasizing high quality products, superior order fulfillment and exceptional customer service. School Specialty has developed a group of strong brand names including School Specialty, Re-Print, Childcraft, Sax Arts & Crafts and Gresswell. The Company believes its annual revenues exceed those of its next two largest competitors combined and that its large size and brand recognition have resulted in significant buying power, economies of scale and customer loyalty.


    BROAD PRODUCT LINE. School Specialty's strategy is to provide a full range of high quality products to meet the complete supply needs of pre-K-12 schools and, as a result, the Company currently offers over 32,000 SKUs ranging from classroom supplies to playground equipment. The Company's specialty brands enrich its general product offering and create opportunities to cross merchandise its specialty school supplies to the customers of its general lines. Specialty brands include Childcraft, which sells materials, classroom furniture and equipment such as library shelving, cubbies, easels, desks and play vehicles to the early childhood market; Sax Arts & Crafts, which distributes art supplies such as paint, brushes, paper, ceramics, leather and wood crafts; and Gresswell, which distributes library-related products including supplies, furniture and media display and storage in the United Kingdom. School Specialty offers customers one source for virtually all of their school supply and furniture needs.


    INNOVATIVE TWO-PRONGED DISTRIBUTION. School supply procurement decisions are made at the district and school levels by administrators and principals, and at the classroom level by curriculum specialists and teachers. The Company targets both of these groups, addressing administrative decision makers with a "top down" approach through its 290 person sales force and School Specialty Catalog, and targeting teachers and curriculum specialists with a "bottom up" approach primarily through the 6.3 million Re-Print general supply, Childcraft, Sax Arts & Crafts and Gresswell specialty catalogs mailed each year. School Specialty utilizes its customer database across its family of catalogs to maximize their effectiveness and increase the Company's marketing reach.


    ABILITY TO INTEGRATE ACQUISITIONS. School Specialty has successfully completed the acquisition of 20 companies since 1991, 15 of which have been acquired since May 1996. School Specialty has established a 24-month integration process in which a transition team is assigned to (i) sell or discontinue incompatible business units, (ii) reduce the number of SKUs, (iii) eliminate redundant administrative functions, (iv) integrate the acquired entity's MIS system, and (v) improve buying power. To date, the Company's integration efforts have focused on acquired general products companies. The Company intends to consolidate certain administrative functions at its specialty divisions. The Company believes that through these processes it can generate significant economies of scale and rapidly improve the margins of acquired entities, as well as increase sales by channeling acquired entities' products through its broad distribution network.

    USE OF TECHNOLOGY. The Company believes that through the utilization of technology in areas such as (i) purchasing and inventory management, (ii) customer order fulfillment, and (iii) database management, School Specialty is able to turn inventory more quickly than competitors, offer customers more convenient and cost effective product ordering methods and conduct more precisely targeted sales and marketing campaigns.

    EXPERIENCED MANAGEMENT. School Specialty's management team provides depth and continuity of experience. Management's interests are aligned with those of its shareholders as management's incentive-based compensation is tied to School Specialty's operating profitability.

COMPANY GROWTH STRATEGY

    School Specialty's objective is to further enhance its position as the leading distributor of non-textbook educational supplies through the continued implementation of the following strategies:

    PURSUE ACQUISITIONS AGGRESSIVELY. The Company believes that there are extensive acquisition opportunities among the over 3,400 school distributors in the U.S. The Company intends to pursue two types of acquisitions: (i) general school supply and furniture companies in geographic markets in which the Company has a limited presence, and (ii) specialty companies focusing on disciplines such as physical education, science, technology and music. School Specialty believes it can improve the margins of acquired entities through its efficient integration process to achieve economies of scale. Although the Company is the largest distributor in the industry, its share of the $6.1 billion school supply market is less than 6%, giving the Company substantial growth opportunities.


    IMPROVE PROFITABILITY. School Specialty improved its operating margin from 3.7% in 1994 to 7.0% for the twelve months ended January 24, 1998. School Specialty believes that there are substantial opportunities to further improve margins by (i) increasing the efficiency of recent acquisitions, (ii) expanding purchasing power and (iii) improving warehousing and distribution.


    PENETRATE NEW MARKETS AND EXPAND CUSTOMER BASE IN EXISTING MARKETS. School Specialty believes that it can increase sales by adding sales representatives in geographic markets in which the Company does not have a significant presence. In addition, the Company believes that it can further increase sales by cross merchandising its specialty supplies to its general supplies customers. Lastly, the Company intends to increase international sales in English-speaking countries.

PRODUCT LINES

    SCHOOL SPECIALTY. The School Specialty Catalog offers a comprehensive selection of classroom supplies, instructional materials, educational games, art supplies, school forms (such as reports, planners and academic calendars), physical education equipment, audio-visual equipment, school furniture, and indoor and outdoor equipment and is targeted to administrative decision makers. School Specialty believes it is the largest school furniture resale source in the United States. School Specialty has been granted exclusive franchises for certain furniture lines in specific territories and School Specialty enjoys significant purchasing power in open furniture lines.

    The Company's specialty brands offer product lines for specific educational disciplines.

    RE-PRINT. Re-Print offers its customers substantially the same products as the School Specialty Catalog but focuses on reaching teachers and curriculum specialists directly through its mail-order catalogs.

    CHILDCRAFT. Childcraft distributes early childhood education products and materials. Childcraft also distributes over 1,000 proprietary or exclusive products manufactured by its Bird-in-Hand Woodworks subsidiary, including wood classroom furniture and equipment such as library shelving, cubbies, easels, desks and play vehicles.

    SAX ARTS & CRAFTS. Sax Arts & Crafts is a leading distributor of art supplies and art instruction materials, including paints, brushes, paper, ceramics, art metals and glass, leather and wood crafts. Sax Arts & Crafts offers customers a toll free "Art Savvy Hotline" staffed with 15 professional artists to respond to customer questions.

    GRESSWELL. Gresswell distributes library-related products in the U.K. including furniture, and media display and storage. Gresswell's dedicated sales and design team helps customers plan, design and install library projects using Computer Assisted Design equipment.


    EDUCATION ACCESS. Education Access is a catalog reseller of technology solutions for the K-12 education market. This product line offers curriculum software, productivity software, peripherals, networking products, and other related products. Education Access publishes a 110-page catalog twice a year and mails interim Technology Flash Updates are to the K-12 education market in the United States.


    School Specialty employs merchandising managers who continually review and update the product lines for each operating division. The merchandising managers convene customer focus groups and advisory panels to ascertain whether current offerings are well-received and to anticipate future demand. The merchandising managers also travel to product fairs and conventions seeking out new product lines. This annual review process results in an organic reshaping and expansion of the educational materials being offered by School Specialty.

OPERATIONS

    SALES AND MARKETING

    School Specialty believes it has developed a substantially different sales and marketing model from that of traditional school supply and school furnishings distribution companies in the United States. School Specialty's strategy is to use its position of owning two distribution platforms with which it can approach the school market. School Specialty's 290 sales representatives focus on "top down" selling (through districts, school purchasing authorities and schools), while School Specialty's Re-Print Division uses the "bottom up" approach through its direct mail catalog selling directly to teachers. To further strengthen its position in the market, School Specialty also owns premier specialty education brands (Childcraft, Sax Arts & Crafts, and Gresswell) that have the potential to enrich the general product offering through cross-merchandising.

    School Specialty has a broad customer base and no single customer accounted for more than 2% of sales during fiscal 1997. Schools typically purchase school supplies and furniture based on an established relationship with relatively few suppliers. School Specialty establishes and maintains its relationship with its customers by assigning accounts within a specific geographic territory to a local area sales representative. Additionally, each account is assigned its designated inside customer service representative.


    School Specialty's customer service representatives call on existing customers frequently to ascertain and fulfill their school supply needs. The representatives maintain contact with customers throughout the order cycle and assist in processing orders.


    School Specialty's primary compensation program for sales representatives is based on commissions as a percentage of gross profit on sales. For new and transitioning sales representatives, School Specialty offers salary and expense reimbursement until the representative is moved to a full commission compensation structure.

    School Specialty utilizes direct mail catalogs to reach its broader customer base. School Specialty distributes five major catalogs, one for each of its School Specialty general supply, Re-Print, Childcraft, Gresswell, and Sax Arts & Crafts lines. The catalog distribution calendar is generally the same across all product lines. A major catalog containing all product offerings is distributed toward the end of the calendar year so that it is available for school buyers at the beginning of the year. During the year, various catalog supplements are distributed to coincide with the peak school buying season in June through September and following the return of students to school in the fall.


    The approximate number of catalogs distributed for School Specialty, Re-Print, Childcraft, Gresswell and Sax Arts & Crafts for each of the past three calendar years and projected catalog distribution for 1998 is set out below. The figures set forth below include all books of over 32 pages sent out (or, with respect to 1998, expected to be sent out) during the calendar year but do not include catalogs that were distributed by discontinued operations.


                                                           1995       1996       1997       1998
                                                         ---------  ---------  ---------  ---------
School Specialty Catalog...............................    115,000    296,750    450,750    600,000
Re-Print...............................................    998,000  1,175,000  2,275,000  3,400,000
Childcraft.............................................  1,583,000  1,308,000  1,360,000  1,728,000
Gresswell..............................................    100,000  180,000(1)   130,000    150,000
Sax Arts & Crafts......................................    750,000    823,000  1,043,500  1,064,000
                                                         ---------  ---------  ---------  ---------
    Total..............................................  3,546,000  3,782,750  5,259,250  6,942,000
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

------------------------

(1) Includes an extra catalog published against a competitive launch.

    Pricing for School Specialty's general and specialty product offerings varies by product and channel of distribution. The Company generally offers a negotiated discount from catalog prices for supplies and responds to quote and bid requests for furniture and equipment. In addition, local sales representatives work with the Company's corporate sales force and school supply buyers to achieve an acceptable pricing structure based upon the mix of products being procured.

    School Specialty distributes products through its distribution centers as well as placing customer orders directly with School Specialty's suppliers. Furniture is generally shipped directly from the manufacturer to the user, bypassing School Specialty's distribution centers.

    PURCHASING AND INVENTORY MANAGEMENT

    School Specialty manages its inventory by continually reviewing daily inventory levels compared to a running 90-day inventory for the previous year, adjusted for incoming orders. School Specialty constantly refines the focus of inventory products through its automated inventory management system to pursue the optimum level of scope and depth of product offered. Every item in each of the various distribution regions is forecasted on a daily basis to account for the anticipated demand curve, current order activity, and available stock as well as the expected lead time from the supplier. The forecast allows inventory purchases to respond quickly to the high seasonal demand while keeping off-season inventory to a minimum. The information systems for all of School Specialty's distribution centers are interconnected to allow transfer of inventory between facilities to fill regional demand. In addition, all orders can be redirected to the distribution center which is the primary stocking location for a product. School Specialty's inventory management results in inventory turnover that management believes is higher than industry turnover rates and reduces the level of discontinued, excess and obsolete inventory compared to businesses acquired by School Specialty.

    School Specialty believes its large size enhances its purchasing power with suppliers and results in lower product costs than most of the Company's competitors. Further, School Specialty believes it can leverage this purchasing power to acquired companies in the future to improve the operating margins for both general supply and specialty businesses. The Company also believes its purchasing power for general supplies should result in improved margins for its specialty businesses.


    Market surveys by Krebs and Company have shown that the primary determinants of customer satisfaction in the educational supply industry are the completeness and accuracy of shipments received and the timeliness of delivery. School Specialty continues to invest in sophisticated computer systems to automate the order taking, inventory allocation and management, and order shipment processes. As a result, School Specialty has been able to provide superior order fulfillment to its customers. In addition, School Specialty has developed OMS, which allows schools to customize their orders and enter them electronically with School Specialty and provides historical usage reports to schools useful for their budgeting process. During the academic year, School Specialty seeks to fill orders within twenty-four hours of receipt of the order at a 95.0% fill rate and a 99.5% order accuracy rate. During the summer months, School Specialty shifts to a production environment and schedules shipments to coincide with the start of the school year. During the summer months, School Specialty's objectives are to meet a 100% fill rate at a 99.5% order accuracy rate. In the aggregate, School Specialty's order fill rate for June, July and August 1997 exceeded 97.0%. The Company defines "fill rate" as the percentage of line items in a customer's order that are initially shipped to the customer in response to the order by the requested ship date.


    During the peak shipping season between June 1 and September 30, each of School Specialty's distribution centers contracts with local common carriers to deliver its product to schools and school warehouses. Re-Print and Sax Arts & Craft rely on carriers such as Roadway Package Service, United Parcel Service and the U.S. Postal Service for distribution to customers.

    INFORMATION SYSTEMS

    The Company believes that through the utilization of technology in areas such as (i) purchasing and inventory management, (ii) customer order fulfillment and (iii) database management, School Specialty is able to turn inventory more quickly than competitors, offer customers more convenient and cost effective product ordering methods and conduct more precisely targeted sales and marketing campaigns. School Specialty uses two principal information systems, one for its general distribution and another for its specialty market distribution. In general school supply distribution, School Specialty utilizes a specialized distribution software package used primarily by office products and paper distributors. The software offers a fully integrated process from sales order entry through customer invoicing, and inventory requirements planning through accounts payable. School Specialty's system provides information through daily automatic posting to the general ledger and integrated inventory control. School Specialty has made numerous enhancements to this process that allow greater flexibility in addressing seasonal requirements of the industry and meeting specific customer needs.

    The specialty divisions are moving towards a common mail order system provided by Smith-Gardner & Associates. The Mail-order and Catalog System ("MACS") meets the unique needs of the direct marketing approach with extensive list management and tracking of multiple marketing efforts. The system provides complete and integrated order processing, inventory control, warehouse management, and financial applications.

    Although School Specialty has two principal information systems, these systems integrate general ledger, purchasing and inventory management functions. The software and hardware allow for continued incremental growth as well as the opportunity to integrate new client-server and other technologies into the information systems. Currently, all acquired School Specialty general distribution companies (except one acquired in December 1997) are on the same computer system. The specialty businesses and Re-Print operate on different systems but intend to implement the common MACS system. School Specialty intends to continue to use two principal information systems in its business.

    YEAR 2000 COMPLIANCE


    School Specialty's current information systems, as well as those being considered for acquisition by School Specialty's mail order and specialty distribution divisions, currently meet information standards for Year 2000 compliance. School Specialty does not expect that it will incur any material costs and expenses related to bringing its information systems to Year 2000 compliance. See "Risk Factors--Dependence on Systems".


COMPETITION

    School Specialty operates in a highly competitive environment. The Company's principal competitors are other national and regional school supply distribution companies. School Specialty is also faced with increasing competition from non-traditional alternate channel competitors, such as office products contract stationers and superstores. Among traditional school supply distributors, School Specialty believes that there are only two other companies with sales in excess of $130 million: Beckley-Cardy and the J.L. Hammett Co. School Specialty believes that it competes favorably with these companies on the basis of service and price.

    The market is highly competitive on a regional basis, but School Specialty believes its heaviest competition is coming from alternate channel competitors such as office product contract stationers and superstores. Their primary advantages over School Specialty are size, location, greater financial resources and buying power. Their primary disadvantage is that their product mix covers only 15% to 20% of the school's needs (measured by volume). In addition, the Company's competitors do not offer special order fulfillment software, which School Specialty believes is increasingly important to adequately service school needs. School Specialty believes it competes favorably with these companies on the basis of service and product offering.

EMPLOYEES

    As of December 31, 1997, School Specialty had 1,322 full-time employees, 266 of whom were employed primarily in management and administration, 430 in regional warehouse and distribution operations, and 626 in marketing, sales, order processing, and customer service. To meet the seasonal demands of its customers, School Specialty employs many seasonal employees during the late spring and summer seasons. Historically, School Specialty has been able to meet its requirements for seasonal employment. As of January 12, 1998, approximately 27 of School Specialty's employees were members of the Teamsters Labor Union at Sax Arts & Crafts' New Berlin, Wisconsin facility. School Specialty considers its relations with its employees to be very good.

FACILITIES

    School Specialty's corporate headquarters are located at 1000 North Bluemound Drive, Appleton, Wisconsin, a combined office and warehouse facility of approximately 120,000 square feet. School

Specialty's lease on the Appleton headquarters expires on December 31, 2001. School Specialty leases or owns the following distribution facilities:



                                                     APPROXIMATE
                                                       SQUARE        OWNED/           LEASE
LOCATIONS                                              FOOTAGE       LEASED        EXPIRATION
--------------------------------------------------  -------------  -----------  -----------------
Agawam, Massachusetts.............................      163,300         Owned          --
Bethlehem, Pennsylvania...........................       25,600        Leased   February 28, 1999
Birmingham, Alabama...............................      180,365        Leased   November 20, 2006
Bowling Green, Kentucky...........................       42,000        Leased   June 30, 2001
Cary, Illinois....................................       75,767         Owned          --
Enfield, London, England..........................        8,000         Owned          --
Fresno, California................................       18,480        Leased   December 31, 2001
Hoddesdon, London, England........................       10,000        Leased   September 1999
Hoddesdon, London, England........................       10,000        Leased   September 2015
Lancaster, Pennsylvania...........................       75,434        Leased   December 31, 2002
Lancaster, Pennsylvania...........................      165,750        Leased   February 28, 1999
Mt. Laurel, New Jersey............................       48,000        Leased   May 31, 2001
New Berlin, Wisconsin.............................       97,500        Leased   March 31, 2002
Oklahoma City, Oklahoma...........................       37,340        Leased   July 16, 2001
Pollocksville, North Carolina.....................       84,071         Owned          --
Portland, Oregon..................................       30,456        Leased   May 31, 2001
Salina, Kansas....................................      123,000         Owned          --


    The Lancaster, Pennsylvania facility is used for manufacturing and the Salina, Kansas facility is used for production of school forms. In addition, School Specialty has ten sales offices throughout the United States.

    School Specialty believes that its properties are adequate to support its operations for the foreseeable future. School Specialty reviews on a regular basis the consolidation of its facilities.

                         MANAGEMENT OF SCHOOL SPECIALTY


EXECUTIVE OFFICERS AND DIRECTORS


    Following the School Specialty Distribution, it is anticipated that the directors and executive officers of School Specialty will be as follows:


                   NAME                         AGE                       POSITION
------------------------------------------      ---      ------------------------------------------
Daniel P. Spalding........................          43   Chairman of the Board and Chief Executive
                                                         Officer
David J. Vander Zanden....................          43   President, Chief Operating Officer, and
                                                         Director*
Donald J. Noskowiak.......................          40   Executive Vice President and Chief
                                                         Financial Officer
Douglas Moskonas..........................          53   Executive Vice President for School
                                                         Specialty Divisions
Melvin D. Hilbrown........................          49   Executive Vice President for Gresswell
Richard H. Nagel..........................          57   Executive Vice President for Sax Arts &
                                                         Crafts
Donald Ray Pate, Jr.......................          35   Executive Vice President for Re-Print
Ronald E. Suchodolski.....................          51   Executive Vice President for Childcraft
Michael J. Killoren.......................          41   Vice President for School Specialty
                                                         Divisions
Lillian R. Kellogg........................          45   President for Education Access Division
Jonathan J. Ledecky.......................          40   Director*
Leo C. McKenna............................          64   Director*
Rochelle Lamm Wallach.....................          48   Director*


------------------------


* Messrs. Vander Zanden, Ledecky and McKenna and Ms. Wallach will join the Board of Directors of School Specialty immediately prior to the issuance of the shares offered in the Offering.


    DANIEL P. SPALDING became Chairman of the Board and Chief Executive Officer of School Specialty in February 1998. Mr. Spalding has served as President of the Educational Supplies and Products Division of U.S. Office Products since 1996. Prior to that time, he served as President, Chief Executive Officer, and a director of Old School since 1988. Prior to 1988, Mr. Spalding was an officer of JanSport, a manufacturer of sports apparel and backpacking equipment. Mr. Spalding was a co-founder of JanSport, and served as President and Chief Executive Officer from 1977 to 1984. Mr. Spalding has been a director of the National School Supply and Equipment Association since 1992 and completed his term as the association's Chairman in November 1997. Mr. Spalding is Michael J. Killoren's cousin.

    DAVID J. VANDER ZANDEN became the Chief Operating Officer of School Specialty in March 1998. Prior to that time, he served as President of Ariens Company since 1992, a manufacturer of outdoor lawn and garden equipment.

    DONALD J. NOSKOWIAK has served as Chief Financial Officer of School Specialty since 1997. In February 1998, Mr. Noskowiak became an Executive Vice President of School Specialty. He was Vice President, Treasurer and Principal Financial Officer of Old School since 1994. From 1992 through 1994 he was the Corporate Controller of Old School.

    DOUGLAS MOSKONAS joined Old School in 1993 as Vice President of Sales for the Valley Division. Since that time he has served as General Manager for the Valley Division from 1994 through 1996 and was appointed President of School Specialty Distribution in 1997. Prior to joining School Specialty, Mr. Moskonas served as Vice President of Sales for Emmons-Napp Office Products from 1979 through 1993. As of the School Specialty Distribution, Mr. Moskonas is expected to be elected an Executive Vice President of School Specialty for School Specialty Divisions.

    MELVIN D. HILBROWN joined School Specialty as Managing Director of Gresswell with School Specialty's acquisition of Don Gresswell, Ltd. in 1997. He has been Managing Director of Gresswell since 1989. As of the School Specialty Distribution, Mr. Hilbrown is expected to be elected an Executive Vice President of School Specialty for Greswell.

    RICHARD H. NAGEL joined School Specialty with the acquisition of Sax Arts & Crafts in 1997 and serves as President of Sax Arts & Crafts. Mr. Nagel has been with Sax Arts & Crafts since 1975 when he was hired as Assistant General Manager. He was named President of Sax Arts & Crafts in 1990. As of the School Specialty Distribution, Mr. Nagel is expected to be elected an Executive Vice President of School Specialty for Sax Arts & Crafts.


    DONALD RAY PATE, JR. joined School Specialty with the acquisition of Re-Print in 1996 and serves as President of Re-Print. Mr. Pate has served as President of Re-Print since he acquired it in 1988. As of the School Specialty Distribution, Mr. Pate is expected to be elected an Executive Vice President of School Specialty for Re-Print.


    RONALD E. SUCHODOLSKI joined School Specialty with the acquisition of Childcraft Education Corp. in 1997 and serves as President of Childcraft Education Corp. Mr. Suchodolski has been President of Childcraft Education Corp. since 1995 and was Director of Childcraft's School Division from 1984 through 1989. From 1989 to 1993, Mr. Suchodolski was President of the Judy/Instructo Division of Paramount, and from 1993 through 1995 Mr. Suchodolski served as Senior Vice President of Sales and Marketing for Paramount Publishing's Supplementary Materials Division. As of the School Specialty Distribution, Mr. Suchodolski is expected to be elected an Executive Vice President of School Specialty for Childcraft.

    MICHAEL J. KILLOREN has served as Chief Operating Officer of School Specialty Distribution since 1997. From 1992 to 1997, he was Vice
President/Operations of School Specialty. Mr. Killoren is Daniel P. Spalding's cousin. As of the School Specialty Distribution, Mr. Killoren is expected to be elected an Vice President of School Specialty for School Speciality Divisions.


    LILLIAN R. KELLOGG joined the Company with the acquisition of Education Access in March 1998 and serves as President of the Company's Education Access Division. Ms. Kellogg previously served as Executive Vice President of Education Access, Inc. from March 1997 to March 1998 and as President of Computer Plus, Inc. from March 1984 to March 1997. On January 19, 1998 Education Access, Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code.



    JONATHAN J. LEDECKY will serve as a Director and an employee of School Specialty as of the Distribution Date. He founded Consolidation Capital Corporation in February 1997 and serves as its Chairman and Chief Executive Officer. Mr. Ledecky founded U.S. Office Products in October 1994 and will serve as its Chairman of the Board until the Distribution Date and served as its Chief Executive Officer until November 5, 1997. Mr. Ledecky has also served as the Non-Executive Chairman of the Board of USA Floral Products, Inc. since April 1997 and as the Non-Executive Chairman of the Board of UniCapital Corporation since October 1997. Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc., and from 1991 to September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly-owned subsidiary of Steelcase Inc. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company and a Senior Vice President at Allied Capital Corporation, an investment management company.



    LEO C. MCKENNA is a self-employed financial consultant working with personal asset management, corporate planning, acquisitions, merger studies, and negotiations. Mr. McKenna is currently a Member of the Board of Life Insurance Company of Boston and New York (Subsidiary of Boston Mutual Life). He is founder and a director of Ledyard National Bank, where he also serves on the Audit Committee. He is also a director of Rosenthal, A.G. USA. He is a director and member of the John Brown Cook Foundation and an overseer and Chairman of the Finance Committee for the Catholic Student Center at Dartmouth College.

    ROCHELLE LAMM WALLACH was formerly associated with Strong Advisory Services, a division of Strong Capital Management as its President from 1995 to March, 1998. Prior to that time, she was Chief Operating Officer of AAL Capital Management, a mutual fund manager which she founded in 1986.


    The Company intends to name two additional independent directors after the effective date of the Distribution.

COMMITTEES OF THE BOARD


    The School Specialty Board will create an Audit Committee effective immediately prior to the issuance of shares in the Offering. The Audit Committee is charged with reviewing School Specialty's annual audit and meeting with School Specialty's independent accountants to review School Specialty's internal controls and financial management practices.



    The School Specialty Board will create a Compensation Committee effective immediately prior to the issuance of shares in the Offering. The Compensation Committee is charged with determining the compensation of executive officers of School Specialty and administering any stock option plan School Specialty may adopt.


EXECUTIVE COMPENSATION


    The following table sets forth information with respect to the compensation paid by School Specialty for services rendered during the year ended April 25, 1998 to the Chief Executive Officer and to each of the four other most highly compensated officers of School Specialty (the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION
                                                                     LONG TERM
                                             --------------------  COMPENSATION     ALL OTHER
NAME AND PRINCIPAL POSITION                   SALARY      BONUS     OPTIONS(#)    COMPENSATION
-------------------------------------------  ---------  ---------  -------------  -------------
Daniel P. Spalding.........................  $ 212,104  $  34,200      150,000         --
  Chairman of the Board, CEO and Director
David J. Vander Zanden.....................    225,000     --           --             --
  President, Chief Operating Officer and
  Director
Ronald E. Suchodolski......................    157,646  $  62,633       20,000         --
  President, Childcraft
Richard H. Nagel...........................    130,660     29,500       20,000         --
  President, Sax Arts & Crafts
Douglas Moskonas...........................    139,525     --           20,000         --
  President, School Specialty Division


------------------------


(1) Mr. Vander Zanden joined School Specialty in March 1998.



OPTIONS GRANTED IN FISCAL YEAR 1998



    The following table sets forth certain information regarding options to acquire U.S. Office Products Common Stock granted to the Named Officers during the year ended April 25, 1998. All options were granted by U.S. Office Products as options to acquire U.S. Office Products Common Stock and are expected to be replaced with options to acquire School Specialty Common Stock in connection with the School Specialty Distribution. See "--Replacement of Outstanding U.S. Office Products' Options." Upon consummation of the School Specialty Distribution, the number of options granted to officers, directors and employees of the Company in respect of U.S. Office Products' options and their exercise price will be determined according to the formula set by U.S. Office Products.



              OPTIONS GRANTED IN FISCAL YEAR ENDED APRIL 25, 1998



                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                         PERCENT OF                                   STOCK PRICE
                                                        TOTAL OPTIONS                               APPRECIATION FOR
                                                         GRANTED TO                                  OPTION TERM(4)
                                           OPTIONS      EMPLOYEES IN     EXERCISE    EXPIRATION   --------------------
NAME                                    GRANTED(1)(2)  FISCAL YEAR(3)    PRICE(2)       DATE         5%         10%
--------------------------------------  -------------  ---------------  -----------  -----------  ---------  ---------
Daniel P. Spalding....................      150,000             0.0%     $   15.17      4/28/07   $1,431,049 $3,626,561
David J. Vander Zanden................       --                 0.0%        --           --          --         --
Ronald E. Suchodolski.................       20,000             0.0%         18.00     12/12/07     226,400    573,600
Richard H. Nagel......................       20,000             0.0%         18.00     12/12/07     226,400    573,600
Douglas Moskonas......................       20,000             0.0%         18.00     12/12/07     226,400    573,600


------------------------

(1) The options granted are non-qualified stock options, which are exercisable at the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Incentive Plan.


(2) The option exercise price will be adjusted by applying the following formula:



    Exercise Price (New) = Exercise Price (Old) XInitial Public Offering Price of School Specialty Common Stock in the Offering
                                Trading Price of U.S. Office Products' Common
    Stock Pre-School Specialty Distribution



    The number of option will be adjusted by applying the following formula:



     Option Shares (New) = Option Shares (Old) XTrading Price of U.S. Office
                                                Products' Common Stock
                                                Pre-School Specialty
                                                Distribution


                                                Initial Public Offering Price of
                                                School Specialty Common Stock in
                                                the Offering



     For all optionees, the "Trading Price of U.S. Office Products Common Stock Pre-School Specialty Distribution" will be the average closing price of U.S. Office Products Common Stock for the lesser of (a) ten business days preceding the Distributions, or (b) the number of business days falling between the expiration of the Tender Offer and the completion of the Distributions. The exercise price and number of options will not be adjusted as a result of the Tender Offer, but instead are adjusted solely for the Distributions. The intrinsic value of the adjusted options will be no greater than the intrinsic value of the options before the Distributions, and the ratio of exercise price to market price will be not less than the ratio before the Distributions.



(3) Total options granted refers to options to acquire U.S. Office Products Common Stock given to all employees of the Educational Supplies and Products Division of U.S. Office Products during fiscal 1998.



(4) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of stock prices. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders.



AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED APRIL 25, 1998 AND FISCAL YEAR END 1998 OPTION VALUES.



    The following table sets forth certain information regarding unexercised options held by the Named Officers at April 25, 1998. All options were granted by U.S. Office Products as options to acquire U.S. Office Products Common Stock and are expected to be replaced with options to acquire shares of School Specialty Common Stock in connection with the Distribution. See "--Replacement of Outstanding U.S. Office Products Options." Upon consummation of the School Specialty Distribution, the number of stock options granted to officers, directors and employees of the Company in respect of U.S. Office Products' options and their exercise prices will be determined according to the formula set by U.S. Office Products.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED APRIL 25, 1998
                    AND FISCAL YEAR ENDED 1998 OPTION VALUES



                                                                            NUMBER UNEXERCISED
                                                                                 OPTIONS             VALUE OF UNEXERCISED IN-THE-
                                                                       HELD AT APRIL 25, 1998(#)(1)  MONEY (3) OPTIONS AT FISCAL
                                           SHARES                                                        YEAR END($)(1)(3)(4)
                                         ACQUIRED ON        VALUE      ----------------------------  ----------------------------
NAME                                   EXERCISE(#)(1)   REALIZED($)(2)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------  ---------------  -------------  -------------  -------------  -------------  -------------
Daniel P. Spalding...................        --           $  --             --           150,000       $  --          $  63,938
David J. Vander Zanden...............        --              --             --             --             --             --
Ronald E. Suchodolski................        --              --             --           20,000           --             --
Richard H. Nagel.....................        --              --             --           20,000           --             --
Douglas Moskonas.....................        --              --             --           20,000           --             --


------------------------


(1) The option exercise price will be adjusted by applying the following formula:



    Exercise Price (New) = Exercise Price (Old) XInitial Public Offering Price of School Specialty Common Stock in the Offering
                                Trading Price of U.S. Office Products' Common
    Stock Pre-School Specialty Distribution



    The number of option will be adjusted by applying the following formula:



     Option Shares (New) = Option Shares (Old) XTrading Price of U.S. Office
                                                Products' Common Stock
                                                Pre-School Specialty
                                                Distribution


                                                Initial Public Offering Price of
                                                School Specialty Common Stock in
                                                the Offering



     For all optionees, the "Trading Price of U.S. Office Products Common Stock Pre-Workflow Distribution" will be the average closing price of U.S. Office Products Common Stock for the lesser of (a) ten business days preceding the Distributions, or (b) the number of the business days falling between the expiration of the Tender Offer and the completion of the Distributions. For all optionees who will be employees of the Company, the "Initial Public Offering Price of the Common Stock in the Offering" will be (i) the initial public offering price of the Company Common Stock multiplied by (ii)
                    (the "Reverse Stock Split"). The exercise price and number of options will not be adjusted as a result of the Tender Offer, but instead are adjusted solely for the Distributions and the Reverse Stock Split. The intrinsic value of the adjusted options will be no greater than the intrinsic value of the options before the Distributions and the Reverse Stock Split, and the ratio of exercise price to market price will be not less than the ratio before the Distributions and the Reverse Stock Split.


(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of U.S. Office Products Common Stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of U.S. Office Products Common Stock exceeds the exercise price of the options.


(4) The value of unexercised options represents the difference between the exercise price of such options and $16.875, the closing market price of U.S. Office Products' Common Stock at April 24, 1998.



REPLACEMENT OF OUTSTANDING U.S. OFFICE PRODUCTS' OPTIONS



    School Specialty expects that all or substantially all vested and unvested options to acquire the U.S. Office Products' common stock that are held by School Specialty employees on the Distribution Date will be replaced with options to acquire shares of Company Common Stock. As of the Distribution Date, approximately 492,833 options to acquire U.S. Office Products' Common Stock were held by employees of School Specialty. The number of options that will be outstanding after the Distributions will depend on the trading prices of U.S. Office Products' common stock around the time of the Distributions and the public offering price of the Company Common Stock in the Offering. For those reasons, the number of options exercisable for shares of Company Common Stock into which the U.S. Office Products options will convert is not yet determinable. In respect of U.S. Office Products' options, the option exercise price will be adjusted by applying the following formula:

Exercise Price (New) = Exercise Price (Old) X Initial Public Offering Price of
                                              School Specialty Common Stock in
                                              the Offering


                                              Trading Price of U.S. Office
                                              Products' Common Stock Pre-School
                                              Specialty Distribution



The number of option will be adjusted by applying the following formula:



Option Shares (New)=Option Shares (Old) X Trading Price of U.S. Office Products'
                                          Common Stock Pre-School Specialty
                                          Distribution


                                          Initial Public Offering Price of
                                          School Specialty Common Stock in the
                                          Offering



For all optionees, the "Trading Price of U.S. Office Products Common Stock Pre-School Specialty Distribution" will be the average closing price of U.S. Office Products' common stock for the lesser of (a) ten business days preceding the Distributions, or (b) the business days falling between the expiration of the Tender Offer and the completion of the Distributions. The exercise price and number of options will not be adjusted as a result of the Tender Offer, but instead are adjusted solely for the Distributions. The intrinsic value of the adjusted options will be no greater than the intrinsic value of the options immediately before the Distribution and the ratio of exercise price to market price will be not less than the ratio immediately before the Distributions.


EMPLOYEE STOCK OPTION PLAN


    School Specialty expects to adopt an employee stock option plan at approximately the time of the School Specialty Distribution. The terms of the plan and the initial amount of options have not yet been approved but School Specialty currently expects that options for 7.5% of the issued and outstanding capital stock of School Specialty will be granted to senior management concurrent with the School Specialty Distribution. Option prices will not exceed the market price of School Specialty Common Stock on the respective dates of grant.


DIRECTOR COMPENSATION AND OTHER ARRANGEMENTS


    School Specialty expects to grant non-employee directors         options to
purchase School Specialty Common Stock for each year of service. Non-employee
directors will be paid $    for each meeting attended and will also be
reimbursed for all out-of-pocket expenses related to their service as directors.



    Jonathan J. Ledecky entered into a services agreement, as amended (the "Ledecky Services Agreement") with U.S. Office Products on January 13, 1998, to become effective on the Distribution Date and contingent on the consummation of the Distributions. The Ledecky Services Agreement will expire on September 30, 1998 if none of the Distributions has occurred by that date. If the Ledecky Services Agreement becomes effective, it will replace his employment agreement with U.S. Office Products, as amended November 4, 1997. The principal terms of this agreement, as it is expected to be amended, are summarized here.



    The Ledecky Services Agreement governs Mr. Ledecky's continuing obligations to U.S. Office Products. Under the Ledecky Services Agreement, Mr. Ledecky will report to the U.S. Office Products' Board and will provide high-level acquisition negotiation services and strategic business advice. Under the Agreement, Mr. Ledecky will remain an employee of U.S. Office Products, at an annual salary of $48,000 through June 30, 2001. U.S. Office Products can terminate Mr. Ledecky's employment only for "cause" where cause consists of (i) his conviction of or guilty or nolo contendere plea to a felony, (ii) his engaging, despite notice, in conduct demonstrably and materially injurious to U.S. Office Products, or (iii) his violation of the noncompetition agreement as it relates to U.S. Office Products. If Mr. Ledecky resigns or is terminated, he will cease to vest in his U.S. Office Products stock options and will have 90 days to exercise any vested options.



    It is expected that the Company will enter into an employment agreement with Mr. Ledecky to implement its assigned portion of the Ledecky Services Agreement. Under the employment agreement, Mr. Ledecky will report to the Board of Directors and senior management of the Company. In such capacity, Mr. Ledecky will provide high-level acquisition negotiation services and strategic business advice. The Company can require Mr. Ledecky's performance of such services, consistent with his other contractual obligations to Consolidation Capital Corporation, U.S. Office Products and the other Spin-Off Companies. As an employee, Mr. Ledecky will also be subject to the generally applicable personnel policies of the Company and will be eligible for such benefit plans in accordance with their terms. The Company will pay Mr. Ledecky an annual salary of $48,000, for up to two years. The Company may terminate Mr. Ledecky's employment with or without "cause," where cause is defined as in the Ledecky Services Agreement, as modified to refer to the Company. If without cause, the termination would entitle Mr. Ledecky to severance equal to his salary for the lesser of 12 months or the remainder of the employment term.



    The Ledecky Services Agreement provides for non-competition and non-solicitation restrictions that continue for four years after the School Specialty Distribution has been completed. These provisions generally restrict Mr. Ledecky from, among other things, investing in or working for or on behalf of any business selling any products or services in direct competition with U.S. Office Products or the Spin-Off Companies (collectively, the "U.S. Office Products Companies"), within 100 miles of any location where any U.S. Office Products Company conducts business. (For this purpose, "products or services" are those that U.S. Office Products offered on January 13, 1998.) The Ledecky Services Agreement prohibits Mr. Ledecky from trying to hire away managerial employees of the U.S. Office Products Companies or from calling upon customers of the U.S. Office Products Companies to solicit or sell products or services in direct competition with the U.S. Office Products Companies. Mr. Ledecky also may not hire away for Consolidation Capital Corporation any person then or in the preceding one year employed by the U.S. Office Products Companies. U.S. Office Products is permitted to (and will) assign to the Company, the ability to enforce the non-competition provisions described above as to its own business without regard to the offering, which will then constitute part of his employment agreement with the Company.



    Mr. Ledecky will receive a stock option for School Specialty Common Stock from School Specialty as of the date of the School Specialty Distribution. The option is intended to compensate Mr. Ledecky for his services to School Specialty as an employee. [That option will be granted under the Company's [stock option plan.]]The options will cover up to 7.5% of the outstanding School Specialty Common Stock determined as of the Distribution Date. The option will have a per share exercise price equal to the initial public offering price of the School Specialty Common Stock.



    It is expected that Mr. Ledecky's options, will become fully vested when granted but will not be exercisable until the 12-month anniversary of the School Specialty Distributiion. Mr. Ledecky's option from School Specialty will be exercisable immediately if Mr. Ledecky dies before the options expire or if School Specialty accelerates the exercise schedule of options for substantially all management option holders (in this latter case, Mr. Ledecky's option will become exercisable on the same accelerated schedule as the other management holders). All unexercised portions of the options will expire ten years after its date of grant or, if applicable, as of the date Mr. Ledecky violates his non-competition agreement with School Specialty.


EMPLOYMENT CONTRACTS AND RELATED MATTERS


    School Specialty has entered into employment agreements with the following three of its Named Officers that will continue after the School Specialty
Distribution: Daniel P. Spalding (Chairman and Chief Executive Officer), Donald Ray Pate, Jr. (Executive Vice President and President of Re-Print), and Richard
H. Nagel (Executive Vice President and President of Sax Arts & Crafts). After the School Specialty Distribution, the Company intends to enter into an employment agreement with David J. Vander Zanden (President and Chief Operating Officer), that will take effect upon the Distribution Date.


    Daniel P. Spalding, Chief Executive Officer of School Specialty, entered into an employment contract with Old School on April 29, 1996. The contract has an initial term of four years but, unless terminated, is automatically extended at the end of each of the last three years of the initial term for another year. Mr. Spalding receives a base salary of $180,000 and participates in an incentive bonus plan which provides for an annual bonus up to 100% of base salary upon the attainment of profit and revenue objectives. Following the termination of his employment for any reason, Mr. Spalding has agreed not to compete with School Specialty for a period equal to the longer of two years or, in the case of early termination, the years remaining on his contract. If Mr. Spalding is terminated without cause, as defined in the contract, he is entitled to his entire base salary for the years remaining on the contract. In addition, Mr. Spalding may terminate his contract for good cause (e.g., a material adverse change in his position or responsibilities or any material breach on the part of School Specialty) or within five days of a change in control of School Specialty. The contract defines a change of control to mean: (i) the acquisition of beneficial ownership of 50% or more of voting securities of School Specialty by any person other than U.S. Office Products;
(ii) a loss of majority status by the combination of members of U.S. Office Products' Board at the time of its initial public offering and any Board members installed by a two-thirds vote of the then-present initial Directors or any Directors subsequently installed by them; (iii) any reorganization of U.S. Office Products unless 75% of the beneficial ownership of U.S. Office Products voting securities remains in the same hands; or (iv) U.S. Office Products or more than 49% of its assets are liquidated.


    David J. Vander Zanden became President and Chief Operating Officer in March 1998. After the School Specialty Distribution, School Specialty expects to enter into an employment contract with Mr. Vander Zanden with an initial term of two years, with automatic two year extensions unless School Specialty or Mr. Vander Zanden gives 90 days written notice of either party's intent not to renew. School Specialty expects that Mr. Vander Zanden's employment contract will provide for a base salary of $225,000 and participation in an incentive bonus plan based upon the attainment of profit and revenue objectives. School Specialty also expects that Mr. Vander Zanden's employment contract will contain a covenant not to compete upon termination of the agreement, and provide Mr. Vander Zanden the right to terminate the agreement upon a change of control in School Specialty, with change of control to be defined in the agreement. School Specialty also expects to grant options to Mr. Vander Zanden on or shortly after the Distribution.


    Donald Ray Pate, Jr., serves as President of Re-Print and entered into an employment contract with Re-Print on July 26, 1996 to serve as its President. The contract runs for four years but provides for two automatic one-year extensions unless Re-Print gives 60 days written notice of its intent not to renew. Mr. Pate's annual base salary is $125,000, and he participates in an executive compensation program developed by U.S. Office Products. Following the termination of his employment for any reason, Mr. Pate has agreed not to compete with Re-Print for the longer of two years or until the end of the contractual term. If Mr. Pate is terminated without cause, he is entitled to receive his base salary for three months or until the end of the initial contractual term, whichever period is greater.

    Richard H. Nagel, President of Sax Arts & Crafts, entered into a four-year employment contract with Sax Arts & Crafts on June 27, 1997 to serve as its President. Mr. Nagel's annual base salary is $125,000, and he participates in School Specialty's management bonus program. Following the termination of his employment for any reason, Mr. Nagel has agreed not to compete with Sax Arts & Crafts for one year. If Mr. Nagel is terminated without cause, he is entitled to receive his base salary for one year or until the end of the contractual term, whichever period is lesser.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The School Specialty Board will create a Compensation Committee immediately following the Offering. The Compensation Committee will be charged with determining the compensation of all executive officers. Until the Compensation Committee of the School Specialty Board is created, decisions regarding compensation of the executive officers will be made by the School Specialty Board. No member of the School Specialty Board has ever been an officer of School Specialty or any of its subsidiaries, except that Mr. Spalding is the Chief Executive Officer of School Specialty. In addition, Mr. Ledecky was the Chief Executive Officer of U.S. Office Products until November 5, 1997 and will be the Chairman of U.S. Office Products until the Distribution Date.

                              CERTAIN TRANSACTIONS



    On April 29, 1996, U.S. Office Products acquired Old School in a business combination accounted for under the pooling-of-interests method in which 2,307,693 shares of U.S. Office Products Common Stock were issued as consideration. Current officers of School Specialty who received shares of U.S. Office Products Common Stock in the transaction include Daniel P. Spalding (309,766 shares, and an additional 30,018 through an IRA for his benefit), Michael J. Killoren (27,018 shares), and Donald J. Noskowiak (27,018 shares). In addition, John S. Spalding (Daniel P. Spalding's father) received 661 shares and an additional 60,034 through an IRA for his benefit, the Patricia M. Spalding Revocable Trust received 70,923 shares, Joanne Lee Killoren received 60,304 shares, Donald Killoren (Michael J. Killoren's father) received 60,778 shares and Leo C. McKenna received 278,005 shares. The Company believes that these transactions are as favorable as could be negotiated with third parties.



    U.S. Office Products acquired Re-Print on July 26, 1996 in a business combination accounted for under the pooling-of-interests method in which it issued 1,950,000 shares of U.S. Office Products Common Stock as consideration. In that transaction, Donald Ray Pate, Jr., President of Re-Print, received 1,076,028 shares of U.S. Office Products Common Stock for his interest in Re-Print. Other shareholders related to Mr. Pate who received shares of U.S. Office Products Common Stock in the merger were Celita Pate Carmichael (30,240 shares), Phillip S. Pate (85,351 shares), Richard K. Pate (73,921 shares), and Mary K. Pate (116,505 shares). The Company believes that these transactions are as favorable as could be negotiated with third parties.



    School Specialty's main office and warehouse facility, a 120,000 square foot building located in Appleton, Wisconsin, is leased from Bluemound Corporation. John S. Spalding, a former member of the Board of Old School and the father of Daniel P. Spalding, Chairman of the Board and Chief Executive Officer of School Specialty, holds a one-third stake in Bluemound. Donald Killoren, father of Michael J. Killoren, an officer of School Specialty, also holds a one-third stake in Bluemound. The lease provides for annual payments of $196,000 through December 31, 2001. The Company believes that the terms of this transaction are as favorable as could be negotiated with third parties.



    On March 20, 1998, School Specialty acquired substantially all of the assets of the catalog division of Education Access, Inc., a debtor in possession under Chapter 11 of the United States Bankruptcy Code. In this transaction, the secured creditors of Education Access received all of the consideration paid by School Specialty. Lillian R. Kellogg, President of School Specialty's Education Access Division owns approximately 40% of the capital stock of Education Access. The Company believes that the terms of this transaction are as favorable as could be negotiated with third parties.



    For a discussion of matters related to the spin-off of the Company from U.S. Office Products, see "The School Specialty Distribution".



    For a discussion of transactions between the Company and Mr. Ledecky, see "Management of School Specialty--Director Compensation and Other Arrangements".

                   PRINCIPAL STOCKHOLDERS OF SCHOOL SPECIALTY


    The following table sets forth the number and percentage of outstanding shares of U.S. Office Products Common Stock beneficially owned as of April 1, 1998 and as adjusted to reflect the School Specialty Distribution and the Offering (assuming no exercise of the underwriters' over-allotment option, no shares are tendered in the Tender Offer, application of the Distribution Ratio and no options are excercisable) by, (i) all persons known by School Specialty to own beneficially more than 5% of U.S. Office Products Common Stock, (ii) each director and each Named Officer who is a stockholder, and (iii) all directors and executive officers as a group. All persons listed below have sole voting and investment power with respect to their shares of U.S. Office Products Common Stock unless otherwise indicated. Except as otherwise indicated, the business address of each of the following is 1000 North Bluemound Drive, Appleton, Wisconsin 54914.



                                                                 PERCENT OF                                 PERCENT OF
                                            NUMBER OF             SHARES OF        NUMBER OF SHARES OF       SHARES OF
                                            SHARES OF       U.S. OFFICE PRODUCTS    SCHOOL SPECIALTY     SCHOOL SPECILATY
                                           U.S. OFFICE          COMMON STOCK          COMMON STOCK,        COMMON STOCK
                                             PRODUCTS           PRIOR TO THE               AS                AFTER THE
NAME AND ADDRESS OF BENEFICIAL OWNER       COMMON STOCK           OFFERING             ADJUSTED(1)           OFFERING
--------------------------------------  ------------------  ---------------------  -------------------  -------------------
Daniel P. Spalding (6)................          200,299(2)            *
David T. Vander Zanden................                0                   0
Ronald Suchodolski(6).................                0                   0%
Jonathan J. Ledecky(6)................        2,428,125(3)              1.7%
Richard H. Nagel(6)...................                0                   0%
Douglas Moskonas(6)...................            7,500(4)            *
Leo C. McKenna........................           13,088               *
All current executive officers
  and directors as a group
  (12 persons)(6).....................        3,756,128                 3.4%

5% STOCKHOLDERS
FMR Corp.(5)..........................       15,754,406                11.2%
  82 Devonshire Street
  Boston, MA 02109
Massachusetts Financial Services              8,262,886                 5.9%
  Company(5)..........................
  500 Boylston Street
  Boston, MA 02116


------------------------

*   Less than 1%.


(1) The "Number of Shares of School Specialty Common Stock, as Adjusted" reflects the results of the Tender Offer and the application of the Distribution Ratio. It assumes no options are exercisable within 60 days.



(2) Includes 37,500 shares which may be acquired upon exercise of options exercisable within 60 days following the School Specialty Distribution.



(3) Does not include Mr. Ledecky's options described under "Management of School Specialty--Director Compensation and Other Arrangements," none of which are exercisable within the next twelve months.



(4) Includes 7,500 shares which may be acquired upon exercise of options exercisable within 60 days following the School Specialty Distribution.

(5) Based upon a Schedule 13G filed for U.S Office Products with the Securities and Exchange
    Commission.



(6) The option exercise price will be adjusted by applying the following formula:



                                                      Initial Public Offering Price of School Specialty Common Stock in the
    Exercise Price (New) = Exercise Price      X      Offering
                                    (Old)             Trading Price of U.S. Office Products' Common Stock Pre-School Specialty
                                                      Distribution



    The number of option will be adjusted by applying the following formula:



                                                      Trading Price of U.S. Office Products' Common Stock Pre-School Specialty
                                                      Distribution
Option Shares (New) = Option Shares (Old)      X      Initial Public Offering Price of School Specialty Common Stock in the
                                                      Offering



    For all optionees, the "Trading Price of U.S. Office Products Common Stock Pre-Workflow Distribution" will be the average closing price of U.S. Office Products Common Stock for the lesser of (a) ten business days preceding the Distributions, or (b) the number of business days falling between the expiration of the Tender Offer and the completion of the Distributions. The exercise price and number of options will not be adjusted as a result of the Tender Offer, but instead are adjusted solely for the Distributions. The intrinsic value of the adjusted options will be no greater than the intrinsic value of the options before the Distributions, and the ratio of exercise price to market price will be not less than the ratio before the Distributions.

                 DESCRIPTION OF SCHOOL SPECIALTY CAPITAL STOCK

GENERAL

    Set forth below is a summary of the terms of School Specialty's Capital Stock. At the time of the Distribution and the Offering, School Specialty's authorized capital stock will consist of 150,000,000 shares of School Specialty Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At the time of the Distribution and the Offering, School Specialty is expected to have outstanding
approximately       shares of School Specialty Common Stock and no shares of
Preferred Stock.

COMMON STOCK

    The holders of School Specialty Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of School Specialty Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." The holders of School Specialty Common Stock are entitled to share ratably in the net assets of School Specialty upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of School Specialty Common Stock have no preemptive rights to purchase shares of stock of School Specialty. Shares of School Specialty Common Stock are not subject to any redemption provisions and are not convertible into any other securities of School Specialty. All of the shares of School Specialty Common Stock to be distributed pursuant to the Distribution will be fully paid and nonassessable.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the School Specialty Board of Directors as shares of one or more classes or series. Subject to the provisions of School Specialty's Certificate of Incorporation and limitations prescribed by law, the School Specialty Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. School Specialty has no current plans to issue any shares of Preferred Stock of any class or series.

    One of the effects of undesignated Preferred Stock may be to enable the School Specialty Board of Directors to render more difficult or to discourage an attempt to obtain control of School Specialty by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of School Specialty's management. The issuance of shares of the Preferred Stock pursuant to the School Specialty Board of Directors' authority described above may adversely affect the rights of the holders of School Specialty Common Stock. For example, Preferred Stock issued by School Specialty may rank prior to School Specialty Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of School Specialty Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for School Specialty Common Stock or may otherwise adversely affect the market price of School Specialty Common Stock.

OTHER CHARTER AND BY LAWS PROVISIONS

    School Specialty's Board of Directors is considering the adoption of certain takeover defense measures, including but not limited to a shareholder rights plan and a staggered board. The School Specialty Board expects to complete such consideration prior to the Offering.

STATUTORY BUSINESS COMBINATION PROVISION

    School Specialty is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. School Specialty has not adopted such an amendment to its Certificate of Incorporation or By-laws. Under the Company's Certificate of Incorporation, the affirmative vote of a majority of the directors is required to approve an interested stockholder transaction.



PROVISIONS OF SCHOOL SPECIALTY'S CERTIFICATE OF INCORPORATION AND BYLAWS
  AFFECTING CHANGE OF CONTROL



    The Board of Directors of School Specialty is contemplating adoption of certain provisions of the Certificate of Incorporation or Bylaws that may, if adopted, provide the School Specialty Board with more negotiating leverage by delaying or making more difficult unsolicited acquisitions or changes of control of School Specialty. It is believed that such provisions will enable School Specialty to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by the School Specialty Board to be in the best interests of School Specialty and its stockholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of School Specialty, although such proposals, if made, might be considered desirable by a majority of School Specialty's stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the management of School Specialty without concurrence of the School Specialty Board. These provisions include: (i) the availability of capital stock for issuance from time to time at the discretion of the School Specialty Board (see "--Preferred Stock" above); (ii) the classification of the School Specialty Board into three classes, each of which serves for a term of three years; (iii) limitation on stockholders calling a special meeting of stockholders; (iv) prohibition on stockholders acting by written consent in lieu of a meeting; (v) requirements for advance notice for raising business or making nominations at stockholders' meetings; and (vi) the requirement of a supermajority vote to amend School Specialty's Bylaws.

    CLASSIFIED BOARD



    School Specialty's Certificate of Incorporation may include provisions dividing the School Specialty Board's membership into three classes, each of which serves until the third succeeding annual meeting with one class being elected at each annual meeting of stockholders. Under Delaware law, each class will be as nearly equal in number as possible. As a result, at least two annual meetings of stockholders may be required for School Specialty's stockholders to change a majority of the members of the School Specialty Board. School Specialty believes that a classified board of directors will assure continuity and stability of School Specialty's management and policies, without diminishing accountability to stockholders. School Specialty's classified Board will ensure that a majority of directors at any given time will have experience in the business and competitive affairs of School Specialty.



    NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS



    The Certificate of Incorporation and Bylaws may provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The Certificate of Incorporation and Bylaws also provide that special meetings of the stockholder can be called only by the Chairman of School Specialty Board, or by holders of at least 33 1/3 of the outstanding shares of School Specialty stock entitled to vote generally for the election of directors.



    ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS



    The Bylaws may establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the School Specialty Board, or by a stockholder who has given to the Secretary of School Specialty timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make the determination of whether business has been properly brought before such meeting. Only persons who are nominated by, or at the direction of, the School Specialty Board, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of School Specialty. These provisions are intended to establish orderly procedures for the conduct of School Specialty's business and to allow the Board of Directors adequate time to evaluate and respond to stockholder initiatives. They may have the effect of impeding the ability of a stockholder to present proposals or make limitations in a control context if the requisite notice provision cannot be satisfied.



    AMENDMENT OF BYLAWS



    The Certificate of Incorporation may require a vote of at least 66% of the outstanding School Specialty common Stock for the stockholders to amend the Bylaws. This super-majority requirement could make it more difficult for stockholders to compel Board action by the School Specialty Board by amending the Bylaws to require actions not presently permitted by the Bylaws.



RIGHTS PLAN



    School Specialty may consider adoption of a shareholder rights plan or "poison pill." As with the Certificate of Incorporation and Bylaw provisions discussed above, if such a plan is adopted, it could render more difficult or discourage an attempt to obtain control of School Specialty. However, such a plan might also provide the School Specialty Board with more negotiating leverage by delaying or making more difficult unsolicited acquisition of changes of control of School Specialty.

LIMITATION ON DIRECTORS' LIABILITIES

    Pursuant to School Specialty's Certificate of Incorporation and under Delaware law, directors of School Specialty are not liable to School Specialty or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. The Company's By-laws provide that the Company will, to the fullest extent permitted under Delaware law, indemnify its officers and directors against any damages arising out of their actions as officers or directors of the Company.

TRANSFER AGENT AND REGISTRAR


    The Transfer Agent and Registrar for the School Specialty Common Stock will be American Stock Transfer & Trust Company.

                                    EXPERTS



    The consolidated financial statements of School Specialty as of April 30, 1996 and April 26, 1997, for the four months ended April 30, 1996, and for the year ended April 30, 1997, included in this Prospectus, have been so included in reliance on the January 13, 1998 report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



    The consolidated financial statements of School Specialty for the years ended December 31, 1995 and December 31, 1996 included in this Prospectus, except as they relate to The Re-Print Corporation for the years ended December 31, 1995 and December 31, 1994, have been audited by Ernst & Young, independent accountants, and insofar as they relate to The Re-Print Corporation, by BDO Seidman, LLP, independent accountants, whose report dated February 8, 1996 thereon appears herein. Such consolidated financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.



    The consolidated financial statements of American Academic Suppliers Holding Corporation and Subsidiary as of December 31, 1995 and December 31, 1996 and for the years then ended included in this Prospectus have been so included in reliance on the February 24, 1997 report of Altschuler, Melvoin and Glasser LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



    The consolidated financial statements of Sax Arts and Crafts, Inc. as of December 16, 1995 and December 25, 1996, and for the three years in the period ended December 25, 1996, included in this Prospectus, have been so included in reliance on the February 3, 1998 report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

    The validity of shares of School Specialty Common Stock and certain tax matters relating to the Distributions will be passed upon on behalf of School Specialty and U.S. Office Products by Wilmer, Cutler & Pickering, Washington, D.C.

                             SCHOOL SPECIALTY, INC.
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
SCHOOL SPECIALTY, INC.
  Historical Financial Statements
    Report of Price Waterhouse LLP, Independent Accountants................................................        F-2
    Report of Ernst & Young LLP, Independent Auditors......................................................        F-3
    Report of BDO Seidman, LLP, Independent Auditors.......................................................        F-4
    Consolidated Balance Sheet as of April 30, 1996, April 26, 1997 and January 24, 1998 (unaudited).......        F-5
    Consolidated Statement of Operations for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the nine months ended January 25, 1997
     (unaudited) and January 24, 1998 (unaudited)..........................................................        F-6
    Consolidated Statement of Stockholder's (Deficit) Equity for the years ended December 31, 1994 and
     1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the nine months
     ended January 24, 1998 (unaudited)....................................................................        F-7
    Consolidated Statement of Cash Flows for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the nine months ended January 25, 1997
     (unaudited) and January 24, 1998 (unaudited)..........................................................        F-8
    Notes to Consolidated Financial Statements.............................................................       F-10
  Pro Forma Financial Statements
    Introduction to Pro Forma Financial Information........................................................       F-26
    Pro Forma Combined Balance Sheet as of January 24, 1998 (unaudited)....................................       F-28
    Pro Forma Combined Statement of Income for the nine months ended January 24, 1998 (unaudited)..........       F-29
    Pro Forma Combined Statement of Income for the nine months ended January 25, 1997 (unaudited)..........       F-30
    Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997 (unaudited)............       F-31
    Notes to Pro Forma Combined Financial Statements.......................................................       F-32

AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION AND SUBSIDIARY
  Report of Altschuler, Melvoin and Glasser LLP, Independent Accountants...................................       F-33
  Consolidated Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)..........       F-34
  Consolidated Statement of Operations for the years ended December 31, 1995 and 1996 and the nine months
    ended September 30, 1996 (unaudited) and 1997 (unaudited)..............................................       F-35
  Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1995 and 1996
    and the nine months ended September 30, 1997 (unaudited)...............................................       F-36
  Consolidated Statement of Cash Flows for the years ended December 31, 1995 and 1996 and the nine months
    ended September 30, 1996 (unaudited) and 1997 (unaudited)..............................................       F-37
  Notes to the Consolidated Financial Statements...........................................................       F-38

SAX ARTS & CRAFTS, INC.
  Report of Price Waterhouse LLP, Independent Accountants..................................................       F-43
  Balance Sheets as of December 16, 1995, and December 25, 1996 and June 29, 1997 (unaudited)..............       F-44
  Statement of Operations for the years ended December 17, 1994, December 16, 1995 and December 25, 1996
    and the six months ended June 30, 1996 (unaudited) and June 29, 1997 (unaudited).......................       F-45
  Statement of Shareholders' Equity for the years ended December 17, 1994, December 16, 1995 and December
    25, 1996 and the six months ended June 29, 1997 (unaudited)............................................       F-46
  Statement of Cash Flows for the years ended December 17, 1994, December 16, 1995 and December 25, 1996
    and the six months ended June 30, 1996 (unaudited) and June 29, 1997 (unaudited).......................       F-47
  Notes to Financial Statements............................................................................       F-48

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
OF SCHOOL SPECIALTY, INC.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of School Specialty, Inc. (the "Company") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
January 13, 1998

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
SCHOOL SPECIALTY, INC.


    We have audited the accompanying consolidated statements of operations, consolidated statement of stockholder's (deficit) equity and cash flows of School Specialty, Inc. (the Company) for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Re-Print Corporation, a wholly owned subsidiary, which statements reflect total revenues of $30,798,000 and $24,140,000 for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Re-Print Corporation, is based solely on the report of the other auditors.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, based on our audits and report of other auditors, the financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the years December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP
Milwaukee, Wisconsin
February 2, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  The Re-Print Corporation
  Birmingham, Alabama

    We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BDO Seidman, LLP

Atlanta, Georgia
February 8, 1996

                             SCHOOL SPECIALTY, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)


                                                                                 APRIL 30,  APRIL 26,  JANUARY 24,
                                                                                   1996       1997        1998
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents....................................................  $      46  $           $
  Accounts receivable, less allowance for doubtful accounts of $202, $471 and
    $724, respectively.........................................................     13,129     17,232      41,530
  Inventories..................................................................     20,276     24,461      32,946
  Prepaid expenses and other current assets....................................      5,556     10,331       8,997
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     39,007     52,024      83,473

Property and equipment, net....................................................      7,647     14,478      20,489
Intangible assets, net.........................................................      7,142     20,824      94,651
Other assets...................................................................        777        359       2,594
                                                                                 ---------  ---------  -----------
      Total assets.............................................................  $  54,573  $  87,685   $ 201,207
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                                  LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
Current liabilities:
  Short-term debt..............................................................  $  25,887  $     262   $     272
  Short-term payable to U.S. Office Products...................................                26,692      16,873
  Accounts payable.............................................................     11,933      9,091      11,951
  Accrued compensation.........................................................        785        860       5,502
  Other accrued liabilities....................................................      4,065        659       5,262
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................     42,670     37,564      39,860

Long-term debt.................................................................     15,031        566         385
Long-term payable to U.S. Office Products......................................                33,226      62,470
Deferred income taxes..........................................................      1,139
                                                                                 ---------  ---------  -----------
      Total liabilities........................................................     58,840     71,356     102,715
                                                                                 ---------  ---------  -----------
Commitments and contingencies

Stockholder's (deficit) equity:
  Divisional equity............................................................      7,487     19,985      93,313
  Retained (deficit) earnings..................................................    (11,754)    (3,656)      5,179
                                                                                 ---------  ---------  -----------
      Total stockholder's (deficit) equity.....................................     (4,267)    16,329      98,492
                                                                                 ---------  ---------  -----------
      Total liabilities and stockholder's (deficit) equity.....................  $  54,573  $  87,685   $ 201,207
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------


          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)


                                                                                        FOR THE
                                                FOR THE              FOR THE FOUR       FISCAL            FOR THE NINE
                                               YEAR ENDED            MONTHS ENDED     YEAR ENDED          MONTHS ENDED
                                      ----------------------------  ---------------  -------------  ------------------------
                                      DECEMBER 31,   DECEMBER 31,      APRIL 30,       APRIL 26,    JANUARY 25,  JANUARY 24,
                                          1994           1995            1996            1997          1997         1998
                                      -------------  -------------  ---------------  -------------  -----------  -----------
                                                                                                          (UNAUDITED)
Revenues............................    $ 119,510      $ 150,482       $  28,616       $ 191,746     $ 159,977    $ 247,880
Cost of revenues....................       87,750        105,757          20,201         136,577       114,380      176,501
                                      -------------  -------------       -------     -------------  -----------  -----------
      Gross profit..................       31,760         44,725           8,415          55,169        45,597       71,379

Selling, general and administrative
  expenses..........................       27,281         39,869          10,307          43,462        33,396       50,999
Non-recurring acquisition costs.....                                       1,122           1,792         1,792
Restructuring costs.................                       2,532                             194
                                      -------------  -------------       -------     -------------  -----------  -----------
      Operating income (loss).......        4,479          2,324          (3,014)          9,721        10,409       20,380

Other (income) expense:
    Interest expense................        3,007          5,536           1,461           4,197         3,358        4,100
    Interest income.................                                          (6)                         (101)        (109)
    Other...........................          (86)           (18)             67            (196)         (204)         441
                                      -------------  -------------       -------     -------------  -----------  -----------
Income (loss) before provision for
  (benefit from) income taxes.......        1,558         (3,194)         (4,536)          5,720         7,356       15,948
Provision for (benefit from) income
  taxes.............................          218            173             139          (2,412)        3,750        7,113
                                      -------------  -------------       -------     -------------  -----------  -----------
Net income (loss)...................    $   1,340      $  (3,367)      $  (4,675)      $   8,132     $   3,606    $   8,835
                                      -------------  -------------       -------     -------------  -----------  -----------
                                      -------------  -------------       -------     -------------  -----------  -----------
Weighted average shares outstanding:
  Basic.............................       45,562         59,059          77,501          90,026        85,978      114,758
  Diluted...........................       45,704         60,024          79,100          91,761        87,824      117,185
Net income per share:
  Basic.............................    $    0.03      ($   0.06)      ($   0.06)      $    0.09     $    0.04    $    0.08
  Diluted...........................    $    0.03      ($   0.06)      ($   0.06)      $    0.09     $    0.04    $    0.08


          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY

                                 (IN THOUSANDS)


                                                                                                          TOTAL
                                                                                            RETAINED   STOCKHOLDER'S
                                                                              DIVISIONAL   (DEFICIT)    (DEFICIT)
                                                                                EQUITY      EARNINGS      EQUITY
                                                                              -----------  ----------  ------------
Balance at December 31, 1993................................................       5,247   $   (4,780)  $      467
  Issuance of Pooled Company common stock for cash..........................          80                        80
  Cash dividends declared at Pooled Companies...............................                      (60)         (60)
  Net income................................................................                    1,340        1,340
                                                                              -----------  ----------  ------------

Balance at December 31, 1994................................................       5,327       (3,500)       1,827
  Transactions of Pooled Companies:
    Issuance of warrants....................................................         672                       672
    Issuance of Pooled Company common stock for cash........................         500                       500
    Repurchase of treasury stock............................................         (92)                      (92)
    Cash dividends declared and paid........................................                     (160)        (160)
  Net loss..................................................................                   (3,367)      (3,367)
                                                                              -----------  ----------  ------------

Balance at December 31, 1995................................................       6,407       (7,027)        (620)
  Transactions of Pooled Companies:
    Exercise of warrants....................................................       1,080                     1,080
    Cash dividends declared and paid........................................                      (52)         (52)
  Net loss..................................................................                   (4,675)      (4,675)
                                                                              -----------  ----------  ------------

Balance at April 30, 1996...................................................       7,487      (11,754)      (4,267)
  Transactions of Pooled Companies:
    Exercise of warrants and stock options..................................       1,979                     1,979
    Retirement of treasury stock............................................          34          (34)
  Issuances of U.S. Office Products Company common stock in conjunction with
    acquisitions............................................................      10,485                    10,485
  Net income................................................................                    8,132        8,132
                                                                              -----------  ----------  ------------

Balance at April 26, 1997...................................................      19,985       (3,656)      16,329
Unaudited data:
  Issuances of U.S. Office Products Company common stock in conjunction with
    acquisitions............................................................       3,566                     3,566
  Capital contribution by U.S. Office Products..............................      69,762                    69,762
  Net income................................................................                    8,835        8,835
                                                                              -----------  ----------  ------------
Balance at January 24, 1998 (unaudited).....................................   $  93,313   $    5,179   $   98,492
                                                                              -----------  ----------  ------------
                                                                              -----------  ----------  ------------


          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                                 FOR THE
                                                                                  FOR THE FOUR     FOR THE        NINE
                                                                                     MONTHS        FISCAL        MONTHS
                                                         FOR THE YEAR ENDED          ENDED       YEAR ENDED       ENDED
                                                    ----------------------------  ------------  -------------  -----------
                                                    DECEMBER 31,   DECEMBER 31,    APRIL 30,      APRIL 26,    JANUARY 25,
                                                        1994           1995           1996          1997          1997
                                                    -------------  -------------  ------------  -------------  -----------
                                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...............................    $   1,340      $  (3,367)    $   (4,675)    $   8,132     $   3,606
  Adjustment to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
      Depreciation and amortization expense.......        1,719          2,927            674         2,106         1,570
      Non-recurring acquisition costs.............                                      1,122         1,792         1,792
      Other.......................................          231            277            118           115            73
      Changes in current assets and liabilities
        (net of assets acquired and liabilities
        assumed in business combinations accounted
        for under the purchase method):
          Accounts receivable.....................       (2,226)         2,666          3,727         1,277          (629)
          Inventory...............................        4,365         (2,523)        (4,376)        2,737         9,816
          Prepaid expenses and other current
            assets................................         (989)          (338)          (443)       (2,361)       (1,509)
          Accounts payable........................       (4,367)         2,642          3,459        (6,969)      (12,376)
          Accrued liabilities.....................         (341)         2,544           (784)       (5,911)        1,866
                                                    -------------  -------------  ------------  -------------  -----------
              Net cash provided by (used in)
                operating activities..............         (268)         4,828         (1,178)          918         4,209
                                                    -------------  -------------  ------------  -------------  -----------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash
    received......................................       (2,106)        (5,389)                      (7,734)       (7,609)
  Payments of non-recurring acquisition costs.....                                     (1,122)       (1,792)       (1,725)
  Additions to property and equipment.............         (630)          (881)          (120)       (7,216)       (5,317)
  Other...........................................         (120)           178            414
                                                    -------------  -------------  ------------  -------------  -----------
              Net cash used in investing
                activities........................       (2,856)        (6,092)          (828)      (16,742)      (14,651)
                                                    -------------  -------------  ------------  -------------  -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock..........           80            500          1,080         1,979         1,979
  Proceeds from issuance of long-term debt........        1,850          1,715                          750         1,160
  Payments of long-term debt......................       (2,023)        (1,488)          (194)      (16,962)      (17,164)
  Proceeds from (payments of) short-term debt,
    net...........................................        3,295            655          1,263       (29,908)      (29,775)
  Advances from U.S. Office Products Company......                                                   59,919        55,029
  Capital contribution by U.S. Office Products....
  Payments of dividends at Pooled Companies.......                        (134)          (138)
  Purchase of treasury stock at Pooled Company....                         (92)
                                                    -------------  -------------  ------------  -------------  -----------
              Net cash provided by financing
                activities........................        3,202          1,156          2,011        15,778        11,229
                                                    -------------  -------------  ------------  -------------  -----------
Net increase (decrease) in cash and cash
  equivalents.....................................           78           (108)             5           (46)          787
Cash and cash equivalents at beginning of
  period..........................................           71            149             41            46            46
                                                    -------------  -------------  ------------  -------------  -----------
Cash and cash equivalents at end of period........    $     149      $      41     $       46     $             $     833
                                                    -------------  -------------  ------------  -------------  -----------
                                                    -------------  -------------  ------------  -------------  -----------
Supplemental disclosures of cash flow information:
      Interest paid...............................    $   2,850      $   5,564     $    1,461     $     456     $     630
      Income taxes paid (refunded)................    $     236      $       9     $       (3)    $    (132)    $    (139)


                                                    JANUARY 24,
                                                       1998
                                                    -----------

Cash flows from operating activities:
  Net income (loss)...............................   $   8,835
  Adjustment to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
      Depreciation and amortization expense.......       3,382
      Non-recurring acquisition costs.............
      Other.......................................          43
      Changes in current assets and liabilities
        (net of assets acquired and liabilities
        assumed in business combinations accounted
        for under the purchase method):
          Accounts receivable.....................      (6,450)
          Inventory...............................       9,590
          Prepaid expenses and other current
            assets................................       3,844
          Accounts payable........................      (6,593)
          Accrued liabilities.....................       2,741
                                                    -----------
              Net cash provided by (used in)
                operating activities..............      15,392
                                                    -----------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash
    received......................................     (92,076)
  Payments of non-recurring acquisition costs.....
  Additions to property and equipment.............      (4,095)
  Other...........................................        (366)
                                                    -----------
              Net cash used in investing
                activities........................     (96,537)
                                                    -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock..........
  Proceeds from issuance of long-term debt........
  Payments of long-term debt......................      (6,200)
  Proceeds from (payments of) short-term debt,
    net...........................................      (1,841)
  Advances from U.S. Office Products Company......      19,424
  Capital contribution by U.S. Office Products....      69,762
  Payments of dividends at Pooled Companies.......
  Purchase of treasury stock at Pooled Company....
                                                    -----------
              Net cash provided by financing
                activities........................      81,145
                                                    -----------
Net increase (decrease) in cash and cash
  equivalents.....................................
Cash and cash equivalents at beginning of
  period..........................................
                                                    -----------
Cash and cash equivalents at end of period........   $
                                                    -----------
                                                    -----------
Supplemental disclosures of cash flow information:
      Interest paid...............................   $      27
      Income taxes paid (refunded)................   $

                             SCHOOL SPECIALTY, INC.

                                 (IN THOUSANDS)


    The Company issued common stock and cash in connection with certain business combinations accounted for under the purchase method in the years ended December 31, 1994 and 1995, the fiscal year ended April 26, 1997, and the nine months ended January 25, 1997 and January 24, 1998. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:


                                                                                                                  FOR THE
                                                                                                                   NINE
                                                                                                    FOR THE       MONTHS
                                                         FOR THE YEAR ENDED       FOR THE FOUR      FISCAL         ENDED
                                                    ----------------------------  MONTHS ENDED    YEAR ENDED    -----------
                                                    DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    JANUARY 25,
                                                        1994           1995           1996           1997          1997
                                                    -------------  -------------  -------------  -------------  -----------
                                                                                                                (UNAUDITED)
Accounts receivable...............................    $   8,112      $   1,589      $              $   5,381     $   5,381
Inventories.......................................        9,743          1,823                         6,922         6,922
Prepaid expenses and other current assets.........          823            502                         2,371         2,371
Property and equipment............................        2,211          4,536                         1,155         1,155
Intangible assets.................................                       3,268                        14,248        13,994
Other assets......................................        1,488            156                            29            29
Short-term debt...................................       (6,785)          (191)                       (4,283)       (4,283)
Accounts payable..................................       (6,447)          (274)                       (4,012)       (4,012)
Accrued liabilities...............................       (1,661)          (225)                       (1,846)       (1,717)
Long-term debt....................................       (5,378)        (5,795)                       (1,746)       (1,746)
                                                    -------------  -------------  -------------  -------------  -----------
              Net assets acquired.................    $   2,106      $   5,389      $              $  18,219     $  18,094
                                                    -------------  -------------  -------------  -------------  -----------
                                                    -------------  -------------  -------------  -------------  -----------
The acquisitions were funded as follows:
U.S. Office Products common stock.................    $              $              $              $  10,485     $  10,485
Cash paid, net of cash acquired...................        2,106          5,389                         7,734         7,609
                                                    -------------  -------------  -------------  -------------  -----------
              Total...............................    $   2,106      $   5,389      $              $  18,219     $  18,094
                                                    -------------  -------------  -------------  -------------  -----------
                                                    -------------  -------------  -------------  -------------  -----------


                                                    JANUARY 24,
                                                       1998
                                                    -----------

Accounts receivable...............................   $  17,848
Inventories.......................................      18,075
Prepaid expenses and other current assets.........       2,431
Property and equipment............................       6,667
Intangible assets.................................      74,741
Other assets......................................         210
Short-term debt...................................      (1,850)
Accounts payable..................................      (9,410)
Accrued liabilities...............................      (7,050)
Long-term debt....................................      (6,020)
                                                    -----------
              Net assets acquired.................   $  95,642
                                                    -----------
                                                    -----------
The acquisitions were funded as follows:
U.S. Office Products common stock.................   $   3,566
Cash paid, net of cash acquired...................      92,076
                                                    -----------
              Total...............................   $  95,642
                                                    -----------
                                                    -----------


          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--BACKGROUND

    School Specialty, Inc. (the "Company") is a Delaware corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Educational Supplies and Products Division (the "Education Division") as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products' shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with the Education Division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Education Division was created by U.S. Office Products in May 1996 in connection with the acquisition of School Specialty, Inc., a Wisconsin corporation ("Old School"). This business combination and the acquisition in July 1996 of The Re-Print Corp. ("Re-Print") were accounted for under the pooling-of-interests method (Old School and Re-Print are herein referred to as the "Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

NOTE 2--BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 9 for further discussion of interest expense.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April. A four month fiscal transition period from January 1, 1996 through April 30, 1996 has been presented for the Company to conform its fiscal year-end.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of products held for sale.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

INTANGIBLE ASSETS


    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method and non-compete

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

agreements. Substantially all goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value. Other intangible assets are being amortized over their estimated useful lives ranging from one to four years.


FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

REVENUE RECOGNITION

    Revenue is recognized upon the delivery of products or upon the completion of services provided to customers as no additional obligations to the customers exist. Returns of the Company's product are considered immaterial.

COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included in cost of revenues.


ADVERTISING COSTS



    The Company expenses advertising costs when the advertisement occurs. Advertising costs are included in the consolidated statement of income as a component of selling, general and administrative expenses.



DEFERRED CATALOG COSTS



    Deferred catalog costs are amortized in amounts proportionate to revenues over the life of the catalog which is typically one to two years. Amortization expense related to deferred catalog costs is included in the consolidated statement of income as a component of selling, general and administrative expenses. Such amortization expense for the year ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the nine months ended January 24, 1998 was $3,755, $4,395, $832, $3,621 and $4,646 (unaudited), respectively.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERNALLY DEVELOPED SOFTWARE



    Internal costs related to internally developed software, such as internal salaries and supplies, are expensed as incurred as a component of selling, general and administrative expenses. External costs related to internally developed software, such as fees for outside programmers and consultants, are capitalized and expensed over the expected useful life of the software, normally three to five years.


NON-RECURRING ACQUISITION COSTS


    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal, and investment banking fees, real estate and environmental assessments and appraisals, and various regulatory fees. Generally accepted accounting principles require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method.


RESTRUCTURING COSTS

    The Company records the costs of consolidating existing Company facilities into acquired operations, including the external costs and liabilities to close redundant Company facilities and severance and relocation costs related to the Company's employees in accordance with EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring)."


NET INCOME PER SHARE



    Net income per share is calculated in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share," which establishes standards for computing and presenting earnings per share ("EPS"). SFAS No. 128 requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The difference between the weighted-average number of common shares used for the calculation of basic EPS and the weighted average number of shares of common shares used for the diluted EPS is comprised of the dilutive effect of outstanding common stock options. However, a portion of the Company's employee stock options outstanding during the periods presented were not included in the computation of diluted EPS as they were anti-dilutive.



NEW ACCOUNTING PRONOUNCEMENT



    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

UNAUDITED INTERIM FINANCIAL DATA


    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of January 24, 1998 and the results of operations and of cash flows for the nine months ended January 25, 1997 and January 24, 1998, as presented in the accompanying unaudited consolidated financial data.


NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD


    In fiscal 1997, the Company issued 4,257,693 shares of U.S. Office Products common stock to acquire the Pooled Companies. The Pooled Companies and the number of shares issued are as follows:



                                                                                   NUMBER OF
COMPANY NAME                                                                     SHARES ISSUED
-------------------------------------------------------------------------------  -------------
School Specialty, Inc..........................................................     2,307,693
Re-Print.......................................................................     1,950,000
                                                                                 -------------
    Total shares issued........................................................     4,257,693
                                                                                 -------------
                                                                                 -------------



    The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Prior to being acquired by U.S. Office Products, the Pooled Companies reported on years ending on December 31. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.


    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                                 SCHOOL      POOLED
                                                                               SPECIALTY    COMPANIES    COMBINED
                                                                               ----------  -----------  ----------
For the year ended December 31, 1994
  Revenues...................................................................  $            $ 119,510   $  119,510
  Net income.................................................................  $            $   1,340   $    1,340

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)


                                                                                 SCHOOL      POOLED
                                                                               SPECIALTY    COMPANIES    COMBINED
                                                                               ----------  -----------  ----------
For the year ended December 31, 1995
  Revenues...................................................................  $            $ 150,482   $  150,482
  Net income (loss)..........................................................  $            $  (3,367)  $   (3,367)
For the four months ended April 30, 1996
  Revenues...................................................................  $            $  28,616   $   28,616
  Net income (loss)..........................................................  $            $  (4,675)  $   (4,675)
For the year ended April 26, 1997
  Revenues...................................................................  $  181,420   $  10,326   $  191,746
  Net income.................................................................  $    7,791   $     341   $    8,132
For the nine months ended January 25, 1997 (unaudited):
  Revenues...................................................................  $  149,651   $  10,326   $  159,977
  Net income.................................................................  $    3,265   $     341   $    3,606
For the nine months ended January 24, 1998 (unaudited):
  Revenues...................................................................  $  247,880   $           $  247,880
  Net income.................................................................  $    8,835   $           $    8,835


PURCHASE METHOD

    In 1994, one of the Pooled Companies made one acquisition accounted for under the purchase method for an aggregate cash purchase price of $2,106. The total assets related to the acquisition were $22,377. The results of the acquisition have been included in the Company's results from its date of acquisition.

    In 1995, one of the Pooled Companies made one acquisition accounted for under the purchase method for an aggregate cash purchase price of $5,389. The total assets related to the acquisition were $11,874, including goodwill of $3,268. The results of the acquisition have been included in the Company's results from its date of acquisition.

    In fiscal 1997, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $18,219 consisting of $7,734 of cash and U.S. Office Products common stock with a market value of $10,485. The total assets related to these six acquisitions were $30,106, including goodwill of $14,248. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.


    The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1995 and the fiscal year ended April 26, 1997 and includes the Company's consolidated financial statements, which give retroactive effect to the acquisitions of the Pooled Companies for all periods presented, and the results of the companies acquired in purchase acquisitions through April 27, 1997 as if all such purchase acquisitions had been made at the beginning of 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation of $1,200 and $124 for the year ended December 31, 1995 and the fiscal year ended April 26, 1997, respectively, and the inclusion of a federal income tax provision on all earnings:

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)

                                                                                           FOR THE FISCAL YEAR
                                                                                                  ENDED
                                                                                         ------------------------
                                                                                         DECEMBER 31,  APRIL 26,
                                                                                             1995         1997
                                                                                         ------------  ----------
Revenues...............................................................................   $  206,329   $  206,566
Net income (loss)......................................................................       (1,199)       2,939


    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of 1995 or the results which may occur in the future.


NOTE 5--RESTRUCTURING COSTS

    The Company records the costs of consolidating existing Company facilities into acquired operations, including the external costs and liabilities to close redundant Company facilities and severance and relocation costs related to the Company's employees. The following table sets forth the Company's accrued restructuring costs:


                                                                 FACILITY        SEVERANCE    OTHER ASSET
                                                                CLOSURE AND         AND       WRITE-DOWNS
                                                               CONSOLIDATION   TERMINATIONS    AND COSTS      TOTAL
                                                              ---------------  -------------  ------------  ---------
Balance at April 30 1996....................................     $     641       $     469     $    1,422   $   2,532
  Additions.................................................                                          194         194
  Utilizations..............................................          (641)           (469)        (1,465)     (2,575)
                                                                     -----           -----    ------------  ---------
Balance at April 26, 1997...................................                                          151         151
  Utilizations..............................................                                         (151)       (151)
                                                                     -----           -----    ------------  ---------
Balance at January 24, 1998 (unaudited).....................     $               $             $            $
                                                                     -----           -----    ------------  ---------
                                                                     -----           -----    ------------  ---------


NOTE 6--PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses and other current assets consist of the following:


                                                                                                APRIL 30,   APRIL 26,
                                                                                                  1996        1997
                                                                                               -----------  ---------
Deferred catalog costs.......................................................................   $   4,387   $   5,740
Deferred income taxes........................................................................                   1,184
Other........................................................................................       1,169       3,407
                                                                                               -----------  ---------
  Total prepaid expenses and other current assets............................................   $   5,556   $  10,331
                                                                                               -----------  ---------
                                                                                               -----------  ---------



    Deferred catalog costs represent costs which have been paid to produce Company catalogs which will be used in future periods. These deferred catalog costs will be expensed in the periods the catalogs are used.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 7--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                              APRIL 30,  APRIL 26,
                                                                                                1996       1997
                                                                                              ---------  ---------
Land........................................................................................  $      58  $     729
Buildings...................................................................................      2,042      6,488
Furniture and fixtures......................................................................        882      6,502
Warehouse Equipment.........................................................................      8,767      3,163
Leasehold improvements......................................................................        631      2,185
                                                                                              ---------  ---------
                                                                                                 12,380     19,067
Less: Accumulated depreciation..............................................................     (4,733)    (4,589)
                                                                                              ---------  ---------
Net property and equipment..................................................................  $   7,647  $  14,478
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Depreciation expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $888, $1,645, $470 and $1,540, respectively.

NOTE 8--INTANGIBLE ASSETS

    Intangible assets consist of the following:


                                                                                 APRIL 30,  APRIL 26,  JANUARY 24,
                                                                                   1996       1997        1998
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
Goodwill.......................................................................  $   8,312  $  22,128   $  96,770
Other..........................................................................      1,647      2,020       2,487
                                                                                 ---------  ---------  -----------
                                                                                     9,959     24,148      99,257
Less: Accumulated amortization.................................................     (2,817)    (3,324)     (4,606)
                                                                                 ---------  ---------  -----------
     Net intangible assets.....................................................  $   7,142  $  20,824   $  94,651
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------



    Amortization expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the nine months ended January 24, 1998 was $757, $1,098, $204, $566 and $1,411
(unaudited) respectively.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                                              APRIL 30,  APRIL 26,
                                                                                                1996       1997
                                                                                              ---------  ---------
Credit facilities with banks, average interest rates ranging from 10% to 10.75% at April 30,
  1996......................................................................................  $  21,898  $
Subordinated debt, interest at 8% at April 30, 1996.........................................      1,000
Other.......................................................................................        441         30
Current maturities of long-term debt........................................................      2,548        232
                                                                                              ---------  ---------
Total short-term debt.......................................................................  $  25,887  $     262
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LONG-TERM DEBT

    Long-term debt consists of the following:


                                                                                              APRIL 30,  APRIL 26,
                                                                                                1996       1997
                                                                                              ---------  ---------
Subordinated notes, at 12.5% at April 30, 1996..............................................  $  13,325  $
Note payable to former shareholder, interest at 10% at April 30, 1996.......................      2,717
Other.......................................................................................        953        483
Capital lease obligations...................................................................        584        315
                                                                                              ---------  ---------
                                                                                                 17,579        798
Less: Current maturities of long-term debt..................................................     (2,548)      (232)
                                                                                              ---------  ---------
    Total long-term debt....................................................................  $  15,031  $     566
                                                                                              ---------  ---------
                                                                                              ---------  ---------


    The agreement related to the subordinated notes provided for the bank and its agents to receive 12,551 and 14,941 detachable warrants for Pooled Company common stock in June 1994 and January 1995, respectively. The warrants were valued at $45 per share with such amount deducted from the face value of the subordinated notes. In conjunction with the acquisition of the Pooled Company by U.S. Office Products, the outstanding subordinated debt balance was paid in full and all of the outstanding warrants were exercised and subsequently converted to U.S. Office Products common stock.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--CREDIT FACILITIES (CONTINUED)
MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998...............................................................................  $     232
1999...............................................................................        216
2000...............................................................................        204
2001...............................................................................         41
2002...............................................................................         36
Thereafter.........................................................................         68
                                                                                     ---------
  Total maturities of long-term debt...............................................  $     797
                                                                                     ---------
                                                                                     ---------

PAYABLE TO U.S. OFFICE PRODUCTS


    The short-term payable to U.S. Office Products was incurred by the Company primarily as a result of U.S. Office Products repaying short-term debt outstanding at the businesses acquired by U.S. Office Products at or soon after the respective dates of acquisition and through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a daily basis.



    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. An analysis of the activity in this account is as follows:



Balance at April 30, 1996.........................................................  $
Payments of long-term debt of acquired companies..................................     21,379
Funding of acquisitions and payment of acquisition costs..........................      8,203
Allocated corporate expenses......................................................      2,221
Normal operating costs paid by U.S. Office Products...............................      1,423
                                                                                    ---------

Unaudited data:
Balance at April 26, 1997.........................................................     33,226
Payments of long-term debt of acquired companies..................................        822
Funding of acquisitions and payment of acquisition costs..........................     24,646
Allocated corporate expenses......................................................      3,089
Normal operating costs paid by U.S. Office Products...............................        687
                                                                                    ---------
Balance at January 24, 1998.......................................................  $  62,470
                                                                                    ---------
                                                                                    ---------



    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 and the nine months ended January 24, 1998 was $27,269 and $47,767 (unaudited), respectively. Interest has been allocated to the Company based upon the Company's average outstanding payable balance with U.S. Office Products at U.S. Office Products' weighted average interest rate during such period.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--CREDIT FACILITIES (CONTINUED)

    The Company's financial statements include allocations of interest expense from U.S. Office Products totaling $3,879 and $4,057 (unaudited) during the year ended April 26, 1997 and the nine months ended Janaury 24, 1998, respectively.



    At the date of Distribution, U.S. Office Products has agreed to allocate $80.0 million in debt to the Company plus expenditures for acquisitions completed after January 12, 1998. The Company has completed one such acquisition subsequent to January 12, 1998 had total expenditures of $3.3 million (unaudited). The allocation will include debt outstanding with third parties and intercompany debt payable to U.S. Office Products. The debt payable to U.S. Office Products will be payable upon the completion of the Distribution.



    The Company has received a committment letter for a secured $250.0 million revolving credit facility from NationsBank, N.A. as administrative agent. NationsBank Montgomery Securities LLC, one of the Underwriters and an affiliate of NationsBank, N.A., is the Arranger and Syndication Agent. The credit facility terminates five years from the Distribution Date. The committment letter provides that interest on borrowings under the credit facility will accrue interest at a rate of, at the Company's option, either LIBOR plus 1.00% or the lender's base rate, plus a margin of 0% to .25% for up to the first 6 months under the agreement. Thereafter, the interest will accrue at a rate of (i) LIBOR plus a range of .625% to 1.625% (depending on the Company's leverage ratio of funded debt to EBITDA), or (ii) the lender's base rate plus a range of .125% to
 .250%. Indebtedness will be secured by substantially all of the assets of the Company. The credit facility will be subject to terms and conditions typical of facilities of such size and is governed by certain financial covenants. The closing of the credit facility is conditioned on, among other things, the consummation of the Distribution. The Company expects that at or about the time of the Offering the credit facility will be used to repay the debt allocated by U.S. Office Products and to fund working capital and capital expenditure needs. The Company expects that a portion of the credit facility will also be available to fund the cash portion of future acquisitions, subject to the maintenance of required covenants.


NOTE 10--INCOME TAXES

    The provision for income taxes consists of:


                                                                                                       FOR THE
                                                            FOR THE YEAR ENDED       FOR THE FOUR      FISCAL
                                                        ---------------------------  MONTHS ENDED    YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,    APRIL 30,      APRIL 26,
                                                            1994           1995          1996           1997
                                                        -------------  ------------  -------------  -------------
Income taxes currently payable:
  Federal.............................................    $    (165)    $      (66)    $              $      71
  State...............................................          149                                          99
                                                             ------    ------------  -------------  -------------
                                                                (16)           (66)                         170
                                                             ------    ------------  -------------  -------------
Deferred income tax expense (benefit).................          234            239           139         (2,582)
                                                             ------    ------------  -------------  -------------
    Total provision for income taxes..................    $     218     $      173     $     139      $  (2,412)
                                                             ------    ------------  -------------  -------------
                                                             ------    ------------  -------------  -------------

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:


                                                                                               APRIL 30,  APRIL 26,
                                                                                                 1996       1997
                                                                                               ---------  ---------
Current deferred tax assets:
  Inventory..................................................................................  $    (349) $     265
  Allowance for doubtful accounts............................................................        106        193
  Net operating loss carryforward............................................................      3,820      3,069
  Accrued liabilities........................................................................        332        421
  Prepaid catalog advertising/restructuring..................................................       (205)    (1,893)
                                                                                               ---------  ---------
    Total current deferred tax assets........................................................      3,704      2,055
                                                                                               ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment.....................................................................       (126)      (289)
  Intangible assets..........................................................................        622        258
                                                                                               ---------  ---------
    Total long-term deferred tax asset (liabilities).........................................        496        (31)
                                                                                               ---------  ---------
    Subtotal.................................................................................      4,200      2,024
                                                                                               ---------  ---------
  Valuation allowance........................................................................     (5,339)
                                                                                               ---------  ---------
    Net deferred tax asset (liability).......................................................  $  (1,139) $   2,024
                                                                                               ---------  ---------
                                                                                               ---------  ---------



    At April 30, 1996, a valuation allowance had been recorded, related to deferred tax assets of a Pooled Company, including net operating loss carryforwards. Based upon the improved profitability of this Pooled Company during fiscal 1997, the valuation allowance was reversed, resulting in a benefit from income taxes.


    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:


                                                               FOR THE YEAR ENDED          FOR THE FOUR    FOR THE FISCAL
                                                        --------------------------------   MONTHS ENDED      YEAR ENDED
                                                         DECEMBER 31,     DECEMBER 31,       APRIL 30,        APRIL 26,
                                                             1994             1995             1996             1997
                                                        ---------------  ---------------  ---------------  ---------------
U.S. federal statutory rate...........................          34.0%            34.0%            35.0%            35.0%
State income taxes, net of federal income tax benefit
  for fiscal 1997.....................................           9.6                                                1.0
Net operating loss utilized...........................         (33.0)
No benefit for current year net operating loss........                          (34.0)           (32.8)
Reversal of valuation allowance.......................                                                            (84.8)
Nondeductible goodwill................................                                            (2.2)             1.6
Nondeductible acquisition costs.......................                                                              5.0
Tax on separate company income not offset against
  other company's loss................................                           (5.4)            (3.0)
Other.................................................           3.4
                                                               -----            -----            -----            -----
Effective income tax rate.............................          14.0%             (5.4)%          (3.0   )%         (42.2  )%
                                                                -----            -----           -----             -----
                                                                -----            -----           -----             -----

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 11--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office facilities and equipment, furniture and fixtures under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                                                  CAPITAL     OPERATING
                                                                                                  LEASES       LEASES
                                                                                                -----------  -----------
1998..........................................................................................   $     232    $     871
1999..........................................................................................         118          806
2000..........................................................................................           6          599
2001..........................................................................................                      517
2002..........................................................................................                      496
Thereafter....................................................................................                    1,057
                                                                                                     -----   -----------
Total minimum lease payments..................................................................         356    $   4,346
                                                                                                             -----------
                                                                                                             -----------
Less: Amounts representing interest                                                                    (42)
                                                                                                     -----
Present value of net minimum lease payments...................................................   $     314
                                                                                                     -----
                                                                                                     -----

    Rent expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $1,486, $1,947, $600 and $1,817, respectively.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 12--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility are expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the Distribution, School Specialty, U.S. Office Products and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement, and the Employee Benefits Agreement and the Spin-Off Companies will enter into the Tax Indemnification Agreement and may enter into other agreements, including agreements relating to referral of customers to one another. These agreements are expected to provide, among other things, for U.S. Office Products and School Specialty to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution. Certain of the obligations of School Specialty and the other Spin-Off Companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other spin-off companies fails to satisfy its indemnification obligations to U.S. Office Products when such a loss occurs, School Specialty may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other spin-off companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the school supplies business, between U.S. Office Products and the Company and the other Spin-Off Companies. The terms of the agreements that will govern the relationship between School Specialty and U.S. Office Products will be established by U.S. Office Products in consultation with School Specialty's management prior to the Distribution while School Specialty is a wholly-owned subsidiary of U.S. Office Products.

NOTE 13--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 13--EMPLOYEE BENEFIT PLANS (CONTINUED) employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For the years ended December 31, 1994 and 1995 and the four months ended April 30, 1996, the subsidiaries incurred expenses totaling $175, $105 and $6, respectively, related to these plans.

NOTE 14--STOCKHOLDER'S EQUITY


CAPITAL CONTRIBUTION BY U.S. OFFICE PRODUCTS



    During the nine months ended January 24, 1998 U.S. Office Products contributed $69,762 of capital to the Company. The contribution reflects the forgiveness of intercompany debt by U.S. Office Products, as it was agreed that the Company would be allocated only $80,000 of debt plus the amount of any additional debt incurred after January 12, 1998 in connection with the acquisition of entities that will become subsidiaries of School Specialty.


EMPLOYEE STOCK PLANS


    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Compensation Plan covering employees of U.S. Office Products. The Company expects to adopt an employee stock option plan at approximately the time of the Distribution. The Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. U.S. Office Products granted 249,600 options to Company employees under the Plan during fiscal 1997; and the Company accounted for these options in accordance with APB Opinion No. 25. Accordingly, because the exercise prices of the options have equaled the market price on the date of grant, no compensation expense was recognized for the options granted. Had compensation expense been recognized based upon the fair value of the stock options oon the grant date under the methodology prescribed by the SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and basic net income per share for the year ended April 26, 1997 would have been reduced by $749 and $0.01, respectively.


    Under a services agreement entered into with Jonathan J. Ledecky, the Board of Directors of U.S. Office Products has agreed that Jonathan J. Ledecky will receive a stock option for School Specialty Common Stock from School Specialty as of the date of the Distribution. The U.S. Office Products Board intends the option to be compensation for Mr. Ledecky's services as a director of the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company common stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's common stock is first publicly traded.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 15--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the year ended December 31, 1995 and the fiscal year ended April 26, 1997:

                                                                       YEAR ENDED DECEMBER 31, 1995
                                                          -------------------------------------------------------
                                                            FIRST      SECOND      THIRD     FOURTH      TOTAL
                                                          ---------  ----------  ---------  ---------  ----------
Revenues................................................  $  18,760  $   36,702  $  69,192  $  25,828  $  150,482
Gross profit............................................      4,960      11,130     20,795      7,840      44,725
Operating income (loss).................................     (3,014)      1,196      8,934     (4,792)      2,324
Net income (loss).......................................     (3,711)       (252)     4,309     (3,713)     (3,367)


                                                                         YEAR ENDED APRIL 26, 1997
                                                          -------------------------------------------------------
                                                            FIRST      SECOND      THIRD     FOURTH      TOTAL
                                                          ---------  ----------  ---------  ---------  ----------
Revenues................................................  $  58,991  $   71,682  $  29,304  $  31,769  $  191,746
Gross profit............................................     18,110      19,823      7,664      9,572      55,169
Operating income (loss).................................      5,197       6,732     (1,520)      (688)      9,721
Net income (loss).......................................      1,981       2,692     (1,067)     4,526       8,132



NOTE 16--SUBSEQUENT EVENTS (UNAUDITED)



    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed eight business combinations accounted for under the purchase method for an aggregate purchase price of $98,892, consisting of $95,326 of cash and U.S. Office Products Common Stock with a market value of $3,566. The results of operations for the nine months ended January 24, 1998 include the results of the acquired companies from their respective dates of acquisition.



    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the acquisitions described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation of $124 for the fiscal year ended April 26, 1997 and the nine months ended January 25, 1997 and the inclusion of a federal income tax provision on all earnings:



                                                                                       NINE MONTHS ENDED
                                                                FISCAL YEAR     --------------------------------
                                                                   ENDED          JANUARY 25,      JANUARY 24,
                                                               APRIL 26, 1997        1997             1998
                                                              ----------------  ---------------  ---------------
Revenues....................................................     $  350,760           292,244          321,010
Net income..................................................         11,714             7,809           10,526



    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                             SCHOOL SPECIALTY, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)


    The unaudited pro forma financial statements give effect to the spin-off of School Specialty, Inc. (the "Company"), formerly the Educational Supplies and Products Division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products shareholders (the "Distribution) and acquisitions completed through March 5, 1998.



    The pro forma combined balance sheet gives effect to the Distribution and to all acquisitions completed through May 1, 1998, as if such transactions had occurred as of the Company's most recent balance sheet date, January 24, 1998.



    The pro forma combined statement of income for the fiscal year ended April 26, 1997 gives effect to (i) the Distribution; (ii) the acquisitions of six individually insignificant companies in business combinations accounted for under the purchase method completed during the fiscal year ended April 26, 1997 (the "Fiscal 1997 Purchase Acquisitions"); and (iii) the acquisitions of Childcraft Education Corp., Sax Arts & Crafts, Inc. ("Sax Arts & Crafts"), American Academic and four other individually insignificant companies in business combinations accounted for under the purchase method completed during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisitions"), as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the year ended April 26, 1997 includes (i) the audited financial information of the Company for the year ended April 26, 1997; (ii) the unaudited financial information of the Fiscal 1997 Purchase Acquisitions for the period from May 1, 1996 through their respective dates of acquisitions; and
(iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through April 26, 1997.



    The pro forma combined statement of income for the nine months ended January 24, 1998 gives effect to the Distribution and the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on April 27, 1997. The pro forma combined statement of income for the nine months ended January 24, 1998 includes the unaudited financial information of the Company for the nine months ended January 24, 1998 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through the earlier of their respective dates of acquisition or January 24, 1998.



    The pro forma combined statement of income for the nine months ended January 25, 1997 gives effect to (i) the Distribution; (ii) the Fiscal 1997 Purchase Acquisitions; and (iii) the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the nine months ended January 25, 1997 includes (i) the unaudited financial information of the Company for the nine months ended January 25, 1997;
(ii) the unaudited financial information of the Fiscal 1997 Purchase Acquisitions for the period from May 1, 1996 through the earlier of their respective dates of acquisition or January 25, 1997; and (iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through January 25, 1997.


    The historical financial statements of the Company give retroactive effect to the results of the two companies acquired by the Company during the fiscal year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.


    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs and interest expense incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate overheads have been allocated to the Company using one of several factors, dependent on the nature of the costs being allocated, including, revenues, number and size of acquisitions and number of employees. Interest expense has been allocated to the Company based upon the Company's

                             SCHOOL SPECIALTY, INC.

                                  (UNAUDITED)


average outstanding intercompany balance with U.S. Office Products at U.S. Office Products' weighted average interest rate during such period.


    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                             SCHOOL SPECIALTY, INC.

                        PRO FORMA COMBINED BALANCE SHEET


                                JANUARY 24, 1998


                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                            POST
                                          SCHOOL      JANUARY 24, 1998                            PRO FORMA
                                        SPECIALTY,        PURCHASE        PRO FORMA               OFFERING     PRO FORMA
                                           INC.          ACQUISTION      ADJUSTMENTS  SUBTOTAL   ADJUSTMENTS   COMBINED
                                       -------------  -----------------  -----------  ---------  -----------  -----------
                                                         ASSETS
Current assets:
  Cash and cash equivalents..........    $                $               $           $           $            $
  Accounts receivable, net...........       41,530                                       41,530
  Inventory..........................       32,946              100                      33,046
  Prepaid and other current assets...        8,997                                        8,997
                                       -------------        -------      -----------  ---------  -----------  -----------
      Total current assets...........       83,473              100                      83,573

Property and equipment, net..........       20,489              350                      20,839
Intangible assets, net...............       94,651                            2,800(a)    97,451
Other assets.........................        2,594                                        2,594
                                       -------------        -------      -----------  ---------  -----------  -----------
      Total assets...................    $ 201,207        $     450       $   2,800   $ 204,457
                                       -------------        -------      -----------  ---------  -----------  -----------
                                       -------------        -------      -----------  ---------  -----------  -----------

                             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short term debt....................    $     272        $               $           $     272   $            $
  Short-term Payable to U.S. Office
    Products.........................       16,873                          (16,873)(b)
  Accounts payable...................       11,951                                       11,951
  Accrued compensation...............        5,502                                        5,502
  Other accrued liabilities..........        5,262                                        5,262
                                       -------------        -------      -----------  ---------  -----------  -----------
      Total current liabilities......       39,860                          (16,873)     22,987

Long-term debt.......................          385                           82,593(b)    82,978
Long-term Payable to U.S. Office
  Products...........................       62,470                            3,250(a)
                                                                            (65,720)(b)
                                       -------------        -------      -----------  ---------  -----------  -----------
      Total liabilities..............      102,715                            3,250     105,965

Stockholder's equity:
  Divisional equity..................       93,313                                       93,313
  Retained earnings..................        5,179                                        5,179
  Equity in Purchased Company........                           450            (450)(a)
                                       -------------        -------      -----------  ---------  -----------  -----------
      Total stockholder's equity.....       98,492              450            (450)     98,492
                                       -------------        -------      -----------  ---------  -----------  -----------
      Total liabilities and
        stockholder's equity.........    $ 201,207        $     450       $   2,800   $ 204,457
                                       -------------        -------      -----------  ---------  -----------  -----------
                                       -------------        -------      -----------  ---------  -----------  -----------


       See accompanying notes to pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME


                   FOR THE NINE MONTHS ENDED JANUARY 24, 1998


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                              INDIVIDUALLY
                                                                              INSIGNIFICANT
                                          SCHOOL         SAX                  FISCAL 1998                           PRO FORMA
                                        SPECIALTY,     ARTS &     AMERICAN     PURCHASE     PRO FORMA               OFFERING
                                           INC.        CRAFTS     ACADEMIC    ACQUISITIONS ADJUSTMENTS  SUBTOTAL   ADJUSTMENTS
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
Revenues.............................    $ 247,880    $   7,764   $  36,423    $  28,943    $           $ 321,010
Cost of revenues.....................      176,501        4,494      26,203       21,314                  228,512
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
    Gross profit.....................       71,379        3,270      10,220        7,629                   92,498

Selling, general and administrative
  expenses...........................       49,588        1,779       6,968        6,425          224(d)    64,984
Amortization expense.................        1,411                                                556(e)     1,967
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
    Operating income.................       20,380        1,491       3,252        1,204         (780)     25,547

Other (income) expense:
  Interest expense...................        4,100          100         441           38          856(f)     5,535
  Interest income....................         (109)                                   (4)         113(f)
  Other..............................          441           (2)         24           57                      520
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
Income before provision for income
  taxes..............................       15,948        1,393       2,787        1,113       (1,749)     19,492
Provision for income taxes...........        7,113          539         892          141          281(g)     8,966
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
Net income...........................    $   8,835    $     854   $   1,895    $     972    $  (2,030)  $  10,526
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
                                       -------------  ---------  -----------  -----------  -----------  ---------  -----------
Weighted average shares:
  Basic..............................      114,758                                                        109,895(h)
  Diluted............................      117,185                                                        109,895(h)
Net income per share:
  Basic..............................    $    0.08                                                      $    0.10
  Diluted............................    $    0.08                                                      $    0.10

                                        PRO FORMA
                                        COMBINED
                                       -----------
Revenues.............................
Cost of revenues.....................
                                       -----------
    Gross profit.....................
Selling, general and administrative
  expenses...........................
Amortization expense.................
                                       -----------
    Operating income.................
Other (income) expense:
  Interest expense...................
  Interest income....................
  Other..............................
                                       -----------
Income before provision for income
  taxes..............................
Provision for income taxes...........
                                       -----------
Net income...........................
                                       -----------
                                       -----------
Weighted average shares:
  Basic..............................
  Diluted............................
Net income per share:
  Basic..............................
  Diluted............................


       See accompanying notes to pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME


                   FOR THE NINE MONTHS ENDED JANUARY 25, 1997


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                     INDIVIDUALLY   INDIVIDUALLY
                                                                     INSIGNIFICANT  INSIGNIFICANT
                                 SCHOOL         SAX                   FISCAL 1998    FISCAL 1997
                               SPECIALTY,     ARTS &     AMERICAN      PURCHASE       PURCHASE       PRO FORMA
                                  INC.        CRAFTS     ACADEMIC    ACQUISITIONS   ACQUISITIONS    ADJUSTMENTS   SUBTOTAL
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
Revenues....................    $ 159,977    $  28,717   $  34,024     $  54,706      $  14,820      $            $ 292,244
Cost of revenues............      114,380       16,663      24,784        36,510         11,368                     203,705
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
Gross profit................       45,597       12,054       9,240        18,196          3,452                      88,539
Selling, general and
  administrative expenses...       33,000        7,504       6,702        13,773          3,312           (124)(c)    64,997
                                                                                                           830(d)
Amortization expense........          396                                                                1,533(e)     1,929
Non-recurring acquisition
  costs.....................        1,792                                                                             1,792
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
Operating income............       10,409        4,550       2,538         4,423            140         (2,239)      19,821
Other (income) expense:
Interest expense............        3,358          400         641           206            176            754(f)     5,535
Interest income.............         (101)                                   (37)                          138(f)
Other.......................         (204)         (27)                       67            (10)                       (174)
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
Income before provision for
  income taxes..............        7,356        4,177       1,897         4,187            (26)        (3,131)      14,460
Provision for income
  taxes.....................        3,750        1,620                       395            111            775(g)     6,651
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
Net income..................    $   3,606    $   2,557   $   1,897     $   3,792      $    (137)     $  (3,906)   $   7,809
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
                              -------------  ---------  -----------  -------------  -------------  -------------  ---------
Weighted average shares:
    Basic...................       85,978                                                                           109,895(h)
    Diluted.................       87,824                                                                           109,895(h)
Net income per share:
    Basic...................    $    0.04                                                                         $    0.07
    Diluted.................    $    0.04                                                                         $    0.07

                               PRO FORMA
                               OFFERING     PRO FORMA
                              ADJUSTMENTS   COMBINED
                              -----------  -----------
Revenues....................   $            $
Cost of revenues............
                              -----------  -----------
Gross profit................
Selling, general and
  administrative expenses...
Amortization expense........
Non-recurring acquisition
  costs.....................
                              -----------  -----------
Operating income............
Other (income) expense:
Interest expense............
Interest income.............
Other.......................
                              -----------  -----------
Income before provision for
  income taxes..............
Provision for income
  taxes.....................
                              -----------  -----------
Net income..................
                              -----------  -----------
                              -----------  -----------
Weighted average shares:
    Basic...................
    Diluted.................
Net income per share:
    Basic...................
    Diluted.................


       See accompanying notes to pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                         INDIVIDUALLY   INDIVIDUALLY
                                                                         INSIGNIFICANT  INSIGNIFICANT
                                     SCHOOL         SAX                   FISCAL 1998    FISCAL 1997
                                   SPECIALTY,     ARTS &     AMERICAN      PURCHASE       PURCHASE       PRO FORMA
                                      INC.        CRAFTS     ACADEMIC    ACQUISITIONS   ACQUISITIONS    ADJUSTMENTS    SUBTOTAL
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
Revenues.......................    $  191,746    $  34,542   $  40,563     $  69,089      $  14,820      $             $ 350,760
Cost of revenues...............       136,577       20,067      29,608        46,776         11,368                      244,396
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
    Gross profit...............        55,169       14,475      10,955        22,313          3,452                      106,364

Selling, general and
  administrative expenses......        42,896        9,698       8,102        18,056          3,312           (124)(c)     82,956
                                                                                                             1,016(d)
Amortization expense...........           566                                                                1,908(e)      2,474
Non-recurring acquisition
  costs........................         1,792                                                                              1,792
Restructuring costs............           194                                                                                194
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
    Operating income...........         9,721        4,777       2,853         4,257            140         (2,800)       18,948

Other (income) expense:
  Interest expense.............         4,197          474         850           234            176          1,369(f)      7,300
  Interest income..............                                                  (45)                           45(f)
  Other........................          (196)         (33)                       81            (10)                        (158)
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
Income (Loss) before provision
  for income taxes.............         5,720        4,336       2,003         3,987            (26)        (4,214)       11,806
Provision for income taxes.....        (2,412)       1,664          34           618            111             77(g)         92
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
Net (Loss) income..............    $    8,132    $   2,672   $   1,969     $   3,369      $    (137)     $  (4,291)    $  11,714
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
                                 --------------  ---------  -----------  -------------  -------------  -------------  -----------
Weighted average shares
  outstanding:
    Basic......................        90,026                                                                            109,895(h)
    Diluted....................        91,761                                                                            109,895(h)
Net income per share:
    Basic......................    $     0.09                                                                          $    0.11
    Diluted....................    $     0.09                                                                          $    0.11
                                                                                                                      -----------
                                                                                                                      -----------

                                      PRO
                                     FORMA          PRO
                                   OFFERING        FORMA
                                  ADJUSTMENTS    COMBINED
                                 -------------  -----------
Revenues.......................    $             $
Cost of revenues...............
                                 -------------  -----------
    Gross profit...............
Selling, general and
  administrative expenses......
Amortization expense...........
Non-recurring acquisition
  costs........................
Restructuring costs............
                                 -------------  -----------
    Operating income...........
Other (income) expense:
  Interest expense.............
  Interest income..............
  Other........................
                                 -------------  -----------
Income (Loss) before provision
  for income taxes.............
Provision for income taxes.....
                                 -------------  -----------
Net (Loss) income..............
                                 -------------  -----------
                                 -------------  -----------
Weighted average shares
  outstanding:
    Basic......................
    Diluted....................
Net income per share:
    Basic......................
    Diluted....................


      See accompanying notes for pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS


(a) Adjustment to reflect purchase price adjustments associated with acquisition of Education Access for $3,250 of cash provided by U.S. Office Products. The portion of the consideration assigned to goodwill ($2,800) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.



(b) Represents the refinancing of the payable to U.S. Office Products with the proceeds received from borrowings with a third party.


2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS


(c) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions. The Company believes that these reductions are expected to remain in place for the foreseeable future and are not reasonably likely to affect the operating performance of the Company.



(d) Adjustment to reflect additional corporate overhead during the period prior to the formation of the School Division by U.S. Office Products as if the division had been formed at May 1, 1996.



(e) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1997 and Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over an estimated life of 40 years.



(f) Adjustment to reflect the increase in interest expense. Interest expense is being calculated on the average pro forma debt outstanding during the applicable periods at a weighted average interest rate of approximately 8.0%. The adjustment also reflects a reduction in interest income to zero as the Company generally expects to use available cash to repay debt.



(g) Adjustment to calculate the provision for income taxes on the combined pro forma results. The difference between the effective tax rate of 46% and the statutory tax rate of 35% for the nine months ended January 25, 1997 and January 24, 1998 relates primarily to state income taxes and non-deductible goodwill. The difference between the effective pro forma tax rate and the statutory tax rate for the fiscal year ended April 26, 1997 relates primarily to state taxes and nondeductible goodwill, offset by the reversal of a $5.3 million deferred tax valuation allowance.



(h) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon 109,895 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,042, plus 5,000 shares expected to be tendered by U.S. Office Products option holders, plus 8,890 shares related to the conversion of U.S. Office Products debt, less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of School Specialty Common Stock for each share of U.S. Office Products Common Stock. The actual distribution ratio will be determined prior to effectiveness of the Distribution, and is expected to be less than one share of School Specialty Common Stock for every one share of U.S. Office Products Common Stock.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
American Academic Suppliers Holding Corporation

    We have audited the accompanying consolidated balance sheets of AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION AND SUBSIDIARY as of December 31, 1995 and 1996, and the related consolidated statements of operations, changes in shareholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Academic Suppliers Holding Corporation and Subsidiary as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
February 24, 1997

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION

                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                              DECEMBER 31,          SEPTEMBER 30,
                                                                      ----------------------------  -------------
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)

                                              ASSETS
Current Assets:
  Cash..............................................................  $       7,228  $      21,507  $       9,841
  Trade accounts receivable (net of allowance for doubtful accounts
    of $25,000).....................................................      4,525,451      3,656,546     13,476,228
  Inventories (Note 1)..............................................      1,805,731      1,599,140      2,398,435
  Other current assets and prepaid expenses.........................        127,673        173,549        269,234
                                                                      -------------  -------------  -------------
                                                                          6,466,083      5,450,742     16,153,738
                                                                      -------------  -------------  -------------
Property, Plant and Equipment (less accumulated depreciation--
  Notes 1 and 2)....................................................      3,081,784      2,949,000      2,845,858
                                                                      -------------  -------------  -------------
Other Assets:
  Excess of cost over the fair value of net assets acquired (less accumulated amortization of $320,322 $433,022, $509,311,
    respectively--Note 1)...........................................      4,187,938      4,075,238      4,030,878
  Deferred financing costs (less accumulated amortization of
    $21,729, $42,729, and $50,965 respectively--Note 1).............         40,544         19,544              0
  Deposits..........................................................         37,581         64,211              0
                                                                      -------------  -------------  -------------
                                                                          4,266,063      4,158,993      4,030,878
                                                                      -------------  -------------  -------------
                                                                      $  13,813,930  $  12,558,735  $  23,030,474
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..................................................  $   1,476,312  $   1,636,969  $   4,281,450
  Current portion of long-term debt (Note 4)........................        168,673          3,135     10,772,516
  Other current liabilities and accrued expenses (Notes 3 and 9)....      1,968,780        736,374      2,391,544
                                                                      -------------  -------------  -------------
                                                                          3,613,765      2,376,478     17,445,510
                                                                      -------------  -------------  -------------
Long-term Liabilities:
  Long-term debt (Note 4)...........................................      7,712,187      6,407,152              0
                                                                      -------------  -------------  -------------
Shareholders' Equity:
  Common stock, (10,000 shares of $.01 par value authorized; 1,209,
    1,232 and 1,232 shares issued and outstanding at December 31,
    1995, 1996, and September 30, 1997, respectively--Note 8).......             12             12             12
  Additional paid-in capital........................................      5,528,073      5,648,073      5,648,073
  Retained earnings (Accumulated deficit)...........................     (1,463,356)      (296,229)     1,513,630
                                                                      -------------  -------------  -------------
                                                                          4,064,729      5,351,856      7,161,715
  Excess of Purchase Price over Predecessor Basis (Note 1)..........     (1,576,751)    (1,576,751)    (1,576,751)
                                                                      -------------  -------------  -------------
                                                                          2,487,978      3,775,105      5,584,964
                                                                      -------------  -------------  -------------
                                                                      $  13,813,930  $  12,558,735  $  23,030,474
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                         NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                      ----------------------------  ----------------------------
                                                          1995           1996           1996           1997
                                                      -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
Net Sales...........................................  $  38,596,316  $  39,290,879  $  32,578,366  $  38,497,843
Cost of Goods Sold..................................     27,050,924     26,667,961     21,985,703     25,916,417
                                                      -------------  -------------  -------------  -------------
Gross Profit........................................     11,545,392     12,622,918     10,592,663     12,581,426
Selling, General and Administrative Expenses........      9,522,851      9,995,206      7,229,895      8,932,382
                                                      -------------  -------------  -------------  -------------
Income from Operations..............................      2,022,541      2,627,712      3,362,768      3,649,044
                                                      -------------  -------------  -------------  -------------
Other Expense:
  Interest..........................................      1,002,199        856,223        660,753        543,089
  Guarantee fees (Note 4)...........................        305,384        148,996        148,996              0
  Executive severance (Note 9)......................        168,750              0              0              0
  Amortization of intangibles (Note 1)..............        133,700        133,700        100,275        120,516
  Management fee (Note 8)...........................        112,000        182,000        121,500        198,000
  Other.............................................        104,574        128,908         81,115        126,523
                                                      -------------  -------------  -------------  -------------
                                                          1,826,607      1,449,827      1,112,639        988,128
                                                      -------------  -------------  -------------  -------------
Income before Income Taxes..........................        195,934      1,177,885      2,250,129      2,660,916
Income Tax Provision--Current.......................         26,000         10,758          8,069        851,057
                                                      -------------  -------------  -------------  -------------
Net Income..........................................  $     169,934  $   1,167,127  $   2,242,060  $   1,809,859
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                     YEAR ENDED DECEMBER 31, 1995 AND 1996
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                                                                                                         EXCESS OF
                                                                                            RETAINED     PURCHASE
                                                 SHARES                      ADDITIONAL     EARNINGS    PRICE OVER       TOTAL
                                               ISSUED AND                      PAID-IN    (ACCUMULATED  PREDECESSOR  SHAREHOLDERS'
                                               OUTSTANDING      PAR VALUE      CAPITAL      DEFICIT)       BASIS        EQUITY
                                             ---------------  -------------  -----------  ------------  -----------  -------------
Balances, December 31, 1994................         1,209       $      12     $5,528,073   $(1,633,290) ($1,576,751)  $ 2,318,044
Net Income, Year Ended December 31, 1995...                                                   169,934                     169,934
                                                    -----             ---    -----------  ------------  -----------  -------------
Balances, December 31, 1995................         1,209              12     5,528,073    (1,463,356)  (1,576,751)     2,487,978
Issuance of Common Stock (Note 8)..........            23                       120,000                                   120,000
Net Income, Year Ended December 31, 1996...                                                 1,167,127                   1,167,127
                                                    -----             ---    -----------  ------------  -----------  -------------
Balances, December 31, 1996................         1,232              12     5,648,073      (296,229)  (1,576,751)     3,775,105
Unaudited data:
Net Income, Nine Months Ended
  September 30, 1997.......................                                                 1,809,859                   1,809,859
                                                    -----             ---    -----------  ------------  -----------  -------------
Balances, September 30, 1997 (unaudited)...         1,232       $      12     $5,648,073   $1,513,630   ($1,576,751)  $ 5,584,964
                                                    -----             ---    -----------  ------------  -----------  -------------
                                                    -----             ---    -----------  ------------  -----------  -------------

       See accompanying notes to pro forma combined financial statements.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                      NINE MONTHS ENDED SEPTEMBER
                                                          YEAR ENDED DECEMBER 31,                 30,
                                                        ----------------------------  ----------------------------
                                                            1995           1996           1996           1997
                                                        -------------  -------------  -------------  -------------
                                                                                              (UNAUDITED)
Cash Flows from Operating Activities:
  Net income..........................................  $     169,934  $   1,167,127  $   2,242,060  $   1,809,859
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.....................        404,222        381,791        281,842        292,031
    Change in assets and liabilities:
      Accounts receivable (net).......................        643,826        868,905     (6,575,016)    (9,819,682)
      Inventories.....................................        172,680        206,591       (523,208)      (799,296)
      Other assets....................................        (56,950)       (72,506)       (95,646)       (89,177)
      Accounts payable................................       (140,915)       160,657      2,010,499      2,643,464
      Other liabilities and accrued expenses..........        968,782     (1,232,406)    (1,530,288)     1,652,036
                                                        -------------  -------------  -------------  -------------
Net cash provided by (used in) operating activities...      2,161,579      1,480,159     (4,189,757)    (4,310,765)
                                                        -------------  -------------  -------------  -------------
Cash Flows Used in Investing Activities:
  Purchases of property and equipment.................       (197,298)      (115,307)      (108,329)       (67,282)
                                                        -------------  -------------  -------------  -------------
Cash Flows from Financing Activities:
  Repayment of revolving line of credit (net).........     (1,929,681)    (1,305,935)     4,227,957      5,766,671
  Repayment of term loans and mortgage................        (96,046)      (107,306)       (81,277)    (1,400,290)
  Principal payment on capital lease obligation.......         (1,305)        (3,496)
  Repayment of promissory note payable to
    shareholder.......................................              0        (53,836)
  Proceeds from sale of common stock..................              0        120,000        120,000
                                                        -------------  -------------  -------------  -------------
  Net cash provided by (used in) financing
    activities........................................     (2,027,032)    (1,350,573)     4,266,680      4,366,381
                                                        -------------  -------------  -------------  -------------
Net Increase (Decrease) in Cash.......................        (62,751)        14,279        (31,406)       (11,666)
Cash, Beginning of Year...............................         69,979          7,228          7,228         21,507
                                                        -------------  -------------  -------------  -------------
Cash, End of Year.....................................  $       7,228  $      21,507        (24,178)         9,841
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for:
    Interest..........................................  $     977,000  $     864,134  $     660,753  $     543,089
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
    Income taxes......................................  $       4,900  $      11,046  $           0  $      85,000
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Supplemental Schedule of Noncash Operating, Investing
  and Financing Activities: Acquisition of equipment
  financed through capital lease obligation...........  $       8,953  $           0  $           0  $           0
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Conversion of portion of accrued guaranteed fees to a
  note payable (Note 4)...............................  $      53,836  $           0  $           0  $           0
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION

                                 AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES:

    American Academic Suppliers Holding Corporation ("AASHC") and its wholly owned subsidiary, American Academic Suppliers, Inc. ("AASI") (collectively referred to as the "Company"), is a direct distributor of school supplies, supplementary educational materials, furniture, and equipment to educational institutions, school systems and administrative offices located throughout the United States. Operations are conducted from owned and leased premises located in Cary, Illinois and from leased premises located in Mt. Laurel, New Jersey (Note 7).

    On February 28, 1993, AASHC acquired all of the outstanding common stock of AASI for $8,000,000. The acquisition was accounted for using the purchase method of accounting. Since the former shareholders of AASI acquired an equity interest in AASHC, the purchase price allocation has been adjusted by $1,576,751 to reflect the excess of the purchase price over the predecessor basis in the net assets acquired which, under generally accepted accounting principles, may not be recognized as an asset. Such excess of purchase price over predecessor basis was recorded as a reduction of the excess of cost over the fair value of net assets acquired and as a decrease in shareholders' equity as of the date of acquisition.

    The Company primarily sells its products to separate schools or school systems. As such, the majority of trade accounts receivable relate primarily to these customers. Management believes that the recorded allowance for doubtful accounts is adequate to cover potential losses associated with these customers.

    In the opinion of management, the Company has made all adjustments consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of September 30, 1997 and the results of its operations and its cash flows for the nine months ended September 30, 1996 and 1997, as presented in the accompanying unaudited interim financial statements.

    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    A summary of significant accounting policies is as follows:

       PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of AASHC and its wholly owned subsidiary, AASI. All intercompany accounts and balances have been eliminated in the consolidation.

       INVENTORIES--Inventories are valued at the lower of cost or market, with cost determined under the first-in, first-out ("FIFO") basis.

       DEPRECIATION AND AMORTIZATION--Depreciation of property, plant and equipment is computed under both accelerated and straight-line methods for financial reporting purposes, based on the estimated useful lives of the assets. For income tax reporting purposes, provisions for depreciation are computed principally under accelerated methods, as permitted by the Internal Revenue Code.

       The excess of cost over fair value of net assets acquired is being amortized under the straight-line method over a period of 40 years.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION

                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) Costs incurred in connection with obtaining long-term financing are amortized, on a straight-line basis, over the term of the financing commitment.

       INCOME TAXES--The Company accounts for income taxes under the provisions of Financial Accounting Standard No. 109. Under this standard, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE 2--PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment, at December 31, 1995 and 1996, stated at acquisition cost, consisted of the following:

                                                                        1995          1996
                                                                    ------------  ------------
Land..............................................................  $    415,000  $    415,000
Buildings.........................................................     2,333,828     2,335,258
Warehouse equipment...............................................       603,590       638,976
Office furniture and equipment....................................       249,060       255,613
Computer equipment................................................       173,285       245,223
                                                                    ------------  ------------
    Total owned assets............................................     3,774,763     3,890,070
Equipment capitalized under lease obligation......................         8,953         8,953
                                                                    ------------  ------------
                                                                       3,783,716     3,899,023
Less accumulated depreciation.....................................      (701,932)     (950,023)
                                                                    ------------  ------------
                                                                    $  3,081,784  $  2,949,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    Depreciation of property, plant, and equipment, for the years ended December 31, 1995 and 1996, amounted to approximately $270,500 and $248,000, respectively.

NOTE 3--OTHER CURRENT LIABILITIES AND ACCRUED EXPENSES:

    Other current liabilities and accrued expenses, at December 31, 1995 and 1996, consisted of the following:

                                                                          1995         1996
                                                                      ------------  ----------
Compensation and commissions........................................  $  1,037,714  $  390,037
Guarantor's fee (Note 4)............................................       305,383           0
Severance pay (Note 9)..............................................       170,442           0
Real estate taxes...................................................        77,253      80,385
Interest............................................................        67,971      60,060
Other...............................................................       310,017     205,892
                                                                      ------------  ----------
                                                                      $  1,968,780  $  736,374
                                                                      ------------  ----------
                                                                      ------------  ----------

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION

                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--LONG-TERM DEBT:

    Long-term debt, at December 31, 1995 and 1996, consisted of the following:

                                                                                            1995          1996
                                                                                        ------------  ------------
Borrowings from Harris Trust and Savings Bank ("Harris") pursuant to a Credit
  Agreement ("Agreement") (see below):
    Revolving credit loan borrowings..................................................  $  5,787,922  $  4,481,987
    Term loan borrowings..............................................................       521,422       467,231
Mortgage note payable to Harris Bank Barrington, N.A. (secured by real estate occupied by the Company; payable in monthly installments, inclusive of interest at prime plus
  1 1/2%, of $16,600; final maturity on December 16, 1999. Fully paid subsequent to
  year-end)...........................................................................     1,510,032     1,456,917
Promissory note payable to Pfingsten Executive Fund, L.P. (bearing interest at 10% per
  annum; paid in full during 1996)....................................................        53,836             0
Capitalized lease obligation (payable in monthly installments of $291, inclusive of
  interest at 10%; final maturity June 7, 1998).......................................         7,648         4,152
                                                                                        ------------  ------------
                                                                                           7,880,860     6,410,287
Less current portion..................................................................       168,673         3,135
                                                                                        ------------  ------------
Long-term portion, due in 1998........................................................  $  7,712,187  $  6,407,152
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    At December 31, 1996, the Harris Agreement provided maximum aggregate borrowings of $12,077,500. Interest on outstanding borrowings was payable monthly, at the prime rate (8.25% at December 31, 1996) plus 1%. The Company had availability under the Agreement of $1,100,000 at December 31, 1996. Pfingsten Executive Fund, L.P. (the Company's majority shareholder) had guaranteed $1,500,000 of the borrowings (reduced from $3,000,000 effective December 31, 1995) under the Agreement. Guarantee fees are charged to the Company at 10% per annum, which amounted to $305,384 and $148,996 for the years ended December 31, 1995 and 1996. The guarantees were released by Harris on October 31, 1996.

    On February 4, 1997, the Agreement with Harris was amended ("Amended Agreement") to provide maximum aggregate borrowings of $16,800,000 from June 1 through October 31, and $11,800,000 at all other times. Revolving credit loan borrowings, under the Amended Agreement which expires March 31, 1998, are limited to a computed "Borrowing Base" amount and bear interest at the Company's option at the prime rate or LIBOR plus 1.75%. The Amended Agreement requires the Company to pay .25% per annum on the average daily unused portion of the Revolving Credit Commitment and to pay a prepayment penalty in certain situations.

    The Amended Agreement contains covenants restricting certain corporate acts, such as restricting dividend and management fee payments, and requiring the maintenance of net worth levels and a financial ratio.

    Borrowings under the agreement with Harris are secured by all of the Company's assets.

    On February 4, 1997, the Company repaid the mortgage note and term loan from borrowings under the revolving credit loan.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION

                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--LONG-TERM DEBT: (CONTINUED)
    Borrowings under the revolving credit, term loan and mortgage note at December 31, 1996 have been reported as long-term liabilities at December 31, 1996 as a result of the Amended Agreement and repayment of the mortgage note and term loan.

NOTE 5--INCOME TAXES:

    AASHC and its wholly owned subsidiary file a consolidated federal income tax return.

    The primary differences between the statutory and effective tax rates for 1995 and 1996 relate to the use of net operating loss carryforwards not previously recognized.

    Gross deferred income tax assets consist primarily of (a) net operating loss carryforwards, (b) accrued expenses not paid within two and one-half months after the end of the Company's year which are deductible for tax reporting purposes when paid, and (c) uniform capitalization rules (for additional inventory costs) reflected for tax reporting purposes only. The gross deferred income tax liability consists of the variation in the book and tax bases of property, plant and equipment.

    At December 31, 1995 and 1996, the Company's net deferred income tax asset and related valuation allowance consisted of:

                                                                           1995        1996
                                                                        ----------  ----------
Gross deferred tax asset..............................................  $  828,000  $  262,000
Less valuation allowance..............................................     517,000      84,000
                                                                        ----------  ----------
Deferred tax asset, net of valuation allowance........................     311,000     178,000
Less deferred tax liability...........................................     311,000     178,000
                                                                        ----------  ----------
                                                                        $        0  $        0
                                                                        ----------  ----------
                                                                        ----------  ----------

    The valuation allowance decreased by $112,799 and $433,000 during 1995 and 1996, respectively.

    At December 31, 1996, the Company has available, as a carryforward to future years, a federal net operating loss carryforward of approximately $560,000, expiring in 2008 and 2009.

NOTE 6--EMPLOYEE BENEFIT PLAN:

    The Company is a participant in a Pfingsten Partners, L.P. master employee benefit plan. The plan, established under the provisions of Section 401(k) of the Internal Revenue Code provides, among other things, for the Company to make discretionary contributions. Such employer contributions to the plan, for the years ended December 31, 1995 and 1996, amounted to $43,427 and $24,534, respectively.

    Certain professionals of Pfingsten Partners, L.P. (Note 8) serve as the trustees of the plan.

NOTE 7--LEASES:

    The Company leases an office building and a warehouse under various operating agreements which expire in 1998. The office building lease is renewable at the Company's option for 36 additional months with an escalated monthly payment. Rent expense incurred under these leases, for the years ended December 31, 1995 and 1996, totalled approximately $253,000 and $251,000, respectively.

                AMERICAN ACADEMIC SUPPLIERS HOLDING CORPORATION

                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--LEASES: (CONTINUED)
    Future minimum lease payments under the aforementioned operating leases, at December 31, 1996, are as follows:

1997..............................................................  $ 258,000
1998..............................................................     73,000
                                                                    ---------
                                                                    $ 331,000
                                                                    ---------
                                                                    ---------

NOTE 8--SHAREHOLDERS' EQUITY AND RELATED-PARTY TRANSACTIONS:

    During the year ended December 31, 1996, the Company issued 23 shares of common stock to certain officers for $120,000 in cash.

    For the years ended December 31, 1995 and 1996, the Company incurred $112,000 and 182,000, respectively, in fees pursuant to a management agreement with Pfingsten Partners, L.P., which entity is an affiliate of the Company's majority shareholder, Pfingsten Executive Fund, L.P.

    During the years ended December 31, 1995 and 1996, approximately $15,300 and $6,900, respectively, in consulting services were paid by Pfingsten Partners, L.P., on behalf of the Company, and charged to the Company. Additionally, at December 31, 1995, $12,000 was owed to a shareholder of the Company for services rendered during 1995.

    See Notes 3 and 4 for additional related-party transactions.

NOTE 9--SEVERANCE AGREEMENTS:

    During December 1995, the Company terminated its employment agreement with its president and recognized a $168,750 charge to operations to cover the cost associated with this termination. The related amount owed pertaining to the aforementioned charge, as well as a 1993 termination, at December 31, 1995, was $170,442. There were no outstanding amounts at December 31, 1996.

NOTE 10--SUBSEQUENT EVENT (UNAUDITED):

    Effective December 15, 1997, the Company and its stockholders entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which U.S. Office Products acquired all outstanding shares of the Company's common stock in exchange for cash.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

of Sax Arts and Crafts, Inc.

    In our opinion, the accompanying balance sheets and related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Sax Arts and Crafts, Inc. at December 16, 1995 and December 25, 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 25, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota

February 3, 1998

                           SAX ARTS AND CRAFTS, INC.

                                 BALANCE SHEETS

                                                                      DECEMBER 16,   DECEMBER 25,     JUNE 29,
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)

                                                     ASSETS
Current assets:
  Cash..............................................................  $     102,900  $     114,492  $     109,544
  Accounts receivable--trade, less allowance for doubtful accounts
    of $31,860, $49,860 and $37,448, respectively...................      4,656,651      4,383,464      4,114,798
  Inventories.......................................................      5,591,557      5,441,664      7,145,216
  Prepaid expenses and other current assets.........................        856,943        429,741        747,466
                                                                      -------------  -------------  -------------
    Total current assets............................................     11,208,051     10,369,361     12,117,024

Net property, plant and equipment...................................      1,034,648        820,827        658,356
Other assets........................................................         42,477         26,506         26,506
                                                                      -------------  -------------  -------------
    Total assets....................................................  $  12,285,176  $  11,216,694  $  12,801,886
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable--trade...........................................  $   4,210,593  $   1,947,833  $   3,403,006
  Affiliate payable, net............................................      3,212,473      1,806,645      3,130,496
  Accrued income taxes..............................................      1,802,399      1,814,139        401,063
  Other accrued expenses............................................        684,089        806,241        856,057
                                                                      -------------  -------------  -------------

    Total current liabilities.......................................      9,909,554      6,374,858      7,790,622
Deferred income taxes...............................................         42,256         16,202         16,202
Other liabilities...................................................         69,195         69,197         92,000
                                                                      -------------  -------------  -------------
    Total liabilities...............................................     10,021,005      6,460,257      7,898,824

Shareholder's equity:
Common stock, $1.00 par value, 1,000 shares authorized, issued and
  outstanding.......................................................          1,000          1,000          1,000
  Capital surplus--additional paid-in capital.......................      1,507,597      1,507,597      1,507,597
  Retained earnings.................................................        755,574      3,247,840      3,394,465
                                                                      -------------  -------------  -------------
    Total shareholder's equity......................................      2,264,171      4,756,437      4,903,062
                                                                      -------------  -------------  -------------
    Total liabilities and shareholder's equity......................  $  12,285,176  $  11,216,694  $  12,801,886
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.

                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED                         SIX MONTHS ENDED
                                              -------------------------------------------  ----------------------------
                                              DECEMBER 17,   DECEMBER 16,   DECEMBER 25,     JUNE 30,       JUNE 29,
                                                  1994           1995           1996           1996           1997
                                              -------------  -------------  -------------  -------------  -------------

                                                                                                   (UNAUDITED)

Net sales...................................  $  29,169,879  $  33,239,883  $  34,350,947  $  11,125,967  $  13,009,456
Cost of sales...............................     16,369,453     19,029,918     20,078,806      6,562,838      8,286,522
                                              -------------  -------------  -------------  -------------  -------------
    Gross profit............................     12,800,426     14,209,965     14,272,141      4,563,129      4,722,934
Selling, administrative and other
  expenses..................................      8,401,463      9,169,667      9,734,256      4,379,178      4,427,608
                                              -------------  -------------  -------------  -------------  -------------
    Operating earnings......................      4,398,963      5,040,298      4,537,885        183,951        295,326
Other income (expense), net.................       (510,508)      (545,302)      (476,886)      (222,759)       (52,971)
                                              -------------  -------------  -------------  -------------  -------------
Earnings before income taxes................      3,888,455      4,494,996      4,060,999        (38,808)       242,355
Income taxes................................      1,502,315      1,738,191      1,568,733        (14,351)        95,730
                                              -------------  -------------  -------------  -------------  -------------
Net earnings (loss).........................  $   2,386,140  $   2,756,805  $   2,492,266  $     (24,457) $     146,625
                                              -------------  -------------  -------------  -------------  -------------
                                              -------------  -------------  -------------  -------------  -------------

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                     COMMON STOCK        ADDITIONAL                      TOTAL
                                                 ---------------------    PAID-IN       RETAINED     SHAREHOLDER'S
                                                   SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 18, 1993.....................       1,000  $   1,000  $  1,507,597  $     512,629   $  2,021,226
  Dividends....................................                                          (2,400,000)    (2,400,000)
  Net income...................................                                           2,386,140      2,386,140
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 17, 1994.....................       1,000      1,000     1,507,597        498,769      2,007,366
  Dividends....................................                                          (2,500,000)    (2,500,000)
  Net income...................................                                           2,756,805      2,756,805
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 16, 1995.....................       1,000      1,000     1,507,597        755,574      2,264,171
  Net income...................................                                           2,492,266      2,492,266
                                                 ----------  ---------  ------------  -------------  --------------
Balance, December 25, 1996.....................       1,000      1,000     1,507,597      3,247,840      4,756,437
  Net income (unaudited).......................                                             146,625        146,625
                                                 ----------  ---------  ------------  -------------  --------------
Balance, June 29, 1997 (unaudited).............       1,000  $   1,000  $  1,507,597  $   3,394,465   $  4,903,062
                                                 ----------  ---------  ------------  -------------  --------------
                                                 ----------  ---------  ------------  -------------  --------------

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED                    SIX MONTHS ENDED
                                                     ----------------------------------------  ----------------------
                                                     DECEMBER 17,  DECEMBER 16,  DECEMBER 25,   JUNE 30,    JUNE 29,
                                                         1994          1995          1996         1996        1997
                                                     ------------  ------------  ------------  ----------  ----------

                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net earnings (loss)..............................   $2,386,140    $2,756,805    $2,492,266   $  (24,457) $  146,625
  Adjustments to reconcile net earnings (loss) to
    cash provided by operating activities:
      Depreciation and amortization................      327,489       340,556       371,516      178,529     153,891
      Deferred income taxes........................          599       (30,302)      (26,054)      --          --
      Gain on disposal of fixed assets.............       (5,350)      (21,505)       (6,578)      (6,205)    (23,234)
      Impact on cash flow from changes in working
        capital:
          Accounts receivable......................     (185,934)     (734,239)      273,187    1,403,353     268,666
          Inventory................................     (659,936)          144       149,893   (2,287,194) (1,703,552)
          Other current assets.....................     (632,521)      (56,442)      427,202     (109,614)   (317,726)
          Accounts payable.........................      155,519     2,590,011    (2,262,760)  (2,172,326)  1,455,174
          Affiliates payable.......................      942,481    (2,521,286)   (1,405,828)   2,927,060   1,323,851
          Accrued expenses.........................     (212,673)      656,493       133,894       27,125  (1,340,457)
                                                     ------------  ------------  ------------  ----------  ----------
              Net cash provided by (used in)
                operating activities...............    2,115,814     2,980,235       146,738      (63,729)    (36,762)
                                                     ------------  ------------  ------------  ----------  ----------
Cash flows from investing activities:
  Purchased property, plant and equipment..........     (196,752)     (473,305)     (157,695)      (9,789)    (27,006)
  Proceeds from sales of assets....................        5,350        21,505         6,578       11,450      58,820
  Increase in other assets.........................       --            --            15,971       15,971      --
                                                     ------------  ------------  ------------  ----------  ----------
              Net cash provided by (used in)
                investing activities...............     (191,402)     (451,800)     (135,146)      17,632      31,814
                                                     ------------  ------------  ------------  ----------  ----------
Cash flows from financing activities:
  Dividend payment.................................   (2,400,000)   (2,500,000)       --           --          --
                                                     ------------  ------------  ------------  ----------  ----------
              Net cash provided by (used in)
                financing activities...............   (2,400,000)   (2,500,000)       --           --          --
                                                     ------------  ------------  ------------  ----------  ----------
Net increase (decrease) in cash....................     (475,588)       28,435        11,592      (46,097)     (4,948)
Cash at beginning of period........................      550,053        74,465       102,900      102,900     114,492
                                                     ------------  ------------  ------------  ----------  ----------
Cash at end of period..............................   $   74,465    $  102,900    $  114,492   $   56,803  $  109,544
                                                     ------------  ------------  ------------  ----------  ----------
                                                     ------------  ------------  ------------  ----------  ----------
Supplemental disclosures of cash flow information:
    Cash paid for interest.........................   $   91,585    $      390    $   --       $   --      $       23
    Cash paid for taxes............................   $1,540,000    $1,480,000    $1,780,000   $  141,000  $   95,000

                See accompanying notes to financial statements.

                           SAX ARTS AND CRAFTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND OPERATIONS

    Sax Arts and Crafts, Inc. (the "Company") is a national mail order distributor of art and craft supplies to schools and educational institutions. Sax Arts and Crafts, Inc. is a wholly-owned subsidiary of Day-Timers, Inc. (the "Parent"). The Parent is owned by ACCO World Corporation ("ACCO"), which is a wholly-owned subsidiary of Fortune Brands International ("Fortune Brands"). On June 30, 1997, the Company and its shareholder entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company was acquired by U.S. Office Products. All outstanding shares of the Company were exchanged for cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

    The Company's fiscal year ends on the third Saturday in December. Fiscal year 1994 ended on December 17, 1994 and fiscal year 1995 ended on December 16, 1995. In 1996, the Company's fiscal year end was changed to December 25, 1996 in order to comply with the closing date of the Parent. As a result, fiscal 1996 has 53 weeks.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 29, 1997 and the results of its operations and its cash flows for the six months ended June 30, 1996 and June 29, 1997, as presented in the accompanying unaudited interim financial statements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes revenue upon shipment of the product as obligations subsequent to delivery are not significant.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company provides products to a wide range of customers who primarily operate in the education sector. The Company does not believe it is exposed to any undue concentration of credit risk based on the strong credit history of the Company's customer base.

                           SAX ARTS AND CRAFTS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company is part of a consolidated tax group with its Parent. For purposes of these financial statements, income taxes have been provided as if the Company filed a separate tax return. Income taxes are calculated in accordance with the liability method of accounting for income taxes as provided by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes are provided on temporary differences between book and tax basis of assets and liabilities which will have a future impact on taxable income.

3. INVENTORIES

    Inventories are recorded at cost (not in excess of market value) as determined by the weighted average cost method. Inventories are comprised as follows:

                                                                                       DECEMBER 16,  DECEMBER 25,
                                                                                           1995          1996
                                                                                       ------------  ------------
Finished goods.......................................................................   $5,647,290    $5,493,859
Less--Reserves.......................................................................       55,733        52,195
                                                                                       ------------  ------------
    Total inventory..................................................................   $5,591,557    $5,441,664
                                                                                       ------------  ------------
                                                                                       ------------  ------------

4. PROPERTY, PLANT AND EQUIPMENT

    The major classes are:

                                                                                       DECEMBER 16,  DECEMBER 25,
                                                                                           1995          1996
                                                                                       ------------  ------------
Buildings and improvements...........................................................   $  129,302    $  120,045
Automobiles..........................................................................      251,382       245,403
Machinery and equipment..............................................................    1,463,156     1,482,480
Computer hardware and software.......................................................      806,755       982,415
Construction in progress.............................................................      157,534        58,544
                                                                                       ------------  ------------
    Total cost.......................................................................    2,808,129     2,888,887
Less--Accumulated depreciation.......................................................   (1,773,481)   (2,068,060)
                                                                                       ------------  ------------
Net property, plant and equipment....................................................   $1,034,648    $  820,827
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    Depreciation is generally computed on a straight-line method over the estimated useful lives of the assets including assets acquired by capital leases. Accelerated depreciation is used for income tax purposes where permitted. Depreciation expense recorded for the years ended December 17, 1994, December 16, 1995 and December 25, 1996 was $327,489, $340,556 and $371,516,
respectively.

                           SAX ARTS AND CRAFTS, INC.

5. INCOME TAXES

    The income tax provision consists of the following components:

                                                                        DECEMBER 17,  DECEMBER 16,  DECEMBER 25,
                                                                            1994          1995          1996
                                                                        ------------  ------------  ------------
Current portion:
  Federal.............................................................   $1,292,616    $1,522,247    $1,372,728
  State...............................................................      209,100       246,246       222,059
                                                                        ------------  ------------  ------------
                                                                          1,501,716     1,768,493     1,594,787
                                                                        ------------  ------------  ------------
Deferred portion:
  Federal.............................................................          516       (26,083)      (22,426)
  State...............................................................           83        (4,219)       (3,628)
                                                                        ------------  ------------  ------------
                                                                                599       (30,302)      (26,054)
                                                                        ------------  ------------  ------------
Income tax provision..................................................   $1,502,315    $1,738,191    $1,568,733
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

    Deferred tax assets (liabilities) consist of the following:

                                                                                       DECEMBER 16,  DECEMBER 25,
                                                                                           1995          1996
                                                                                       ------------  ------------
Accruals.............................................................................   $   58,944    $   64,186
Asset reserves.......................................................................       12,585        19,693
Inventories..........................................................................       17,370        15,610
Pension..............................................................................       41,828        39,066
                                                                                       ------------  ------------
    Gross deferred tax assets........................................................      130,727       138,555
Depreciation.........................................................................     (172,983)     (154,757)
                                                                                       ------------  ------------
    Gross deferred tax liabilities...................................................     (172,983)     (154,757)
                                                                                       ------------  ------------
    Net deferred tax liability.......................................................   $  (42,256)   $  (16,202)
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The effective rate for income taxes differs from the statutory rate as follows:

                                                                         DECEMBER 17,     DECEMBER 16,     DECEMBER 25,
                                                                             1994             1995             1996
                                                                        ---------------  ---------------  ---------------
U.S. federal statutory tax rate.......................................          34.0%            34.0%            34.0%
Non-deductible expenses...............................................           0.1              0.2              0.1
State income taxes, net of federal benefit............................           5.5              5.5              5.5
Other.................................................................          (1.0)            (1.0)            (1.0)
                                                                                 ---              ---              ---
                                                                                38.6%            38.7%            38.6%
                                                                                 ---              ---              ---
                                                                                 ---              ---              ---

                           SAX ARTS AND CRAFTS, INC.

6. RELATED PARTY TRANSACTIONS

    The affiliates payable component on the balance sheet represents the net balance payable to the Parent and its affiliates. Interest is charged to the Company on the outstanding balance. An analysis of the activity in this account is as follows:

                                                                       DECEMBER 17,   DECEMBER 16,   DECEMBER 25,
                                                                           1994           1995           1996
                                                                       -------------  -------------  -------------
Balance at beginning of period.......................................  $  (4,791,279) $  (5,733,759) $  (3,212,473)
Cost allocations and direct charges from Parent......................        (59,981)       (24,414)       (73,569)
Interest charged by Parent...........................................       (421,370)      (602,674)      (528,324)
Intercompany sales...................................................       --              273,106        471,794
Cash transfers.......................................................       (461,129)     2,875,268      1,535,927
                                                                       -------------  -------------  -------------
Balance at end of period.............................................  $  (5,733,759) $  (3,212,473) $  (1,806,645)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The Company has the following affiliated receivables and payables:

                                                                                      DECEMBER 16,   DECEMBER 25,
                                                                                          1995           1996
                                                                                      -------------  -------------
Receivable from:
  Day-Timers Canada.................................................................  $      11,054  $     186,581
  Fortune Brands....................................................................       --              648,932
                                                                                      -------------  -------------
    Total...........................................................................  $      11,054  $     835,513
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Payable to:
  ACCO..............................................................................  $  (2,089,941) $  (2,618,265)
  Parent............................................................................        (21,202)       (23,893)
  Fortune Brands....................................................................     (1,112,384)      --
                                                                                      -------------  -------------
    Total...........................................................................  $  (3,223,527) $  (2,642,158)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    Services provided to the Company by the Parent and its affiliates include expenses incurred and paid by the Parent on the Company's behalf and charges for accounting and payroll functions provided by the Parent. The primary components of cost allocations and direct charges from the Parent and affiliates are as follows:

                                                                        DECEMBER 17,  DECEMBER 16,  DECEMBER 25,
                                                                            1994          1995          1996
                                                                        ------------  ------------  ------------
Payroll and accounting function.......................................                               $   38,950
Employee benefits.....................................................   $   34,922
Insurance.............................................................       21,009    $   21,202        29,222
Bank charges..........................................................        4,050         3,212         5,397
                                                                        ------------  ------------  ------------
                                                                         $   59,981    $   24,414    $   73,569
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

                           SAX ARTS AND CRAFTS, INC.

7. LEASE COMMITMENTS

                                                                              DECEMBER 25,
FISCAL YEAR                                                                       1996
----------------------------------------------------------------------------  ------------
1997........................................................................   $  506,847
1998........................................................................      417,091
1999........................................................................      334,447
2000........................................................................      319,545
2001 and thereafter.........................................................      399,431
                                                                              ------------
  Total minimum lease payments..............................................   $1,977,361
                                                                              ------------
                                                                              ------------

    Rental expense for all operating leases charged against earnings amounted to $553,198, $546,603 and $559,830 for the years ended December 17, 1994, December 16, 1995 and December 25, 1996, respectively.

8. RETIREMENT PLAN

    Nonunion employees of the Company participate in a noncontributory defined benefit plan established by the Parent. Benefits for the plan are based primarily on years of service and employees' average monthly earnings. The Parent's funding policy is consistent with the funding requirements of federal law and regulations. Plan assets consist principally of listed equity securities. Participants are fully vested in the plan after completing five years of service.

    As of the most recent actuarial valuation, the total pension costs for the Parent for the year ended December 25, 1996 consisted of the following:

                                                                                 TOTAL
                                                                                PARENT'S
                                                                                  PLAN
                                                                              ------------
Service cost--benefits earned during the period.............................  $  1,479,787
Interest cost on projected benefit obligation...............................     1,640,620
Expected return on plan assets..............................................    (1,783,635)
Amortization of unrecognized prior service cost.............................        (6,752)
All other cost components...................................................        40,302
                                                                              ------------
Net pension costs...........................................................  $  1,370,322
                                                                              ------------
                                                                              ------------

    The net pension costs of the plan for the years ended December 17, 1994, December 16, 1995 and December 25, 1996 allocated to the Company by the Parent were $86,000, $94,000 and $108,000, respectively.

                           SAX ARTS AND CRAFTS, INC.

8. RETIREMENT PLAN (CONTINUED)
    As of the most recent actuarial valuation, the funded status of the plan for the Parent as of December 25, 1996 is as follows:

                                                                                 TOTAL
                                                                               PARENT'S
                                                                                 PLAN
                                                                             -------------
Actuarial present value of benefit obligations:
  Vested benefits..........................................................  $  17,629,613
  Non-vested benefit.......................................................      1,458,142
                                                                             -------------
Accumulated benefit obligation.............................................     19,087,755
Effect of projected future compensation increases..........................      5,300,546
                                                                             -------------
Projected benefit obligation...............................................     24,388,301
Plan assets at fair value..................................................     22,052,322
                                                                             -------------
Projected benefit obligation in excess of plan assets......................     (2,335,979)
Unrecognized prior service cost............................................        (32,672)
Unrecognized net gain......................................................        (60,338)
                                                                             -------------
Accrued pension costs......................................................  $  (2,428,989)
                                                                             -------------
                                                                             -------------

    The accrued pension costs at December 16, 1995 and December 31, 1996 attributed to the Company were $183,000 and $177,000, respectively.

    Upon being acquired by U.S. Office Products, the plan was terminated for the Company's plan participants and the net assets will be distributed for their benefit.

9. OTHER POSTRETIREMENT PLAN

    The Parent provides health care and life insurance benefits for eligible retired employees and their eligible dependents. The cost of these benefits was determined by application of actuarial assumptions and healthcare trend rates. Based on the actuarial valuations performed for the years ended December 17, 1994, December 16, 1995 and December 25, 1996, the total net periodic postretirement costs (benefit) allocated by the Parent to the Company were $10,000, $2,000 and $(1,000), respectively.

    The accrued other postretirement costs as of the years ended December 16, 1995 and December 25, 1996 attributed to the Company were $141,000 and $129,000, respectively.

    Upon being acquired by U.S. Office Products, the plan was terminated for the Company's plan participants and the net assets will be distributed for their benefit.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the fees and expenses payable by School Specialty in connection with the issuance and distribution of the securities. All of such expenses except the Securities and Exchange Commission registration fee are estimated:

SEC Registration............................................................  $   9,768
Nasdaq Listing Fee..........................................................  $   *
Legal Fees and Expenses.....................................................  $   *
Accounting Fees and Expenses................................................  $   *
Printing Fees and Expenses..................................................  $   *
Miscellaneous...............................................................  $   *
                                                                              ---------
    Total...................................................................  $   *

------------------------

* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Nine of School Specialty's Certificate of Incorporation provides that School Specialty shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article Eight of School Specialty's Certificate of Incorporation states that directors of School Specialty will not be liable to School Specialty or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to School Specialty or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

    Article IV of School Specialty's Bylaws provides that School Specialty shall indemnify its officers and directors (and those serving at the request of School Specialty as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of School Specialty as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of School Specialty, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to School Specialty unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Unless the Board of Directors of School Specialty otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by School Specialty in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by School Specialty.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See index to exhibits.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on May 4, 1998.



                                SCHOOL SPECIALTY, INC.

                                By:            /s/ DANIEL P. SPALDING
                                     -----------------------------------------
                                              Name: Daniel P. Spalding
                                           Title: Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                      CAPACITY                   DATE
------------------------------  ---------------------------  -------------------
    /s/ DANIEL P. SPALDING      Chief Executive Officer          May 4, 1998
------------------------------    (Principal Executive
      Daniel P. Spalding          Officer); Director
   /s/ DONALD J. NOSKOWIAK      Chief Financial Officer          May 4, 1998
------------------------------    (Principal Financial and
     Donald J. Noskowiak          Accounting Officer)

                                 EXHIBIT INDEX


EXHIBIT                                                  DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

   3.1***   Amended and Restated Certificate of Incorporation

   3.2***   Bylaws

   4.1***   Form of certificate representing shares of Common Stock

      5***  Opinion of Wilmer, Cutler & Pickering as to legality of securities being offered

8***        Tax opinion of Wilmer, Cutler & Pickering

   10.1***  Form of Distribution Agreement among U.S. Office Products Company, Workflow Management, Inc., Aztec
            Consulting, Inc., Navigant International, Inc., and School Specialty, Inc.

   10.2***  Form of Tax Allocation Agreement among U.S. Office Products Company, Workflow Management, Inc., Aztec
            Technology Partners, Inc., Navigant International, Inc., and School Specialty, Inc.

   10.3***  Tax Indemnification Agreement among Workflow Management, Inc., Aztec Technology Partners, Inc.,
            Navigant International, Inc., and School Specialty, Inc.

   10.4***  Employee Benefits Agreement among Workflow Management, Inc., Aztec Technology Partners, Inc., Navigant
            International, Inc., and School Specialty, Inc.

   10.5*    Employment Agreement dated April 29, 1996, between Daniel P. Spalding and School Specialty, Inc.

   10.6*    Employment Agreement dated July 26, 1996, between Donald Ray Pate, Jr. and The Re-Print Corp.

   10.7*    Employment Agreement dated June 27, 1997, between Richard H. Nagel and Sax Arts & Crafts, Inc.

   10.8***  Agreement dated as of January 13, 1998 between U.S. Office Products and Jonathan J. Ledecky.

     21***  Subsidiaries of Registrant

   23.1***  Consent of Wilmer, Cutler & Pickering contained in Exhibits 5 and 8 hereto

   23.2*    Consent of Price Waterhouse, LLP

   23.3*    Consent of Ernst & Young, LLP

   23.4*    Consent of BDO Siedman, LLP

   23.5*    Consent of Altschuler, Melvoin and Glasser LLP

   23.6*    Consent of Price Waterhouse, LLP

   23.7**   Consent of David J. Vander Zanden to be named as director

   23.8**   Consent of Jonathan J. Ledecky to be named as director

   23.9**   Consent of Leo C. McKenna to be named as director

   23.10**  Consent of Rochelle Lamm Wallach to be named as director

  27*       Financial data schedule

   99.1*    Valuation and Qualifying Accounts and Reserves Schedule


------------------------


  * Filed herewith



 ** Previously filed



*** To be filed by amendment.